     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 5, 2000


                                                      REGISTRATION NO. 333-32606

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------


                                AMENDMENT NO. 1
                                       TO
                                    FORM S-4


                             REGISTRATION STATEMENT

                                     UNDER

                           THE SECURITIES ACT OF 1933
                       ----------------------------------

                  INTERNATIONAL BUSINESS MACHINES CORPORATION

             (Exact Name of Registrant as Specified in its Charter)

           NEW YORK                                         3570                                        13-0871985
 (State or other jurisdiction                   (Primary Standard Industrial                         (I.R.S. Employer
              of                                Classification Code Number)                       Identification Number)
Incorporation or organization)

                                NEW ORCHARD ROAD
                             ARMONK, NEW YORK 10504
                                 (914) 499-1900
  (Address, Including Zip Code, and Telephone Number, including Area Code, of
                   Registrant's Principal Executive Offices)
                       ----------------------------------

                          LAWRENCE R. RICCIARDI, ESQ.
                    SENIOR VICE PRESIDENT & GENERAL COUNSEL
                  INTERNATIONAL BUSINESS MACHINES CORPORATION
                             ARMONK, NEW YORK 10504
                                 (914) 499-1900
 (Name, Address, including Zip Code, and Telephone Number, including Area Code, of Agent for Service)
                       ----------------------------------

                                   COPIES TO:

                             SCOTT A. BARSHAY, ESQ.
                            CRAVATH, SWAINE & MOORE
                       WORLDWIDE PLAZA, 825 EIGHTH AVENUE
                            NEW YORK, NEW YORK 10019
                                 (212) 474-1000

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF THE SECURITIES TO THE
PUBLIC: As soon as practicable after the registration statement becomes effective and all other conditions to the offer to purchase have been satisfied or waived.

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. / /
                       ----------------------------------

                        CALCULATION OF REGISTRATION FEE


                                                                  PROPOSED MAXIMUM     PROPOSED MAXIMUM
          TITLE OF EACH CLASS OF                 AMOUNT TO         OFFERING PRICE          AGGREGATE             AMOUNT OF
       SECURITIES TO BE REGISTERED           BE REGISTERED(1)         PER SHARE        OFFERING PRICE(2)   REGISTRATION FEE(3)(4)
Common Stock, par value $0.20 per share          1,860,120               N/A             $188,551,786           $49,777.67



(1) Based upon the maximum number of shares of IBM Common Stock to be issued in the merger, calculated as the product of (x) 15,000,000, the aggregate number of Class A Voting Shares and Class B Multiple Voting Shares of LGS Group Inc. on a fully diluted basis, and (y) 0.12, the exchange ratio of IBM Common Stock for each share of LGS Group Inc., based upon the per share purchase price to be paid for shares of LGS Group Inc. and the average trading price of IBM Common Stock on March 10, 2000.


(2) The proposed maximum aggregate offering price has been estimated solely for purposes of calculating the registration fee required by Section 6(b) of the Securities Act and calculated pursuant to Rule 457(f) under the Securities Act. Pursuant to Rule 457(f)(1) under the Securities Act, the proposed maximum aggregate offering price was calculated in accordance with Rule 457(c) under the Securities Act as: (a) C$18.375, the average of the high and low sales prices per share of LGS Group Class A Subordinate Voting Shares on the Toronto Stock Exchange as reported on March 10, 2000, multiplied by (b) 15,000,000, the aggregate number of shares of LGS Group on a fully diluted basis, which is converted into U.S. dollars based upon the noon spot exchange rate of 1.4618 as reported by the Bank of Canada on such date.


(3) $37,710 of the registration fee was previously paid in connection with the filing of a Schedule 14D-1F by IBM Acquisition Inc. and IBM Acquisition II L.L.C., filed with the Commission on March 15, 2000. Pursuant to Rule 457(b), this amount is not remitted herewith, and only the balance of 12,067.67 is required to be paid in connection with the filing of this Registration Statement.



(4) This amount was previously paid on March 15, 2000.


--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND WE ARE NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                                     [LOGO]

                               OFFERS TO PURCHASE
          all of the outstanding Class A Subordinate Voting Shares and all of the outstanding Class B Multiple Voting Shares
                                       of
                                 LGS GROUP INC.
                             FOR C$19.00 PER SHARE
                              as described herein
                                       by

                              IBM ACQUISITION INC.
                                      AND
                           IBM ACQUISITION II L.L.C.

IBM Acquisition Inc. and IBM Acquisition II L.L.C. are hereby offering to purchase all of the issued and outstanding Class A Subordinate Voting Shares and all of the issued and outstanding Class B Multiple Voting Shares of LGS Group for a per share purchase price equal to C$19.00. The Offers will be open for acceptance until 5:00 p.m., Toronto time, on April 5, 2000 (expiry time) unless withdrawn or extended.

ON FEBRUARY 15, 2000, MR. RAYMOND LAFONTAINE, MR. ANDRE GAUTHIER, 115523
CANADA INC. AND 115525 CANADA INC. ENTERED INTO A SUPPORT AGREEMENT WITH IBM CANADA PURSUANT TO WHICH THEY AGREED TO DEPOSIT UNDER THE OFFERS ALL LGS SHARES HELD BY THEM. THESE SHARES REPRESENT APPROXIMATELY 3.05% OF THE OUTSTANDING LGS CLASS A SHARES AND 100% OF THE OUTSTANDING LGS CLASS B SHARES (2.57% AND 100% ON A FULLY-DILUTED BASIS).


If you are a resident of Canada you can elect to receive the purchase price in the form of cash or exchangeable shares of IBM Acquisition Inc. If you are not a resident of Canada you can receive the purchase price in the form of cash or shares of common stock of IBM. If you deposit your shares but make no election you will be deemed to have elected to receive the purchase price in cash. The number of exchangeable shares or shares of IBM common stock to be issued for each LGS share will be calculated by dividing the US dollar equivalent of the purchase price by the average closing price of a share of IBM Common Stock on the New York Stock Exchange for the ten trading days ending immediately prior to the date on which we first take up and pay for shares under the Offers. The US dollar equivalent will be determined by reference to the noon spot rate established by the Bank of Canada for the conversion of Canadian dollars into US dollars on the business day preceding the Payment Date.


Our obligation to take-up and pay for LGS shares is subject to a number of conditions listed under "Offers to Purchase--Conditions of the Offers." IBM common stock trades on the New York Stock Exchange, the Chicago Stock Exchange and the Pacific Stock Exchange under the symbol "IBM". The LGS Class A Subordinate Voting Shares trade on NASDAQ under the symbol "LGSA".

SEE "RISK FACTORS" BEGINNING ON PAGE 10 FOR A DISCUSSION OF CERTAIN FACTORS THAT YOU SHOULD CONSIDER IN CONNECTION WITH OF THE OFFERS.


NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


THE EXCHANGEABLE SHARES DESCRIBED IN THIS TAKE-OVER BID CIRCULAR HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "US SECURITIES ACT"), AND MAY NOT BE OFFERED OR SOLD IN THE UNITED STATES OR TO US PERSONS UNLESS REGISTERED UNDER THE US SECURITIES ACT OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE US SECURITIES ACT IS AVAILABLE. HEDGING TRANSACTIONS INVOLVING THESE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE US SECURITIES ACT.

                    The Dealer Managers for the Offers are:
                      ------------------------------------

                   IN CANADA                                  IN THE UNITED STATES
           CIBC WORLD MARKETS INC.                          CIBC WORLD MARKETS CORP.


April 5, 2000

              QUESTIONS AND ANSWERS ABOUT THE PROPOSED COMBINATION

Q:  WHAT ARE IBM ACQUISITION AND IBM AQUISITION II PROPOSING?

A: The offerors are offering to purchase all the outstanding Class A Subordinate Voting Shares and Class B Multiple Voting Shares of LGS Group.

Q:  WHAT WILL I RECEIVE FOR MY LGS GROUP SHARES?


A: If you are a Canadian resident, you will have the right to receive C$19.00 in cash or, if you so elect, a fraction of an exchangeable share of IBM Acquisition Inc. If you are not a Canadian resident, you will have the right to receive $19.00 in cash or, if you so elect, a fraction of a share of IBM common stock. The fraction of an exchangeable share and the fraction of a share of IBM Common Stock issued pursuant to the offers will each be determined by dividing the US dollar equivalent of C$19.00 by the average closing price of IBM Common Stock on the New York Stock Exchange for the ten trading days ending immediately prior to the date on which IBM Acquisition and IBM Acquisition II first takes up and pays for shares under the offers.


Q:  WHAT IS THE TIMING OF THE OFFERS?

A: You may accept the offer until 5:00 p.m., Toronto time, on April 5, 2000, unless withdrawn or extended.

Q:  HOW DO I PARTICIPATE IN THE OFFERS?

A:  To deposit your shares, you should do the following:

    - For you to validly accept the offer you must deposit the certificate or certificates representing your shares, together with the letter of acceptance and transmittal properly completed and duly executed, on or before April 5, 2000, the date on which the offers expire, at the offices of CIBC Mellon Trust Company in accordance with the instructions in the letter of acceptance and transmittal.

    - If your shares are held in the name of a nominee, you should request a broker, dealer, bank, trust company or other nominee to effect the transaction for you.

    - For more information on the timing of the offer, extension of the offer period and your rights to withdraw your shares from the offer before the expiration date, please refer to "The Offers" beginning on page 17.

Q:  WHAT ARE THE CONDITIONS TO THE OFFERS?

A:  The offers are subject to several conditions, including:

    - 66 2/3% of the Class A Shares, on a fully diluted basis, having been tendered and not withdrawn

    - 100% of the Class B Shares, on a fully diluted basis, having been tendered and not withdrawn

    - waiting periods under the applicable antitrust and merger approval laws having expired or been terminated

    -   there having been no material adverse change in the business of LGS
        Group.

Q:  WHERE CAN I FIND MORE INFORMATION ABOUT IBM AND LGS GROUP?

A: You can find more information about IBM and under "Further Information About IBM" on page 30 and you can find more information about LGS under "Further Information About LGS" on page 35.

Q:  WHAT SHOULD I DO IF I HAVE MORE QUESTIONS?

A: If you have more questions about the offer or the proposed combination of IBM and LGS Group, please call our information agent, ChaseMellon Consulting Services L.L.C., at 1-877-698-6869.

               SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS


    Forward looking and Cautionary Statements: Certain statements contained in this document may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 ("Reform Act"). The company may also make forward-looking statements in other reports filed with the Securities and Exchange Commission, in materials delivered to stockholders and in press releases. Forward-looking statements provide current expectations of future events based on certain assumptions and include any statement that does not directly relate to any historical or current fact. Words such as "anticipates," "believes," "expects," "estimates," "intends," "plans," "projects," and similar expressions, may identify such forward-looking statements. In accordance with the Reform Act, set forth under "Risk
Factors -- Risk Factors Related to an Investment in IBM Common Stock or in Exchangeable Shares" on p. 11 are cautionary statements that accompany those forward-looking statements. You should carefully review these cautionary statements as they identify certain important factors that could cause actual results to differ materially from those in the forward-looking statements and from historical trends. Those statements are not exclusive and are in addition to other factors discussed elsewhere in this document, in the company's filings with the Securities and Exchange Commission or in materials incorporated therein by reference.

                               TABLE OF CONTENTS


                                          PAGE
                                        --------
SUMMARY...............................         1
RISK FACTORS..........................        11
DEFINITIONS...........................        14
EXCHANGE RATES OF CANADIAN
  AND US DOLLARS......................        19
OFFERS TO PURCHASE....................        20
 1.  The Offers.......................        20
 2.  Manner and Time of Acceptance....        21
 3.  Procedure for Guaranteed
     Delivery.........................        22
 4.  Extension and Variation of
     the Offers.......................        22
 5.  Conditions of the Offers.........        23
 6.  Right to Withdraw Deposited
     Shares...........................        26
 7.  Take up and Payment for
     Deposited Shares.................        27
 8.  General..........................        27
 9.  Return of Deposited Shares.......        29
10.  Mail Service Interruption........        29
11.  Dividends and Distributions;
     Liens............................        30
12.  Notice and Delivery..............        30
13.  Market Purchases during
     the Offer........................        31
14.  Other Terms of the Offer.........        31
OFFERING CIRCULAR.....................        33
 1.  Risk Factors.....................        33
 2.  IBM Corporate Structure..........        34
 3.  IBM Corporation..................        35
 4.  IBM Canada Limited...............        37
 5.  The Offerors.....................        37
 6.  LGS Group Inc....................        39
 7.  Exchangeable Share Terms.........        42
 8.  Background to and Reasons for
     the Offers.......................        48
 9.  Purpose of the Offers and Plans
     for the Corporation..............        51
10.  Acquisition of Shares Not
     Deposited........................        51
11.  Comparison of Shareholder
     Rights...........................        55
12.  Source of Funds for Payment......        62



                                          PAGE
                                        --------
13.  Beneficial Ownership of and
     Trading in Shares of LGS.........        63
14.  Price Ranges and Volume of
     Trading of Shares................        63
15.  Effect of the Offers on Markets
     for Shares and Stock
     Exchange Listings................        64
16.  Commitments to Acquire
     Securities.......................        64
17.  Arrangements, Agreements or
     Understandings...................        64
18.  Regulatory Matters...............        65
19.  Canadian Federal Income Tax
     Considerations...................        66
20.  United States Federal Income Tax
     Considerations...................        73
21.  Previous Distributions, Sales
     and Purchases....................        76
22.  Material Change and Other
     Information......................        76
23.  Eligibility for Investment
     in Canada........................        77
24.  Depositary Arrangements..........        78
25.  US Forwarding Agent and US
     Information Agent................        78
26.  Dealer Managers and Soliciting
     Dealer Group.....................        78
27.  Legal Matters....................        79
28.  Experts..........................        79
29.  Directors' Approval..............        79
30.  Offerees' Statutory Rights.......        79
CONSENT OF OSLER, HOSKIN &
  HARCOURT LLP........................        80
CONSENT OF CHARTERED
  ACCOUNTANTS.........................        81
APPROVAL AND CERTIFICATE..............        85
ANNEX A INFORMATION
          CONCERNING
          ACQUISITIONCO...............       A-1
ANNEX B INFORMATION
          CONCERNING US BUYCO.........       B-1

                          NOTICE TO U.S. SHAREHOLDERS

    This document incorporates important business and financial information about IBM that is not included in or delivered with this document. That information is available without charge to you upon written or oral request. You must address your request to Investor Relations, International Business Machines Corporation, New Orchard Road, Armonk, NY 10504, telephone 1-800-426-4968 or to IBM Canada Limited, 3600 Steeles Avenue East, Markham, Ontario L5R 9Z7,
Attention: Ms Judy McAdam, Telephone 1-800-426-4968. To obtain timely delivery, you must request the information no later than March 24, 2000.

    This document incorporates important business and financial information about LGS Group that is not included in or delivered with this document. That information is filed with the Securities and Exchange Commission and you may read and copy this information at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.

    THE TENDER OFFERS DESCRIBED HEREIN ARE MADE FOR THE SECURITIES OF A FOREIGN ISSUER AND WHILE SUCH OFFERS ARE SUBJECT TO THE DISCLOSURE REQUIREMENTS OF THE COUNTRY IN WHICH THE SUBJECT COMPANY IS INCORPORATED OR ORGANIZED, INVESTORS SHOULD BE AWARE THAT THESE REQUIREMENTS ARE DIFFERENT FROM THOSE OF THE UNITED STATES. THE FINANCIAL STATEMENTS OF LGS INCLUDED HEREIN HAVE BEEN PREPARED IN ACCORDANCE WITH CANADIAN GENERALLY ACCEPTED ACCOUNTING PRINCIPLES AND THUS MAY NOT BE COMPARABLE TO FINANCIAL STATEMENTS OF UNITED STATES COMPANIES.

    THE ENFORCEMENT BY INVESTORS OF CIVIL LIABILITIES UNDER THE FEDERAL SECURITIES LAWS MAY BE AFFECTED ADVERSELY BY THE FACT THAT THE SUBJECT COMPANY IS LOCATED IN A FOREIGN COUNTRY AND THAT SOME OR ALL OF ITS OFFICERS AND DIRECTORS ARE RESIDENTS OF A FOREIGN COUNTRY.

    INVESTORS SHOULD BE AWARE THAT THE OFFERORS OR THEIR AFFILIATES, DIRECTLY OR INDIRECTLY, MAY BID FOR OR MAKE PURCHASES OF SECURITIES OF THE SUBJECT COMPANY THAT ARE THE SUBJECT OF THE TENDER OFFERS (OR RELATED SECURITIES OF THE SUBJECT COMPANY), OR OF THE OFFERORS' SECURITIES TO BE DISTRIBUTED (OR OF THE OFFERORS' RELATED SECURITIES), DURING THE PERIOD OF THE TENDER OFFERS, AS PERMITTED BY APPLICABLE CANADIAN LAWS OR PROVINCIAL LAWS OR REGULATIONS.

    THE FOLLOWING IS A SUMMARY OF CERTAIN PROVISIONS OF THE OFFERS TO PURCHASE AND CIRCULAR AND IS QUALIFIED IN ITS ENTIRETY BY THE CONTENTS OF THE OFFERS TO PURCHASE AND CIRCULAR. THIS DOCUMENT MAY NOT CONTAIN ALL THE INFORMATION THAT IS IMPORTANT TO YOU. TO BETTER UNDERSTAND THE OFFERS, YOU SHOULD READ THIS ENTIRE DOCUMENT CAREFULLY, AS WELL AS THE ADDITIONAL DOCUMENTS TO WHICH WE REFER YOU. SEE "FURTHER INFORMATION ABOUT IBM" AT PAGE 30, AND "FURTHER INFORMATION ABOUT LGS" AT PAGE 35.

                                    SUMMARY

THE OFFERS

    OPTIONS RELATING TO THE PURCHASE PRICE

    IBM Acquisition Inc. and IBM Acquisition II L.L.C. (collectively, the Offeror) are offering to purchase, upon the respective terms and subject to the respective conditions described herein, (i) all of the issued and outstanding Class A Shares and (ii) all of the issued and outstanding Class B Shares of LGS Group Inc., for a per share purchase price of C$19.00.

    LGS shareholders who are residents of Canada can elect to receive the purchase price in the form of cash or exchangeable shares of IBM Acquisition. Shareholders who elect to receive the purchase price in the form of exchangeable shares will also receive certain ancillary rights related to the exchangeable shares. Shareholders of LGS who are not residents of Canada can elect to receive the purchase price in the form of cash (in which case such LGS shareholders will receive the US dollar equivalent of the purchase price) or in the form of shares of common stock of IBM. Shareholders who make no election will be deemed to have elected to receive cash. The fraction of an exchangeable share and the fraction of a share of IBM common stock issued in the offers for each LGS share will be calculated by dividing the US dollar equivalent of the purchase price by the average closing price of a share of IBM common stock on the New York Stock Exchange for the ten trading days ending immediately prior to the date on which the Offeror first takes up and pays for shares under the offers. The US dollar equivalent will be determined by reference to the noon spot rate established by the Bank of Canada for the conversion of Canadian dollars into US dollars on the business day preceding such date.

    No fractional exchangeable shares or shares of IBM common stock will be issued in the offers and shareholders who elect one of the share options will receive cash in lieu of any fractional share which would otherwise be issued.

    TIMING OF THE OFFERS

    You may accept the offers until 5:00 p.m., Toronto time, on April 5, 2000, unless withdrawn or extended.

    CONDITIONS OF THE OFFER FOR CLASS B SHARES

    The Offeror's obligation to consummate the offer for Class B Shares is subject to various conditions described under Section 5(a) of the Offers to Purchase -- "Conditions of the Offers", including:

    - 66 2/3% of the Class A Shares, on a fully-diluted basis, excluding those Class A Shares held by persons whose shares cannot be voted as part of a "minority" in any subsequent acquisition transaction pursuant to the policies of the Ontario Securities Commission and the Commission des valeurs mobilieres du Quebec, having been tendered and not withdrawn

    - 100% of the Class B Shares, on a fully diluted basis, having been tendered and not withdrawn

    - the waiting periods under applicable antitrust and merger approval laws having expired or been terminated

    - the shares of IBM common stock to be issued in the offers or to be issued upon the exchange of exchangeable shares having been approved for listing on the New York Stock Exchange

    - there being no pending or threatened litigation seeking to prevent the purchase of all the LGS shares or prohibiting or materially limiting IBM Canada or its affiliates from effectively controlling LGS

    - there having been no material adverse change in the business of LGS

    - all outstanding options, warrants or other rights to acquire any LGS shares having been exercised or terminated.

    CONDITIONS OF THE OFFER FOR CLASS A SHARES

    The Offeror's obligation to consummate the offer for Class A Shares is subject to the condition that the Offeror shall have taken up and paid for the Class B Shares under the offer to purchase Class B Shares.

MANNER AND TIME OF ACCEPTANCE

    For you to validly accept either offer you must deposit the certificate or certificates representing your shares, together with the letter of acceptance and transmittal (printed on yellow paper) or a facsimile thereof, properly completed and duly executed, on or before April 5, 2000, the date on which the offers expire, at one of the offices of CIBC Mellon Trust Company specified in the letter of acceptance and transmittal, in accordance with the instructions in the letter of acceptance and transmittal. If your shares are held in the name of a nominee, you should request the broker, dealer, bank, trust company or other nominee to effect the transaction for you. If you wish to accept either offer but your LGS shares are not immediately available, you may validly accept that offer by following the procedures for guaranteed delivery set forth in the notice of guaranteed delivery (printed on blue paper).

    Any holder of options, warrants, rights or other entitlements to acquire LGS shares who wishes to accept either offer must, to the extent permitted, exercise such rights in order to obtain certificates representing shares and deposit those shares in accordance with the applicable offer. See Section 3 of the Offers to Purchase -- "Procedure for Guaranteed Delivery".

PAYMENT FOR DEPOSITED SHARES

    Subject to the terms and conditions of the offers, the Offeror will take up and pay for LGS shares validly deposited under the offers and not withdrawn within all time periods prescribed by applicable securities laws. Any LGS shares deposited under the offers after the first date on which LGS shares have been taken up and paid for by the Offeror will be taken up and paid for within ten days of that deposit. See Section 7 of the Offers to Purchase -- "Take up and Payment for Deposited Shares".

RIGHT TO WITHDRAW DEPOSITED SHARES

    All deposits of LGS shares pursuant to the offers are irrevocable except that deposited shares may be withdrawn at any time before April 5, 2000, the date on which the offers expire, and at any time after April 29, 2000, if the shares deposited under the relevant offer have not then been taken up and paid for by the Offeror. See Section 6 of the Offers to Purchase -- "Right to Withdraw Deposited Shares".

PURPOSE OF THE OFFERS AND PLANS FOR LGS

    The purpose of the offers is to enable the Offeror to acquire all of the outstanding LGS shares. If the offers are completed, the Offeror intends to acquire any LGS shares not purchased in the offers by means of a compulsory acquisition or subsequent acquisition transaction. If permitted by applicable law, after the completion of the offers or any compulsory acquisition or subsequent acquisition transaction, the Offeror intends to delist the Class A Shares from the TSE and NASDAQ and to cause LGS to cease to be a reporting issuer under applicable Canadian and US securities laws. See Section 9 of the Circular -- "Purpose of the Offers and Plans for the Corporation".

    Following the completion of the offers, IBM Canada intends to conduct a review of LGS' service offerings and business strategy with a view to determining how best to combine the operations of LGS with those of IBM Canada. The Offeror believes that the acquisition of LGS is consistent with IBM's established acquisition criteria and will further IBM's goal of providing a more comprehensive offering of services to its customers and to expand its client base.

ACQUISITION OF SHARES NOT DEPOSITED

    COMPULSORY ACQUISITION

    If, within 120 days after the date of this document, each of the offers has been accepted by the holders of not less than 90% of the applicable LGS shares, other than the shares held on the date hereof by or on behalf of the Offeror and its affiliates and associates (as such terms are defined in the CANADA BUSINESS CORPORATIONS ACT), and the deposited LGS shares have been taken up and paid for by the Offeror, the Offeror intends to effect a compulsory acquisition under the CBCA and acquire the remaining LGS shares of the relevant class, on the terms on which the shares were acquired under the offers.

    SUBSEQUENT ACQUISITION TRANSACTION

    If, for any reason, a compulsory acquisition is not pursued, the Offeror intends to acquire the remaining LGS shares through a subsequent acquisition transaction, on terms that the Offeror at the time believes to be fair to LGS and its remaining shareholders. In order to complete a subsequent acquisition transaction, the Offeror may seek to cause a special meeting of shareholders of LGS to be called to consider an amalgamation, statutory arrangement, or other transaction which would result in the Offeror acquiring all of the shares not acquired under the offers. If the minimum tender conditions under the offers are satisfied, the Offeror will have acquired sufficient shares to carry out the acquisition of all of the remaining shares in any such amalgamation, statutory arrangement or other transaction.

    DISSENT RIGHTS

    Shareholders of LGS may have the right to dissent under the CBCA with respect to any compulsory acquisition or subsequent acquisition transaction and to be paid the fair value for their shares, with such fair value to be determined by a court.

REGULATORY MATTERS

    COMPETITION ACT (CANADA)

    Under the COMPETITION ACT (Canada), the Canadian Competition Tribunal can make an order to, among other things, prohibit a merger transaction from being completed or order dissolution of a merger within three years following its completion. The transaction contemplated by the offers is subject to the pre-notification requirements of this Act and hence cannot be completed prior to the expiry of the applicable "waiting period" on March 23, 2000.

HART-SCOTT-RODINO ACT

    IBM Acquisition and IBM Acquisition II have determined that no filings are required under the United States antitrust laws in connection with the purchase of the shares deposited in the offers.

THE COMPANIES

    IBM

    IBM is a leading developer, manufacturer and supplier of advanced information processing products, including computers and microelectronic technology, software, networking systems and information technology-related services. IBM was incorporated under the laws of the State of New York on June 15, 1911 as the Computing-Tabulating-Recording Co. (C-T-R), a consolidation of the Computing Scale Co. of America, The Tabulating Machine Co., and The International Time Recording Co. of New York. In 1924, C-T-R adopted the name International Business Machines Corporation.

    IBM is in the business of providing customer solutions through the use of advanced information technology. IBM operates primarily in a single industry utilizing several segments that create value by offering a variety of solutions that include, either singularly or in some combination, technologies, systems, products, services, software and financing. IBM employs over 300,000 persons in more than 150 countries worldwide.

    IBM offers its products through its global sales and distribution organization. The sales and distribution organization has both a geographic focus (in the Americas, Europe/Middle East/Africa, and Asia Pacific) and a specialized and global industry focus. In addition, this organization includes a global sales and distribution force devoted exclusively to small and medium size businesses. IBM also offers its products through a variety of third party distributors and resellers, as well as through its on-line channels.

    Through its Global Services segment, IBM provides its customers with services that include business and information technology consulting, business transformational services, e-business services and full scope services such as strategic outsourcing.

    IBM's principal office is located at New Orchard Road, Armonk, NY 10504, telephone number 1-914-499-1900.

    IBM ACQUISITION INC.

    IBM Acquisition is a wholly-owned, indirect subsidiary of IBM. IBM Acquisition was incorporated under the CBCA on March 10, 2000 for the purpose of making the offers described in this document. IBM Acquisition has no material assets or liabilities and no operating history. IBM Acquisition's registered and principal executive office is located at 3600 Steeles Avenue East, Markham, Ontario, L3R 9Z7, telephone number 1-800-426-4968.

    IBM ACQUISITION II

    IBM Acquisition II is a wholly-owned, special purpose subsidiary of IBM. IBM Acquisition II was formed as a limited liability company under the laws of Delaware on March 14, 2000 for the purposes of making the offers described in this document. IBM Acquisition II has no material assets and no operating history. IBM Acquisition II's registered and principal executive office is located at New Orchard Road, Armonk, NY 10504, telephone number 1-800-426-4968.

    LGS GROUP INC.

    LGS is a corporation existing under the laws of Canada. LGS provides a diverse suite of information technology and management consulting services including application development and implementation, business transformation services and technology consulting services. The registered head office of LGS is located at 1155 Metcalfe Street, 12(th) Floor, Montreal, Quebec H3B 2V6, telephone number 1-514-392-9193.

SUPPORT AGREEMENT

    On February 15, 2000, Mr. Raymond Lafontaine, Mr. Andre Gauthier, 115523 Canada Inc. and 115525 Canada Inc., the principal shareholders of LGS, entered into a support agreement with IBM Canada. Under the support agreement, the principal shareholders have agreed to deposit under the offers all of their shares of LGS, representing approximately 3.05% of the outstanding Class A Shares and 100% of the outstanding Class B Shares (2.57% and 100% on a fully-diluted basis). See Section 8 of the Circular -- "Background to and Reasons for the Offers -- Support Agreement".

RETENTION AGREEMENTS WITH CERTAIN KEY EXECUTIVES

    Messrs. Lafontaine and Gauthier have agreed in the support agreement described above to enter into retention agreements with IBM Canada on terms described in a schedule to that agreement. Pursuant to those agreements, IBM Canada or LGS will make certain cash payments to Lafontaine and Gauthier in order to promote and encourage their continued employment with LGS or one of its affiliates. The aggregate amount of the payments made to Lafontaine and Gauthier under the retention agreements will be based on such person's 1999 compensation including salary and bonus. The cash payments will be made over a two-year period and will be dependent on continued employment as well as the attainment of certain business objectives. The retention agreements will contain non-competition and non-solicitation restrictions of Lafontaine and Gauthier. The retention agreements to be entered into with Messrs. Lafontaine and Gauthier will also provide for the granting of certain IBM stock options, in addition to the cash payments referred to above. The terms of the retention agreements fall within the range of programs employed by IBM in numerous prior acquisitions.

    IBM Canada intends to enter into similar retention agreements with certain other senior executives and key employees of LGS.

    See Section 17 of the Circular -- "Arrangements, Agreements or Understandings -- Retention Agreements".

TERMS OF THE EXCHANGEABLE SHARES

    Each exchangeable share will be exchangeable, at any time at the option of the holder, for one share of IBM common stock plus an amount in cash equal to all declared but unpaid dividends on the exchangeable share.

DIVIDENDS

    Holders of exchangeable shares will be entitled to receive dividends which are equivalent to those which are paid on the IBM common stock. IBM has agreed that on each occasion on which it pays dividends on its common stock, it will take all necessary steps to cause IBM Acquisition to pay equivalent dividends on the exchangeable shares. Holders of exchangeable shares will also be entitled to participate in any liquidation of IBM on the same basis as holders of IBM common stock.

EXCHANGE RIGHTS

    A holder of exchangeable shares may, at any time, require IBM Acquisition to redeem such holder's exchangeable shares in exchange for an equivalent number of shares of IBM common stock plus an amount of cash equal to all declared but unpaid dividends on the exchangeable shares. If IBM Acquisition receives a request for redemption, it will notify IBM and 3040696 Nova Scotia Company who will be entitled to purchase the exchangeable shares from the holder for an equivalent number of shares of IBM common stock plus an amount in cash equal to all declared but unpaid dividends on the exchangeable shares. If this right is not exercised, IBM Acquisition is required to effect the requested redemption, unless the shareholder withdraws its request for redemption.

REDEMPTION

    Beginning on the tenth anniversary of the issuance of the exchangeable shares, IBM Acquisition may redeem all outstanding exchangeable shares in exchange for an equivalent number of shares of IBM common stock plus an amount in cash equal to all declared but unpaid dividends on the exchangeable shares. IBM Acquisition will also have the right, exercisable at any time, to redeem all of the outstanding exchangeable shares on the same terms if there are fewer than 170,000 exchangeable shares outstanding. In either case, each of IBM and 3040696 Nova Scotia Company will have the overriding right to purchase the outstanding exchangeable shares for an equivalent number of shares of IBM common stock plus an amount in cash equal to all declared but unpaid dividends on the exchangeable shares on the last business day prior to the relevant redemption date. If either IBM or 3040696 Nova Scotia Company exercises such right, IBM Acquisition's right to redeem the exchangeable shares on the relevant redemption date will terminate. See Section 7 of the Circular -- "Exchangeable Share Terms".

TRADEABILITY AND TAX IMPLICATIONS

    THE EXCHANGEABLE SHARES ARE NOT, AND WILL NOT BE, LISTED OR POSTED FOR TRADING ON ANY RECOGNIZED STOCK EXCHANGE OR QUOTATION SYSTEM. THE EXCHANGEABLE SHARES ARE DESIGNED TO PROVIDE AN OPPORTUNITY FOR CANADIAN RESIDENTS TO ACHIEVE A CANADIAN TAX DEFERRAL IN CERTAIN CIRCUMSTANCES.

    The IBM common stock is listed on the New York Stock Exchange, the Chicago Stock Exchange and the Pacific Stock Exchange and trades under the symbol "IBM".

ELIGIBILITY FOR INVESTMENT

    The exchangeable shares will not be qualified investments under the INCOME TAX ACT (Canada) for trusts governed by registered retirement savings plans ("RRSPs"), registered retirement income plans ("RRIFs"), deferred profit sharing plans ("DPSPs") or registered education savings plans ("RESPs"). The exchangeable shares will be foreign property under the INCOME TAX ACT (Canada) for trusts governed by registered pension plans, RRSPs, RRIFs or DPSPs, and for certain other tax-exempt persons to whom Part XI of the INCOME TAX ACT (Canada) is applicable, although the cost amount of the exchangeable shares will not generally be included in determining the amount of such persons' excess foreign property subject to Part XI tax.

    ADVERSE TAX CONSEQUENCES WILL GENERALLY ARISE AS A RESULT OF THE ACQUISITION OF A NON-QUALIFIED INVESTMENT BY A TRUST GOVERNED BY AN RRSP, RRIF, DPSP OR RESP. SHAREHOLDERS WHO ARE REGISTERED PENSION PLANS OR WHO WILL HOLD THEIR EXCHANGEABLE SHARES THROUGH A RRSP, RRIF, DPSP OR RESP SHOULD CONSULT THEIR OWN TAX ADVISORS FOR ADVICE HAVING REGARD TO THEIR PARTICULAR CIRCUMSTANCES. For further information concerning the eligibility for investment of the exchangeable shares, see Section 23 of the Circular -- "Eligibility for Investment in Canada".

CANADIAN FEDERAL INCOME TAX CONSIDERATIONS

    SHAREHOLDERS OF LGS SHOULD READ CAREFULLY THE INFORMATION UNDER "CANADIAN FEDERAL INCOME TAX CONSIDERATIONS" WHICH QUALIFIES THE INFORMATION SET OUT BELOW.

    The sale of shares of LGS to the Offeror by Canadian shareholders of LGS who elect, or are deemed to have elected, to receive cash will be a taxable transaction for such shareholders.

    Canadian shareholders of LGS who elect to receive exchangeable shares and the related ancillary rights and who would generally otherwise be subject to Canadian tax on the exchange of their shares of LGS for exchangeable shares and the related ancillary rights may obtain a full or partial deferral of such tax by making a joint election under the INCOME TAX ACT (Canada).

    IN ORDER TO OBTAIN THE DEFERRAL DISCUSSED IN THE PRECEDING PARAGRAPH, SUCH LGS SHAREHOLDERS MUST MAKE AN INCOME TAX ELECTION WITH IBM ACQUISITION PURSUANT TO SUBSECTION 85(1) OR SUBSECTION 85(2) OF THE INCOME TAX ACT (CANADA), AS APPLICABLE, BY PROVIDING TO IBM ACQUISITION A COMPLETED TAX ELECTION FILING PACKAGE, INCLUDING TWO DULY COMPLETED AND SIGNED COPIES OF THE NECESSARY ELECTION FORM, WITHIN 90 DAYS FOLLOWING THE DATE OF THE EXCHANGE. SEE
SECTION 19 OF THE CIRCULAR -- "CANADIAN FEDERAL INCOME TAX CONSIDERATIONS".

    The exchange of exchangeable shares for shares of common stock of IBM will be a taxable transaction for Canadian shareholders.

    Non-Canadian shareholders of LGS will not generally be subject to Canadian income tax on the sale of shares to the Offeror for cash or IBM common stock.

UNITED STATES INCOME TAX CONSIDERATIONS

    SHAREHOLDERS OF LGS SHOULD READ CAREFULLY THE INFORMATION UNDER "UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS" WHICH QUALIFIES THE INFORMATION SET OUT BELOW.

    The receipt of cash or IBM common stock by a United States shareholder of LGS will be a taxable transaction for United States federal income tax purposes. See Section 20 of the Circular -- "United States Federal Income Tax Considerations -- US Holders -- Receipt of Cash or IBM Common Stock".


    Non-United States shareholders generally will not be subject to United States federal income tax on the receipt of cash or IBM common stock or exchangeable shares. See Section 20 of the Circular--United States Federal Income Tax Considerations--Non-US Holders--Receipt of Cash or IBM Common Stock or Exchangeable Shares".


    No statutory, judicial or administrative authority exists that directly addresses the United States federal income tax consequences to non-United States holders of owning the exchangeable shares. Because of the risk that the exchangeable shares will be considered equity of IBM for United States federal income tax purposes, IBM Acquisition or its paying agent will withhold 30% of any dividends paid with respect to the exchangeable shares, unless the holder of such exchangeable shares is eligible for a reduced treaty rate. See Section 20 of the Circular -- "United States Federal Income Tax Considerations -- Non-US Holders -- Dividends on Exchangeable Shares".

STOCK EXCHANGE LISTINGS

    The outstanding shares of IBM common stock are quoted on the New York Stock Exchange, the Chicago Stock Exchange and the Pacific Stock Exchange. The shares of IBM common stock to be issued upon the exchange of the exchangeable shares will be approved for listing on the New York Stock Exchange, the Chicago Stock Exchange and the Pacific Stock Exchange prior to the completion of the offers.

RISK FACTORS


    For a discussion of risk factors to be considered by shareholders of LGS in evaluating whether to accept the offers, see page 11.


COMPARATIVE MARKET PRICE DATA

    On February 15, 2000, IBM Canada announced that it had entered into a support agreement pursuant to which Mr. Raymond Lafontaine, Mr. Andre Gauthier, 115523 Canada Inc. and 115525 Canada Inc. agreed to deposit all their shares of LGS pursuant to the offers. The following table shows the closing prices for the Class A Shares on the TSE and NASDAQ and the closing prices for the IBM common stock on the New York Stock Exchange for each of the dates indicated:


                                                       LGS CLASS A       LGS CLASS A           IBM COMMON
                                                           TSE              NASDAQ                NYSE
                                                       ------------   ------------------   -------------------
February 14, 2000....................................     C$16.05     US$11 7/16(ths)      US$116 1/16(ths)
February 15, 2000....................................     C$18.60     US$12 7/8(ths)       US$117 1/8(ths)
April 4, 2000........................................     C$18.90     US$13.06             US$121 3/16(ths)


    The last trade of Class A Shares on NASDAQ was completed on March 13, 2000.

DEPOSITARY

    CIBC Mellon Trust Company is acting as depositary under the offers. CIBC Mellon Trust Company will receive deposits of Class A Shares and Class B Shares and accompanying documentation at the offices specified in the letter of acceptance and transmittal. CIBC Mellon Trust Company will also be responsible for giving notices, if required, and for making payment for all Class A Shares and Class B Shares purchased by the Offeror under the offers.

DEALER MANAGERS

    CIBC World Markets Inc. has been retained to act as financial advisor to IBM in connection with the acquisition of LGS. CIBC World Markets Inc. has been appointed to act as the dealer manager of the offers in Canada and will form a soliciting dealer group comprised of members of the Investment Dealers Association of Canada and members of Canadian stock exchanges to solicit acceptances in Canada of the offers. CIBC World Markets Corp. has been appointed to act as the dealer manager in the United States to solicit acceptances of the offers in such country.

    No brokerage fees or commissions will be payable by any shareholder who deposits Class A Shares or Class B Shares directly with CIBC Mellon Trust Company or the US forwarding agent or who uses the services of a dealer manager or a member of the soliciting dealer group to accept an offer.

US INFORMATION AGENT AND DOCUMENT FORWARDING AGENT

    IBM Acquisition has retained ChaseMellon Consulting Services L.L.C. to act as the US information agent and ChaseMellon Shareholder Services L.L.C. to act as US forwarding agent in connection with the offers.

    ChaseMellon Consulting Services may contact shareholders of LGS by mail, telephone, telex, telegraph or personal interview and may request brokers, dealers and other nominee shareholders to forward materials relating to the offers to the beneficial owners of Class A Shares and Class B Shares. ChaseMellon Consulting Services may also set up a dedicated toll-free line in order to answer questions in connection with the offers.

    ChaseMellon Shareholder Services has been retained to accept the deposit of hand-delivered certificates representing the Class A Shares and Class B Shares and related letters of acceptance and transmittal deposited under the offers by LGS shareholders resident in the United States, and to distribute to such US shareholders the consideration paid by the Offeror for LGS shares purchased by the Offeror from such shareholders pursuant to the offers.

    ChaseMellon Consulting Services and ChaseMellon Shareholder Services will receive reasonable and customary compensation for their respective services, will be reimbursed for certain reasonable out-of-pocket expenses and will be indemnified against certain liabilities in connection therewith, including certain liabilities under federal securities laws. Neither ChaseMellon Consulting Services nor ChaseMellon

Shareholder Services has been retained to make solicitations or recommendations in their respective roles as US information agent or US forwarding agent.

REQUESTS FOR ASSISTANCE

    Shareholders should contact CIBC Mellon Trust Company, the US forwarding agent, the US information agent, the applicable dealer manager or a broker or investment dealer for assistance in accepting the offers and in depositing shares with CIBC Mellon Trust Company or the US forwarding agent.

                  INTERNATIONAL BUSINESS MACHINES CORPORATION
                  SELECTED CONSOLIDATED FINANCIAL INFORMATION

    The following table presents selected historical consolidated financial data which should be read in conjunction with and is qualified in its entirety by reference to the consolidated financial statements of IBM and the notes thereto for the years ended December 31, 1999, 1998, 1997, 1996 and 1995 have been derived from financial statements of IBM.

                                                               FOR THE YEAR ENDED
                                  -----------------------------------------------------------------------------
                                  DECEMBER 31,    DECEMBER 31,    DECEMBER 31,    DECEMBER 31,    DECEMBER 31,
                                     1999(1)         1998(1)         1997(1)         1996(1)         1995(1)
                                  -------------   -------------   -------------   -------------   -------------
                                        (in millions of US$ except for per share amounts and percentages)
Net Sales.......................     87,548          81,667          78,508          75,947          71,940
Cost............................     55,619          50,795          47,899          45,408          41,573
Gross Profit....................     31,929          30,872          30,609          30,539          30,367
Gross Profit Margin.............       36.4%           37.8%           39.0%           40.2%           42.2%
Net Income......................      7,712           6,328           6,093           5,429           4,178

Earnings per share of common
  stock:
    Assuming Dilution(2)........       4.12            3.29            3.00            2.50            1.76
    Basic(2)....................       4.25            3.38            3.09            2.56            1.81
Balance Sheet Data
  Assets........................     87,495          86,100          81,499          81,132          80,292
  Liabilities...................     66,984          66,667          61,683          59,504          57,869
Long-term Debt..................     14,124          15,508          13,696           9,872          10,060
Cash and Cash Equivalents and
  Marketable Securities.........      5,831           5,768           7,553           8,137           7,701
Cash dividends per share of
  common stock(2)...............        .47             .43             .39             .33             .25
Cash dividends..................        859             814             763             686             572
Book value per share of common
  stock(2)......................      11.36           10.47           10.21           10.52           10.12

------------

Notes:

(1) The information set forth in this table has been extracted from the financial statements referred to above which have been prepared in accordance with US GAAP.

(2) Adjusted to reflect a two-for-one split of the common stock effective on each of May 9, 1997 and May 10, 1999.

                                 LGS GROUP INC.
                  SELECTED CONSOLIDATED FINANCIAL INFORMATION

    The following table presents selected historical consolidated financial information of LGS which has been derived from the publicly disclosed financial statements of LGS and the notes thereto for the years ended March 31, 1999, 1998, 1997, 1996 and 1995, and for the three months ended June 30, 1999, September 30, 1999 and December 31, 1999.

                                           FOR THE YEAR                              FOR THE THREE MONTHS ENDED(1)
                                        ENDED MARCH 31,(1)                      ---------------------------------------
                       -----------------------------------------------------    JUNE 30,   SEPTEMBER 30,   DECEMBER 31,
                         1999       1998       1997       1996        1995        1999         1999            1999
                       --------   --------   --------   --------    --------    --------   -------------   ------------
                                              (in thousands of C$ except for per share amounts)
Revenue..............  $230,066   $134,641   $92,113    $83,439     $70,183     $63,608       $55,012         $57,010
Expenses.............   214,996    128,170    91,349     79,810      69,658      59,627        53,069          59,727
EBITDA...............    19,354      9,692     3,961      6,013       2,256       5,548         3,317          (1,199)
Income (loss) Before
  Tax................    15,070      6,471       764      3,629         525       3,981         1,641          (2,955)
Net Income (Loss)....     8,468      3,502       381      2,003         286       2,238           704          (1,625)
Earnings (Loss) Per
  Common Share:
  Basic..............      0.72       0.36      0.04       0.21        0.03        0.17          0.07           (0.13)
  Fully Diluted......      0.65       0.36      0.04       0.21        0.03        0.17          0.07           (0.12)
Cash and Cash
  Equivalents........    24,030      1,708     3,194        406          51      21,504        16,669          13,345
Net Book Value Per
  Common Share.......      5.72       2.24      1.41       1.41        1.24        5.87          5.93            5.74

------------

Note:

(1) The information set forth in this table has been extracted or derived from the financial statements of LGS referred to above which have been prepared in accordance with Canadian GAAP.

                                  RISK FACTORS


    The following risk factors should be considered by LGS shareholders (the "Shareholders") in evaluating whether or not to accept the Offers. Some of these risk factors relate directly to the completion of the Offers, a Compulsory Acquisition or a Subsequent Acquisition Transaction (each an "Acquisition Transaction") while others relate to the business and properties of IBM and its affiliates, independent of any Acquisition Transaction. These risk factors should be considered in conjunction with the other information included herein. Shareholders are urged to read this section in its entirety. Capitalized terms used but not defined in this section are defined below under "Definitions".


RISK FACTORS RELATED TO AN INVESTMENT IN EXCHANGEABLE SHARES

CANADIAN TAX CONSEQUENCES OF REDEMPTION OR EXCHANGE OF EXCHANGEABLE SHARES

    The Offers provide the opportunity for a tax deferral to certain taxable Canadian resident Shareholders who receive Exchangeable Shares and Ancillary Rights pursuant to the Offers and file the appropriate elections. However, such Shareholders will generally only be able to obtain a Canadian tax deferral for as long as they hold the Exchangeable Shares. If the number of outstanding Exchangeable Shares (other than shares held by IBM or its affiliates) is at any time fewer than 170,000, and in any event, from and after the tenth anniversary date of the Payment Date, AcquisitionCo may redeem the Exchangeable Shares for shares of IBM Common Stock, subject to the overriding call right of IBM and Parentco to acquire the Exchangeable Shares for shares of IBM Common Stock. The exchange of Exchangeable Shares for shares of IBM Common Stock will be a taxable transaction for taxable Canadian Shareholders. See Section 19 of the Circular -- "Canadian Federal Income Tax Considerations".

EXCHANGEABLE SHARES ARE NOT QUALIFIED INVESTMENTS; EXCHANGEABLE SHARES ARE
  FOREIGN PROPERTY

    The Exchangeable Shares will not be qualified investments under the Canadian Tax Act for trusts governed by registered retirement savings plans ("RRSPs"), registered retirement income plans ("RRIFs"), deferred profit sharing plans ("DPSPs") or registered education savings plans ("RESPs"). The Exchangeable Shares will be foreign property under the Canadian Tax Act for trusts governed by registered pension plans, RRSPs, RRIFs or DPSPs, and certain other persons to whom Part XI of the Canadian Tax Act is applicable, but the cost amount of the Exchangeable Shares will not generally be included in determining the amount of such persons' excess foreign property subject to tax under Part XI. Adverse tax consequences will generally arise as a result of the acquisition of a non-qualified investment by a trust governed by an RRSP, RRIF, DPSP or RESP. Shareholders who are registered pension plans or who will hold their Exchangeable Shares through a RRSP, RRIF, DPSP or RESP should consult their own tax advisors for advice having regard to their particular circumstances. For further information concerning the eligibility for investment of the Exchangeable Shares, see Section 23 of the Circular -- "Eligibility for Investment in Canada".

NO MARKET FOR EXCHANGEABLE SHARES

    The Exchangeable Shares are not, and will not be, listed or posted for trading on any recognized stock exchange or quotation system. There is no established trading market for the Exchangeable Shares and none will develop. The Offeror has no intention to have the Exchangeable Shares listed for trading on any securities exchange or quoted on any automated dealer quotation system.

RISK FACTORS RELATED TO AN INVESTMENT IN IBM COMMON STOCK OR IN EXCHANGEABLE
  SHARES

    THE VALUE OF OUR PATENTS AND OTHER INTELLECTUAL PROPERTY MAY BE IMPAIRED BY COMPETITORS WHO MISUSE OUR INTELLECTUAL PROPERTY RIGHTS.

    IBM owns or is licensed under a number of patents relating to its products. Licenses under patents owned by IBM have been and are being granted to others under reasonable terms and conditions. IBM protects its intellectual property rights in a variety of ways. These protections may not prevent competitors from independently developing products and services similar to or duplicative of IBM's nor can there be any assurance that these protections will adequately deter misappropriation or improper use of IBM's technology. There can also be no assurances that IBM will be able to obtain from third parties the licenses it needs in the future.

    THE FAILURE OF IBM'S SUPPLIERS TO DELIVER COMPONENTS, SUPPLIES AND RAW MATERIAL IN SUFFICIENT QUANTITIES AND IN A TIMELY MANNER COULD ADVERSELY AFFECT IBM'S BUSINESSES.

    IBM's businesses employ a wide variety of components, supplies and raw materials from a substantial number of suppliers around the world. To date, IBM has found that the components, supplies and raw materials necessary for the manufacture, production and delivery of its products and services have been available in the quantities required. Certain of IBM's businesses may rely on a single or limited number of suppliers, although IBM makes every effort to assure the alternative sources are available if the need arises.

    BECAUSE OF ITS SIZE, IBM MAY NOT COMPETE EFFECTIVELY IN ALL AREAS OF ITS BUSINESSES.

    IBM operates in businesses that are subject to intense competitive pressures. IBM's businesses face a significant number of competitors, ranging from Fortune 50 companies to an increasing number of relatively small, rapidly growing and highly specialized organizations. IBM believes that its combination of technology, performance, quality, reliability, price and breadth of products and service offerings are important competitive factors. Intense competitive pressures could affect prices or demand for IBM's products and services, resulting in reduced profit margins and/or loss of market opportunity. Unlike many of its competitors, IBM has a portfolio of businesses while competing with companies that specialize in one or more of these product lines. As a result, IBM may not fund or invest in certain of its businesses to the same degree that its competitors do and these companies may have greater financial, technical and marketing resources available to them than the businesses of IBM against which they compete.

    ECONOMIC AND OTHER CHANGES IN COUNTRIES OUTSIDE THE UNITED STATES MAY AFFECT IBM'S BUSINESSES.

    IBM operates in more than 150 countries worldwide and derives more than half of its revenues from sales outside the United States. Changes in the laws or policies of the countries in which IBM operates could affect its business in that country and its results of operations. IBM's results of operations could also be affected by economic changes in those countries and by macroeconomic changes, including recessions and inflation. For example, weakness in the Asian and Latin American economies had an adverse impact on IBM's business in 1998.

    THE INABILITY TO SUCCESSFULLY DEVELOP NEW PRODUCTS MAY ADVERSELY AFFECT IBM'S BUSINESSES.

    IBM's results of operations depend upon the continued successful development and marketing of new and innovative products and services which require significant capital investments by IBM's various businesses and the success of these products and services depends on their acceptance by customers and business partners. Further, IBM's businesses are characterized by rapid technological changes and corresponding shifts in customer demand, resulting in unpredictable product transitions, shortened life cycles and an increasing emphasis on being first to market with new products and services. There can be no assurance that IBM will successfully introduce new products and services, that these products and services will be accepted by customers, or that IBM's businesses will recoup or realize a return on their capital investments. In addition, from time to time IBM may experience difficulties or delays in the development, production or marketing of new products and services.

    THE INABILITY TO RETAIN SKILLED PERSONNEL MAY ADVERSELY AFFECT IBM'S BUSINESSES.

    Much of the future success of IBM depends on the continued service and availability of skilled personnel, including technical, marketing and staff positions. Experienced personnel in the information technology industry are in high demand and competition for their talents is intense. There can be no assurance that IBM will be able to successfully retain and attract the key personnel it needs.

                                  DEFINITIONS

    IN THE OFFERS TO PURCHASE AND THE CIRCULAR, UNLESS THE SUBJECT MATTER OR CONTEXT IS INCONSISTENT THEREWITH, THE FOLLOWING TERMS SHALL HAVE THE MEANINGS SET FORTH BELOW:

"ACQUISITIONCO" means IBM Acquisition Inc., a wholly-owned subsidiary of Parentco, incorporated under the CBCA for the purposes of making the Offers and issuing the Exchangeable Shares;

"AFFILIATE" has the meaning ascribed thereto in the SECURITIES ACT (Ontario) as constituted on the date hereof;

"ANCILLARY RIGHTS" mean the automatic right to exchange Exchangeable Shares for IBM Common Stock in the event of an IBM Liquidation Event as described at
Section 7 of the Circular -- "Exchangeable Share Terms -- Automatic Exchange on Liquidation of IBM", and the optional Exchange Right of the Trustee for the use and benefit of the holders of the Exchangeable Shares as described at Section 7 of the Circular, "Exchangeable Share Terms -- Exchange Trust Agreement and IBM Support Agreement -- Optional Exchange Right in the case of an Offeror Insolvency Event";

"ANNEX" means an Annex attached to the Circular, each of which is deemed to form part of the Circular;

"ASSOCIATE" has the meaning ascribed thereto in the SECURITIES ACT (Ontario) as constituted on the date hereof and for purposes of the Offers to Purchase and the Circular, "associate", where used to indicate a relationship with any person or company, shall, in addition, include (i) a child or spouse of that person who does not reside in the same home as that person, and (ii) a body corporate of which that person beneficially owns or controls, directly or indirectly, shares or securities currently convertible into shares carrying more than ten per cent of the voting rights under all circumstances or by reason of the occurrence of an event that has occurred and is continuing, or a currently exercisable option or right to purchase such shares or such convertible securities;

"BUSINESS DAY" means a day, other than a Saturday, a Sunday or a statutory holiday, on which the commercial banks in Toronto and Montreal are open for business during normal banking hours;

"C$" means Canadian dollars;

"CANADIAN DOLLAR EQUIVALENT" means, with respect to any date, the product obtained by multiplying the relevant US dollar amount by the noon spot exchange rate on such date for US dollars expressed in Canadian dollars as reported by the Bank of Canada;

"CANADIAN GAAP" means generally accepted accounting principles in Canada;

"CANADIAN SHAREHOLDER" has the meaning set forth in Section 19 of the Circular -- "Canadian Federal Income Tax Considerations";

"CANADIAN SHARE OPTION" means the option available to Shareholders who are resident in Canada to receive the Purchase Price in the form of Exchangeable Shares and Ancillary Rights in the manner described herein;

"CANADIAN TAX ACT" means the INCOME TAX ACT (Canada), as amended;

"CASH OPTION" means the option available to Shareholders to receive the Purchase Price in the form of cash;

"CBCA" means the CANADA BUSINESS CORPORATIONS ACT, as amended;

"CCRA" means the Canada Customs and Revenue Agency;

"CIRCULAR" means this take-over bid circular and all of the Annexes hereto;

"CLASS A OFFER" means the offer to purchase Class A Shares made hereby, the terms and conditions of which are set forth in the Offers to Purchase, the Circular, the Letter of Acceptance and Transmittal, and the Notice of Guaranteed Delivery;

"CLASS A SHARES" means the Class A Subordinate Voting Shares of LGS;

"CLASS B OFFER" means the offer to purchase Class B Shares made hereby, the terms and conditions of which are set forth in the Offers to Purchase, the Circular, the Letter of Acceptance and Transmittal and the Notice of Guaranteed Delivery;

"CLASS B SHARES" means the Class B Multiple Voting Shares of LGS;

"CLASS C SHARES" means the Class C Multiple Voting Shares of LGS;

"COMPETITION ACT" means the COMPETITION ACT (Canada), as amended;

"COMPULSORY ACQUISITION" has the meaning set forth in Section 10 of the Circular -- "Acquisition of Shares Not Deposited";

"CORPORATION" or "LGS" means LGS Group Inc., a corporation governed by the CBCA;

"DEALER MANAGERS" means CIBC World Markets Inc. and CIBC World Markets Corp.;

"DEPOSITARY" means CIBC Mellon Trust Company;

"ELIGIBLE INSTITUTION" means a Canadian chartered bank, a trust company in Canada, a commercial bank or trust company having an office or correspondent in Toronto, Ontario, or a firm which is a member of the Investment Dealers Association of Canada, a recognized stock exchange in Canada, a member of a national securities exchange in the United States of America, or a member of the National Association of Securities Dealers, Inc.;

"ELIGIBLE SHAREHOLDER" has the meaning set forth in Section 19 of the Circular -- "Canadian Federal Income Tax Considerations";

"EXCHANGE ACT" means the United States SECURITIES EXCHANGE ACT OF 1934, as amended, and the rules and regulations promulgated thereunder;

"EXCHANGEABLE SHARE TERMS" means the rights, privileges, restrictions and conditions attaching to the Exchangeable Shares, which are described in
Section 7 of the Circular -- "Exchangeable Share Terms";

"EXCHANGEABLE SHARES" means the Exchangeable Shares of AcquisitionCo;

"EXCHANGE TRUST AGREEMENT" means the Exchange Trust Agreement to be entered into between AcquisitionCo, Parentco, IBM and the Trustee, in connection with the Exchangeable Shares;

"EXPIRY TIME" means 5:00 p.m., Toronto time, on April 5, 2000, or such later time and date as may be fixed by the Offeror from time to time pursuant to
Section 4 of the Offers to Purchase -- "Extension and Variation of the Offers";

"FULLY-DILUTED BASIS" means with respect to the number of Class A Shares or Class B Shares, such number calculated assuming that all Rights are exercised;

"IBM" means International Business Machines Corporation, a corporation incorporated under the laws of the State of New York;

"IBM CANADA" means IBM Canada Limited, a corporation existing under the CBCA and a wholly-owned indirect subsidiary of IBM;

"IBM COMMON STOCK" means the common stock, par value US$0.20, of IBM;

"IBM LIQUIDATION EVENT" has the meaning ascribed to it in Section 7 of the Circular -- "Exchangeable Share Terms -- Automatic Exchange on Liquidation of IBM";

"IBM SUPPORT AGREEMENT" means the support agreement to be entered into between AcquisitionCo, Parentco and IBM in connection with the Exchangeable Shares;

"IRS" means the United States Internal Revenue Service;

"LETTER OF ACCEPTANCE AND TRANSMITTAL" means the accompanying letter of acceptance and transmittal (printed on yellow paper) prepared for use in connection with the Class A Offer and the Class B Offer;

"LGS ARTICLES" means the articles of incorporation of LGS;

"LOCKED-UP SHARES" means the 305,852 Class A Shares (representing approximately 2.57% of the outstanding Class A Shares on a fully-diluted basis) and the 2,852,800 Class B Shares held by the Locked-up Shareholders (representing 100% of the outstanding Class B Shares on a fully-diluted basis);

"LOCKED-UP SHAREHOLDERS" means Mr. Raymond Lafontaine, Mr. Andre Gauthier, 115523 Canada Inc. and 115525 Canada Inc.;

"MATERIAL ADVERSE EFFECT" means any condition, event or development which is, or could reasonably be expected to result in or represent, a material adverse effect or material adverse change (or any condition, event or development involving a prospective material adverse change) individually or in the aggregate on or in the business, affairs, operations, assets, capitalization, financial condition, rights, results of operations, or liabilities (including without limitation any contingent liabilities that may arise through outstanding, pending or threatened litigation or otherwise), whether contractual or otherwise, of the Corporation and its subsidiaries considered as a whole, provided that a Material Adverse Effect shall not include any material change or effect on the information technology industry generally or the North American stock markets generally, and shall also not include any material change or effect which occurs solely as a result of interest rate or exchange rate fluctuations;

"MINIMUM CONDITION" means the condition of the Class B Offer set out in
Section 5(a)(i) of the Offers to Purchase;

"NASDAQ" means The Nasdaq Stock Market, Inc., a wholly-owned subsidiary of the National Association of Securities Dealers, Inc.;

"NOTICE OF GUARANTEED DELIVERY" means the accompanying notice of guaranteed delivery (printed on blue paper) prepared for use in connection with the Class A Offer and the Class B Offer;

"NYSE" means the New York Stock Exchange;

"NOON SPOT RATE" means with respect to any date the noon spot exchange rate for US dollars expressed in Canadian dollars as reported by the Bank of Canada on such date;

"OFFER" means either the Class A Offer or the Class B Offer, and "OFFERS" means the Class A Offer and Class B Offer, collectively. For greater certainty, the Class A Offer is a separate offer to purchase Class A Shares and the Class B Offer is a separate offer to purchase Class B Shares;

"OFFEROR" means, collectively, AcquisitionCo and US BuyCo as joint offerors under the Offers or either of them if the context so requires;

"OPTIONAL REDEMPTION DATE" has the meaning ascribed to it in Section 7 of the Circular -- "Exchangeable Share Terms -- Redemption of Exchangeable Shares";

"OSC" means the Ontario Securities Commission;

"PARENTCO" means 3040696 Nova Scotia Company, an unlimited company incorporated under the COMPANIES ACT (Nova Scotia) and a wholly-owned indirect subsidiary of IBM and the direct parent of AcquisitionCo;

"PAYMENT DATE" means the date on which the Offeror first takes-up and pays for Shares deposited under the Offers;

"POLICY Q-27" means Policy Q-27 of the QSC;

"POLICY 9.1" means Policy Statement No. 9.1 of the OSC;

"PURCHASE PRICE" means the C$19.00 offered as consideration by the Offeror for each Share deposited by a Shareholder pursuant to the Offers;

"QSC" means the Commission des valeurs mobilieres du Quebec;

"RETENTION AGREEMENT" means the retention agreements to be entered into with Lafontaine and Gauthier and other key employees of the Corporation which are further described in Section 17 of the Circular -- "Arrangements, Agreements or Understandings -- Retention Agreements";

"RIGHTS" means options, warrants, rights or other entitlements to acquire Class A Shares or Class B Shares as the case may be;

"SEC" means the United States Securities and Exchange Commission;

"SHARE OPTIONS" mean collectively, the Canadian Share Option and the US Share Option;

"SHAREHOLDERS" means the holders of Class A Shares or Class B Shares;

"SHARES" means, collectively, the Class A Shares and Class B Shares and includes a reference to either class where the context so requires;

"SOLICITING DEALER GROUP" means the group of dealers formed by the Dealer Managers for the purposes of soliciting acceptances of the Offers as is more particularly described in Section 26 of the Circular -- "Dealer Managers and Soliciting Dealer Group";

"SUBSEQUENT ACQUISITION TRANSACTION" has the meaning set forth in Section 10 of the Circular -- "Acquisition of Shares Not Deposited";

"SUBSIDIARY" has the meaning ascribed thereto in the SECURITIES ACT (Ontario) as constituted on the date hereof;

"SUPPORT AGREEMENT" means the support agreement dated February 15, 2000 between IBM Canada and the Locked-up Shareholders pursuant to which IBM Canada agreed, subject to the satisfaction of certain conditions specified in the Support Agreement, to cause the Offers to be made and the Locked-up Shareholders agreed to irrevocably deposit all their Shares to the Offers all as is more particularly described in Section 8 of the Circular -- "Background to and Reasons for the Offers -- Support Agreement";

"TAX ELECTION FILING PACKAGE" has the meaning set forth in Section 19 of the Circular -- "Canadian Federal Income Tax Considerations -- Shareholders Resident in Canada -- Tax Elections";

"TAX PROPOSALS" means any specific proposals to amend the Canadian Tax Act and the regulations thereunder publicly announced by or on behalf of the Minister of Finance (Canada) prior to the date of this Circular;

"TRANSFER AGENT" means CIBC Mellon Trust Company in its capacity as transfer agent and registrar of the Exchangeable Shares;

"TRUST AGREEMENTS" has the meaning ascribed to such term in Section 6 of the Circular -- "LGS Group Inc. -- Description of Share Capital of LGS -- Coattail Rights";

"TRUSTEE" means CIBC Mellon Trust Company, or any successor thereto that is appointed to act as trustee under the Exchange Trust Agreement for the benefit of holders of Exchangeable Shares;

"TSE" means The Toronto Stock Exchange;

"US$" means United States dollars;

"US BUYCO" means IBM Acquisition II L.L.C. a wholly-owned subsidiary of IBM, formed as a limited liability company under the laws of Delaware for the purposes of making the Offers;

"US CODE" means the United States INTERNAL REVENUE CODE OF 1986, as amended;

"US GAAP" means generally accepted accounting principles in the United States;

"US FORWARDING AGENT" means ChaseMellon Shareholder Services L.L.C. in its capacity as the US forwarding agent appointed in respect of the Offers;

"US INFORMATION AGENT" means ChaseMellon Consulting Services L.L.C. in its capacity as the US information agent appointed in respect of the Offers;

"US SECURITIES ACT" means the United States SECURITIES ACT OF 1933, as amended, and the rules and regulations promulgated thereunder; and

"US SHARE OPTION" means the option available to Shareholders who are not resident in Canada to receive the Purchase Price in the form of shares of IBM Common Stock in the manner described in the Offers to Purchase.

                   EXCHANGE RATES OF CANADIAN AND US DOLLARS

    The following table sets forth, for each period indicated, the high and low exchange rates for one US dollar expressed in Canadian dollars, the average of such exchange rates on the last day of each month during such period, and the exchange rate at the end of such period, based upon the Noon Spot Rate.

                                    YEAR ENDED                               THREE MONTHS ENDED
                        ----------------------------------   ---------------------------------------------------
                                   DECEMBER 31,              MARCH 31,   JUNE 30,   SEPTEMBER 30,   DECEMBER 31,
                          1999         1998         1997       1999        1999         1999            1999
                        --------   ------------   --------   ---------   --------   -------------   ------------
High..................   1.5298       1.5765       1.4392     1.5298      1.5034       1.5132          1.4949
Low...................   1.4433       1.4075       1.3353     1.4870      1.4505       1.4637          1.4433
Average...............   1.4858       1.4840       1.3844     1.5112      1.4730       1.4860          1.4726
Period End............   1.4433       1.5305       1.4291     1.5092      1.4720       1.4700          1.4433


    On April 4, 2000, the exchange rate for one US dollar expressed in Canadian dollars was C$1.4531, based on the Noon Spot Rate.

                               OFFERS TO PURCHASE

TO: HOLDERS OF CLASS A SUBORDINATE VOTING SHARES AND
    HOLDERS OF CLASS B MULTIPLE VOTING SHARES
    OF LGS GROUP INC.

1.  THE OFFERS

    AcquisitionCo and US BuyCo (collectively, the "Offeror") hereby offer to purchase, upon the respective terms and subject to the respective conditions set forth in the Offers to Purchase, the attached Circular, the Letter of Acceptance and Transmittal, and the Notice of Guaranteed Delivery, (i) all of the issued and outstanding Class A Shares (the "Class A Offer") and (ii) all of the issued and outstanding Class B Shares (the "Class B Offer", and together with the
Class A Offer, the "Offers"), not already owned by the Offeror including, in the case of the Class A Offer, Class A Shares issuable upon the exercise of existing options, warrants, rights or other entitlements ("Rights") to acquire Class A Shares and in the case of the Class B Offer, Class B Shares issuable upon the exercise of existing Rights to acquire Class B Shares, for consideration of C$19.00 per Share (the "Purchase Price").

    The Offers are made only for Shares and are not made for any Rights. Any holder of Rights who wishes to accept the Class A Offer or the Class B Offer should exercise its Rights in order to obtain certificates representing Class A Shares or Class B Shares, as the case may be, and then deposit such Shares under the applicable Offer. Any such exercise must be made sufficiently in advance of the Expiry Time to assure the holders of the Rights that they will have sufficient time prior to the Expiry Time to obtain certificates representing Shares for deposit under the applicable Offer or sufficient time to comply with the procedures referred to in Section 3 of the Offers to Purchase -- "Procedure for Guaranteed Delivery".

    Shareholders who are residents of Canada can elect to receive the Purchase Price in the form of cash (the "Cash Option") or in the form of Exchangeable Shares and Ancillary Rights (the "Canadian Share Option"). Shareholders who are not resident in Canada can elect the Cash Option or can elect to receive the Purchase Price in the form of shares of IBM Common Stock (the "US Share Option" and together with the Canadian Share Option, the "Share Options"). If an election as to a Share Option or the Cash Option is not made by a depositing Shareholder, such Shareholder will be deemed to have elected the Cash Option.

    Shareholders who are residents of Canada who elect, or are deemed to have elected, the Cash Option will receive the Purchase Price in the form of Canadian dollars. Shareholders who are not resident in Canada who elect, or are deemed to have elected, the Cash Option will receive the US dollar equivalent of the Purchase Price by reference to the Noon Spot Rate in effect on the Business Day preceding the Payment Date.

    Shareholders who are entitled to elect and who do elect (i) the Canadian Share Option or (ii) the US Share Option, will receive, for each Share purchased in the applicable Offer, respectively, a fraction of an Exchangeable Share and corresponding Ancillary Rights or a fraction of a share of IBM Common Stock, which fraction, in each case, will be calculated by dividing the US dollar equivalent of the Purchase Price by the average closing price of a share of IBM Common Stock on the NYSE for the ten trading days ending immediately prior to the Payment Date (the "Ten Day Average"). Such fractions will be calculated to four decimal points and rounded up, if the fifth decimal point is five or greater and rounded down in all other cases. The US dollar equivalent will be determined by reference to the Noon Spot Rate in effect on the Business Day preceding the Payment Date. AcquisitionCo will purchase all Shares deposited to the Offers and not withdrawn other than Shares in respect of which the depositing Shareholders have elected the US Share Option, which Shares will be purchased by US BuyCo.

    Fractional Exchangeable Shares and fractional shares of IBM Common Stock will not be issued. Any Shareholder who is entitled to elect and who does elect one of the Share Options and whose aggregate entitlement to receive Exchangeable Shares and Ancillary Rights or shares of IBM Common Stock, as the case may be, would include a fraction of an Exchangeable Share (and corresponding Ancillary Rights) or a fraction of a share of IBM Common Stock, as the case may be, will receive cash in lieu of such fractional interests. The amount of cash which a Shareholder will receive in respect of such fractional interest will be determined by multiplying the relevant fraction by the Ten Day Average (the "Fractional Amount"). Shareholders whose entitlement to receive cash in respect of a fractional share amount resulted from its election of the Canadian Share Option will receive the Canadian Dollar Equivalent (calculated by reference to the Noon Spot Rate in effect on the Business Day preceding the Payment Date) of the Fractional Amount in Canadian dollars while Shareholders whose entitlement to receive cash in respect of a fractional share amount resulted from its election of the US Share Option will receive the Fractional Amount in US dollars.

    Each of the Class A Offer and the Class B Offer is a separate offer to purchase, and, subject to the provisions of the Trust Agreements, either Offer may be extended, varied or changed, and any condition or conditions of either Offer to purchase may be waived without similarly extending, varying or changing the other Offer or waiving a condition or conditions of the other Offer, provided, however, that the Offeror may not vary the consideration offered under either Offer without identically varying the consideration offered under the other Offer.

    Each of the Offers will be open for acceptance until 5:00 p.m., Toronto time, on April 5, 2000, unless withdrawn or extended at the Offeror's sole discretion.

    Depositing Shareholders will not be obliged to pay brokerage fees or commissions if they accept either of the Offers by depositing their Shares directly with the Depositary or the US Forwarding Agent or if they use the services of the applicable Dealer Manager or a member of the Soliciting Dealer Group to accept the Offers.

2.  MANNER AND TIME OF ACCEPTANCE

    In order for a Shareholder to accept the relevant Offer, the following documents must be received by the Depositary or, in the case of a US Shareholder who wishes to hand-deliver the following documents, by the US Forwarding Agent, as applicable, at one of the respective offices specified in the Letter of Acceptance and Transmittal at or before the Expiry Time:

    (a) the certificate or certificates representing the deposited Shares in respect of which the Offer is being accepted;

    (b) a properly completed and duly executed copy of the Letter of Acceptance and Transmittal in the accompanying form or a facsimile thereof with the signature or signatures guaranteed in accordance with the instructions set out in the Letter of Acceptance and Transmittal; and

    (c) all other documents required by the Letter of Acceptance and Transmittal (including, for Shareholders with a registered address in the United States, a properly completed Substitute Form W-9 included in the materials sent to US shareholders).

    Except as otherwise provided in Instruction 9(c) of the Letter of Acceptance and Transmittal, the signature on the Letter of Acceptance and Transmittal must be guaranteed by an Eligible Institution.

    If a Letter of Acceptance and Transmittal is executed by a person other than the registered holder of deposited Shares, or if certificates representing Shares for which the Class A Offer or the Class B Offer has not been accepted are to be issued to a person other than the registered owner, then the certificates must be endorsed or accompanied by share transfer powers duly and properly completed by the registered holder with the signature on the endorsement or share transfer power guaranteed by an Eligible Institution.

    Shareholders wishing to accept either of the Offers whose Shares are registered in the name of a nominee should contact their broker, investment dealer, bank, trust company or other nominee for assistance in depositing their Shares.

    Holders of Class A Shares or Class B Shares who cannot comply on a timely basis with the foregoing procedures for acceptance of the Class A Offer or the Class B Offer, respectively, may nevertheless accept the relevant Offer by following the procedures for guaranteed delivery described below.

3.  PROCEDURE FOR GUARANTEED DELIVERY

    If a Shareholder wishes to accept the Class A Offer or the Class B Offer and
(i) its Shares are not immediately available or (ii) such Shareholder cannot deliver the certificates representing such Shares and all other required documents to one of the offices of the Depositary or the US Forwarding Agent at or before the Expiry Time, such Shareholder's Shares may nevertheless be deposited under the applicable Offer, provided that all of the following conditions are met:

    (a) such deposit is made only at the principal office of the Depositary in Toronto by or through an Eligible Institution;

    (b) a properly completed and duly executed Notice of Guaranteed Delivery in the accompanying form, or a facsimile thereof, is received by the Depositary at its principal office in Toronto at or before the Expiry Time; and

    (c) the certificate or certificates representing such deposited Shares, in proper form for transfer, together with a properly completed and duly executed Letter of Acceptance and Transmittal, or facsimile thereof, covering such Shares with any required signature guarantees and any other required documents are received by the Depositary at its principal office in Toronto prior to 4:30 p.m. Toronto time on the third trading day on the TSE after the Expiry Time.

    Delivery to any office of the Depositary other than its principal office in Toronto does not constitute delivery for the purpose of effecting a guaranteed delivery. The Notice of Guaranteed Delivery may be delivered by hand or transmitted by telecopier or mailed to the Depositary only at its principal office in Toronto and must include a guarantee by an Eligible Institution.

4.  EXTENSION AND VARIATION OF THE OFFERS

    The Offers are open for acceptance until, but not after, the Expiry Time unless withdrawn or extended.

    The Offeror expressly reserves the right, in its sole discretion, at any time and from time to time while an Offer is open for acceptance (or otherwise as permitted by applicable law), to extend the period of time during which such Offer is open or to vary such Offer, by giving oral notice followed by written confirmation of such notice of extension or variation to the Depositary at its office in Montreal and by causing the Depositary to provide as soon as practicable thereafter a copy of such notice to all the Shareholders in the manner set forth in Section 12 of the Offers to Purchase. The Offeror shall, forthwith after giving notice to the Depositary of an extension or variation, make a public announcement of the extension or variation and provide a copy of the notice thereof to the TSE and to Nasdaq. In the case of an extension, such announcement shall be made not later than 9:00 a.m., Toronto time, on the next Business Day after the previously scheduled Expiry Time. Any notice of extension or variation will be deemed to have been given and be effective on the day on which it is delivered or otherwise communicated to the Depositary at its office in Montreal.

    An extension of the Expiry Time shall not in and of itself constitute a waiver by the Offeror of any of its rights under Sections 5(a), 5(b) or 5(c) of the Offers to Purchase. During any such extension or in the event of any variation, all Shares previously deposited and not taken up or withdrawn will remain subject to the Offers and may be accepted for purchase by the Offeror in accordance with the terms hereof subject to Section 6 of the Offers to Purchase.

    Under applicable Canadian provincial securities legislation, if there is a variation in the terms of an offer, the period during which securities may be deposited pursuant to such offer shall not expire before the date which is ten days after the notice of variation has been delivered. If, prior to the Expiry Time, the Offeror, in its sole discretion, shall increase the consideration offered to Shareholders under an Offer, such increase shall be applicable to all Shareholders whose Shares are, or have been, taken up pursuant to either Offer. Notwithstanding the foregoing, an Offer may not be extended by the Offeror if all the terms and conditions of such Offer have been complied with, except those waived by the Offeror, unless the Offeror first takes up and pays for all Shares validly deposited under such Offers and not withdrawn.

5.  CONDITIONS OF THE OFFERS

    (a) CONDITIONS OF THE CLASS B OFFER

    The Offeror reserves the right to withdraw, amend or terminate the Class B Offer and not take up and pay for, or to extend the Expiry Time and postpone taking up and paying for, any Shares deposited under the Class B Offer unless all of the following conditions have been satisfied or waived by the Offeror prior to the Expiry Time:

        (i) There shall have been validly deposited under the Class A Offer and not withdrawn not less than 66 2/3% of the outstanding Class A Shares (calculated on a fully-diluted basis) excluding those Class A Shares held by persons whose Class A Shares may not be voted as part of the "minority" in connection with any Subsequent Acquisition Transaction pursuant to Policy 9.1 or Policy Q-27.

        (ii) There shall have been validly deposited under the Class B Offer and not withdrawn not less than 100% of the outstanding Class B Shares (calculated on a fully-diluted basis).

       (iii) All government or regulatory consents, confirmations or approvals (including in Canada, the United States or elsewhere) which are necessary or desirable in connection with the Offers, and the acquisition of Shares pursuant to the Offers or pursuant to a Compulsory Acquisition or Subsequent Acquisition Transaction shall have been obtained on terms and conditions satisfactory to the Offeror acting reasonably.

        (iv) Without limiting the scope of the condition in paragraph (iii) above:

           (A) the Commissioner of Competition appointed under the Competition Act shall have issued either an advance ruling certificate pursuant to Section 102 of such statute in respect of the purchase of the Shares by the Offeror or a written opinion that he does not intend to make an application to the Competition Tribunal challenging the Offeror's purchase of the Shares;

           (B) the applicable waiting periods, if any, under the HART-SCOTT-RODINO ANTITRUST IMPROVEMENTS ACT OF 1976, as amended, and the Competition Act shall have expired or been earlier terminated;

           (C) any applicable waiting periods or consents under any other competition, merger control or similar law, rule, regulation or policy or any approval or consent of any governmental authority in respect of competition or merger control matters having jurisdiction shall have terminated or expired or been obtained on terms and conditions satisfactory to the Offeror acting reasonably, as the case may be; and

           (D) all regulatory filings have been made, rulings and orders obtained and other proceedings taken so that:

               (1) the Exchangeable Shares and the shares of IBM Common Stock issuable on the exchange of Exchangeable Shares and the shares of IBM Common Stock issuable to eligible Shareholders who elect the US Share Option may be issued and distributed in accordance with, or on the basis of exemptions from, the registration and prospectus requirements of applicable United States and Canadian securities laws; and

               (2) all shares of IBM Common Stock issued on the exchange of
                   Exchangeable Shares and all shares of IBM Common Stock issuable to eligible Shareholders who elect the US Share Option will be, when issued, "freely tradeable" in the United States by the persons to whom they are issued or delivered subject to restrictions applicable to trades by affiliates and other customary restrictions under applicable United States and state securities laws.

        (v) The shares of IBM Common Stock issuable pursuant to the exchange of the Exchangeable Shares from time to time and all shares of IBM Common Stock issuable to eligible Shareholders who elect the US Share Option shall have been approved for listing on the NYSE, subject only to notice of issuance.

        (vi) No act, action, suit or proceeding shall have been threatened to be taken or taken before or by any domestic or foreign arbitrator, court or tribunal or governmental agency or other regulatory authority or administrative agency or commission or by any elected or appointed public official or private person (including, without limitation, any individual, corporation, firm, group or other entity) in Canada or elsewhere, whether or not having the force of law, and no law, regulation, rule or policy shall have been proposed, enacted, promulgated or applied:

           (A) to cease trade, enjoin, prohibit or impose material limitations or conditions on:

               (1) the purchase by or the sale to the Offeror of 100% of the
                   Shares or the right of the Offeror directly, or indirectly through IBM Canada or another affiliate, to own or exercise full rights of ownership over the Shares; or

               (2) the consummation of any of the transactions contemplated by the Offers, including a Compulsory Acquisition or a Subsequent Acquisition Transaction;

           (B) which would prevent or make uncertain the completion of a Compulsory Acquisition or Subsequent Acquisition Transaction of Shares not deposited under the Offers or which could reasonably be expected to have such an effect;

           (C) to prohibit or materially limit the ownership or operation by the Corporation or any of its subsidiaries, or by IBM Canada or any of its affiliates, of all or any material portion of the business or assets of the Corporation and its subsidiaries, on a consolidated basis, or of all or any material portion of the business or assets of IBM Canada and its affiliates, as a result of the transactions contemplated by the Offers including a Compulsory Acquisition or a Subsequent Acquisition Transaction;

           (D) which would require or compel IBM Canada or any of its affiliates, directly or indirectly, to dispose of or hold separate all or any material portion of the business or assets of the Corporation and its subsidiaries, on a consolidated basis, or any material portion of the business or assets of IBM Canada and its affiliates, as a result of the transactions contemplated by the Offers including a Compulsory Acquisition or a Subsequent Acquisition Transaction; or

           (E) which has had or would have a Material Adverse Effect.

       (vii) There shall not exist any prohibition at law against the Offeror making the Offers or taking up and paying for any Shares under the Offers or completing a Compulsory Acquisition or Subsequent Acquisition Transaction.

      (viii) There shall not have occurred or arisen (or there shall not have been generally disclosed or discovered, if not previously disclosed in writing to and acknowledged by IBM Canada) at any time after February 15, 2000 any Material Adverse Effect.

        (ix) All outstanding rights or entitlements of any type whatsoever to purchase or otherwise acquire authorized and unissued Shares shall have been exercised or cancelled.

        (x) All representations and warranties of the Locked-up Shareholders in the Support Agreement shall have been, as of the date made, and shall be, at the time immediately prior to the taking up of the Shares pursuant to the Offers, true and correct in all material respects and the Locked-up Shareholders shall have performed in all material respects all of their respective covenants and complied in all material respects with all of their respective agreements to be performed and complied with under the Support Agreement to the extent such covenants or agreements were to have been observed or performed at or prior to the expiry of the Offers.

    (b) CONDITIONS OF THE CLASS A OFFER

    The Offeror reserves the right to withdraw, amend or terminate the Class A Offer and not take up and pay for, or to extend the Expiry Time and postpone taking up and paying for, any Shares deposited under the Class A Offer unless the following condition has been satisfied or waived by the Offeror prior to the Expiry Time:

        (i) The Offeror shall have taken up and paid for any Class B Shares deposited under the Class B Offer and not withdrawn.

    (c) WAIVER OF CONDITIONS AND WITHDRAWAL OF THE OFFERS

    The conditions described in Sections 5(a) and 5(b) of the Offers to Purchase are for the exclusive benefit of the Offeror and may be asserted by the Offeror regardless of the circumstances or may be waived by the Offeror in its sole discretion, in whole or in part, at any time and from time to time without prejudice to any other rights which the Offeror may have under the Offers except that the Offeror may not waive the conditions set forth above at
Section 5(a)(iv)(D) or Section 5(a)(v). The failure by the Offeror at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right and each such right shall be deemed an ongoing right which may be asserted at any time and from time to time. Any determination by the Offeror concerning the events described in this Section 5 will be final and binding upon all parties.

    Any waiver of a condition or the withdrawal of the Offers shall be effective upon oral or written notice by the Offeror to that effect to the Depositary at its principal office in Toronto, Ontario. The Offeror, forthwith after giving any such notice, shall make a public announcement of such waiver or withdrawal, shall cause the Depositary as soon as practicable thereafter to notify the Shareholders in the manner set forth in Section 12 of the Offers to Purchase and shall provide a copy of the notice to the TSE and to Nasdaq. If the Offers are withdrawn in accordance with their terms, the Offeror shall not be obligated to take up or pay for any Shares deposited under the Offers and the Depositary will promptly return all certificates for deposited Shares and Letters of Acceptance and Transmittal and related documents to the parties by whom they were deposited.

6.  RIGHT TO WITHDRAW DEPOSITED SHARES

    Except as otherwise stated in this Section 6, all deposits of Shares pursuant to each of the Offers are irrevocable, unless otherwise agreed to in writing by the Offeror provided that any Shares deposited may be withdrawn by or on behalf of the depositing Shareholder (unless otherwise required or permitted by applicable law):

    (a) at any time before the Expiry Time;

    (b) at any time before the expiration of the tenth day after the date upon which either:

        (i) a notice of change is delivered in accordance with Section 12 of the Offers to Purchase, relating to a change which has occurred in the information contained in the Offers to Purchase or the Circular or in any notice of change or notice of variation delivered in connection herewith (except any change that is not within the control of the Offeror or an affiliate of the Offeror) that would reasonably be expected to affect the decision of a Shareholder to accept or reject the applicable Offer, which change occurred prior to the Expiry Time or after the Expiry Time but before the expiry of all rights of withdrawal in respect of the relevant Offer; or

        (ii) a notice of variation concerning a variation in the terms of the applicable Offer is delivered in accordance with Section 12 of the Offers to Purchase, unless the variation in the terms of the applicable Offer consists solely of an increase in the consideration (cash and/or non-cash) offered for Shares and the time for deposit is not extended for a period of greater than 10 days; and

    (c) at any time after midnight (local time) on April 29, 2000, if the Shares have not been taken up and paid for by the Offeror prior to receipt by the Depositary or the US Forwarding Agent of the notice of withdrawal in respect of such Shares.

    Withdrawals of Shares deposited under the Offers must be effected by notice of withdrawal made by or on behalf of the depositing Shareholder and must be received by the Depositary or the US Forwarding Agent at the place of deposit of the applicable Shares within the time limits indicated above. Notice of withdrawal must (i) be in writing (which includes telegraphic communication or notice by electronic means that produces a printed copy), (ii) be signed by the person who signed the Letter of Acceptance and Transmittal accompanying the Shares which are to be withdrawn and (iii) specify such person's name, the number of Shares to be withdrawn, the name of the registered holder and the certificate number shown on each certificate representing the Shares to be withdrawn. The withdrawal shall take effect upon receipt of the written notice by the Depositary. Any signature on the withdrawal notice must be guaranteed by an Eligible Institution, except in the case of Shares deposited for the account of an Eligible Institution. None of the Offeror, the Depositary, the Dealer Managers, the US Information Agent, the US Forwarding Agent or any other person will be under any duty or obligation to give notice of any defect or irregularity in any notice of withdrawal or shall incur any liability for failure to give such notice.

    Withdrawals may not be rescinded and any Shares withdrawn will thereafter be deemed not validly deposited for purposes of the Offers. However, withdrawn Shares may be redeposited at any time at or before the Expiry Time by again following one of the procedures described in Section 2 of the Offers to Purchase.

    If the Offeror extends either of the Offers, is delayed in taking up or paying for Shares or is unable to take up or pay for Shares for any reason, then, without prejudice to the Offeror's other rights, Shares may not be withdrawn except to the extent that depositing Shareholders are entitled to the withdrawal rights set forth in this Section 6.

    The laws of other jurisdictions may differ from the laws of the Province of Ontario with respect to the withdrawal of deposited Shares. Residents in jurisdictions other than the Province of Ontario should consult their investment dealer, lawyer or other advisor for further details. In addition to the foregoing rights of withdrawal, Shareholders in certain Provinces of Canada are entitled to statutory rights of rescission in certain circumstances. See Section 30 of the Circular -- "Offerees' Statutory Rights".

    All questions as to the validity (including timely receipt) and forms of notice of withdrawal shall be determined by the Offeror in its sole discretion, and such determination shall be final and binding.

7.  TAKE UP AND PAYMENT FOR DEPOSITED SHARES

    Upon the terms and subject to the respective conditions of the Offers, the Offeror will, pursuant to applicable laws, become obligated to take up and pay for Shares validly deposited under the Offers (and not withdrawn pursuant to Section 6 of the Offers to Purchase) within all time periods prescribed by applicable securities laws.

8.  GENERAL

    In all cases, payment for Shares deposited and accepted for payment pursuant to the Offers will be made only after timely receipt by the Depositary of certificates representing beneficial ownership of Shares, together with a properly completed and duly executed copy of the Letter of Acceptance and Transmittal or a facsimile thereof covering such Shares and other required documents.

    Subject to applicable law, the Offeror may, in its discretion, at any time before the Expiry Time if the applicable rights to withdraw any deposited Shares have expired, take up and pay for all such Shares then deposited under the Class A Offer or the Class B Offer or both Offers provided the Offeror agrees to take up and pay for all additional Shares validly deposited under such Offer or Offers thereafter.

    Subject to applicable securities laws, the Offeror expressly reserves the right, in its sole discretion, to delay taking up or paying for any Class B Shares or to terminate the Class B Offer and not take up and pay for any Class B Shares if any condition specified in Section 5(a) of the Offers to Purchase is not satisfied or waived, by giving written notice thereof to the Depositary at its principal office in Toronto.

    The Offeror also expressly reserves the right, in its sole discretion, to delay taking up and paying for Shares in order to comply, in whole or in part, with any applicable law. For the purposes of an Offer, the Offeror will be deemed to have accepted for payment Shares validly deposited and not withdrawn as, if and when the Offeror gives oral or written notice to the Depositary of its acceptance for payment of such Shares pursuant to such Offer followed by written confirmation of such notice.

    The Offeror will pay for Shares validly deposited pursuant to an Offer and not withdrawn by providing the Depositary with sufficient funds (by bank transfer or other means satisfactory to the Depositary) and sufficient certificates for Exchangeable Shares and shares of IBM Common Stock, for transmittal to persons depositing Shares pursuant to the Offers. Under no circumstances will interest accrue or be paid by the Offeror or the Depositary to depositing Shareholders on the Purchase Price regardless of any delay in making such payment.

    The Depositary will act as the agent of persons who have deposited Shares under the Offers for the purposes of receiving Exchangeable Shares, shares of IBM Common Stock and/or cash, from the Offeror and transmitting Exchangeable Shares, shares of IBM Common Stock and/or cash, to such persons. Upon delivery of sufficient funds and certificates for Exchangeable Shares and shares of IBM Common Stock to the Depositary, the Offeror shall be deemed to have made payment for the Shares accepted for payment.

    Settlement will be made by the Depositary by issuing or causing to be issued to each person who has validly deposited and not withdrawn Shares under an Offer
(i) a cheque payable in US funds to persons who have elected the Cash Option or who are deemed to have elected the Cash Option other than Shareholders resident in Canada which Shareholders will receive a cheque payable in Canadian funds,
(ii) a certificate representing Exchangeable Shares plus a cheque payable in Canadian funds representing any fractional amounts of Exchangeable Shares to persons who have elected the Canadian Share Option, or (iii) a certificate representing shares of IBM Common Stock plus a cheque payable in US funds representing fractional amounts of IBM Common Stock to persons who have elected the US Share Option, in each case in such amounts as such persons are entitled to receive under the applicable Offer.

    Unless otherwise directed in the Letter of Acceptance and Transmittal, the cheque and/or the certificate representing Exchangeable Shares or shares of IBM Common Stock will be issued in the name of the registered holder of deposited Shares. Certificates and cheques will be forwarded by first class mail, postage prepaid, to such persons at the address specified in the Letter of Acceptance and Transmittal. If no address is specified, certificates and cheques payable in respect of such Shares will be forwarded to the address of the holder as shown on the applicable share register maintained by the Corporation.

    THE METHOD OF DELIVERY OF CERTIFICATES REPRESENTING SHARES, THE LETTER OF ACCEPTANCE AND TRANSMITTAL, THE NOTICE OF GUARANTEED DELIVERY AND ALL OTHER REQUIRED DOCUMENTS IS AT THE OPTION AND RISK OF THE PERSON DEPOSITING SUCH DOCUMENTS. THE OFFEROR RECOMMENDS THAT ALL SUCH DOCUMENTS BE DELIVERED BY HAND TO THE DEPOSITARY AND A RECEIPT OBTAINED OR, IF MAILED, THAT REGISTERED MAIL, WITH RETURN RECEIPT REQUESTED, BE USED AND THAT PROPER INSURANCE BE OBTAINED.

    The execution of a Letter of Acceptance and Transmittal irrevocably constitutes and appoints certain senior officers of the Offeror, and each of them, and any other person designated by the Offeror in writing, as the true and lawful agent, attorney and attorney-in-fact and proxy of the holder of the Shares covered by the Letter of Acceptance and Transmittal with respect to Shares registered in the name of the holder of such Shares on the books of the Corporation and deposited under the applicable Offer and purchased by the Offeror (the "Purchased Shares"), and with respect to any and all securities, rights, warrants or other interests issued, transferred or distributed on or in respect of the Purchased Shares on or after the date hereof (collectively, "Other Securities"), effective from and after the date that the Offeror takes up and pays for the Purchased Shares (the "Effective Date"), with full power of substitution in the name and on behalf of such Shareholders (such power of attorney being deemed to be an irrevocable power coupled with an interest), to:
(a) register or record, transfer and enter the transfer of the Purchased Shares and any Other Securities on the appropriate register of holders of such Purchased Shares and Other Securities; (b) vote, execute and deliver any and all instruments of proxy, authorizations or consents in respect of any or all of the Purchased Shares and any or all Other Securities, revoke any such instrument, authorization or consent given prior to or after the Effective Date, designate in any such instruments of proxy any person or persons as the proxy or the proxy nominee or nominees of the Shareholder in respect of the Purchased Shares and Other Securities for all purposes including, without limitation, in connection with any meeting (whether annual, special or otherwise) of holders of securities of the Corporation (or any adjournment thereof), and execute, endorse and negotiate, for and in the name of and on behalf of the registered holder of the Purchased Shares and Other Securities any and all cheques or other instruments respecting any distribution payable to or to the order of such registered holder; and (c) exercise any and all rights of the holder in respect of the Purchased Shares and Other Securities. Further, a holder of Purchased Shares or Other Securities who executes a Letter of Acceptance and Transmittal agrees, effective from the Effective Date, not to vote any of the Purchased Shares or Other Securities at any meeting (whether annual, special or otherwise) of holders of Shares or Other Securities and not to exercise any or all of the other rights or privileges attached to any or all instruments of proxy, authorizations or consents in respect of any or all of the Purchased Shares or Other Securities, and to designate in any such instruments of proxy the person or persons specified by the Offeror as the proxy or the proxy nominee or nominees of the holder in respect of the Purchased Shares and Other Securities. Upon such appointment, all prior proxies given by the holder of the Purchased Shares and Other Securities with respect thereto shall be revoked and no subsequent proxies may be given by such person with respect thereto. A holder of Purchased Shares or Other Securities who executes the Letter of Acceptance and Transmittal covenants to execute and deliver, upon request, any additional documents deemed by the Offeror to be necessary or desirable to complete the sale, assignment and transfer of the Purchased Shares and Other Securities to the Offeror and acknowledges that all authority therein conferred or agreed to be conferred shall survive the death or incapacity, bankruptcy or insolvency of the holder and all obligations of the holder therein shall be binding upon the heirs, personal representatives, successors and assigns of the holder.

    All questions as to the validity, form, eligibility (including timely receipt) and acceptance of any Shares deposited pursuant to the Offer will be determined by the Offeror in its sole discretion. Depositing Shareholders agree that such determination shall be final and binding. The Offeror reserves the absolute right to reject any and all deposits of Shares which it determines not to be in proper form or which, in the opinion of its counsel, may be unlawful to accept under the laws of any jurisdiction. The Offeror reserves the absolute right to waive any defects or irregularities in the deposit of any Shares. There shall be no obligation on the Offeror, the Depositary or any other Person to give notice of any defects or irregularities in any deposit of any Shares and no liability shall be incurred by any of them for failure to give any such notice. The Offeror's interpretation of the terms and conditions of the Offers to Purchase (including without limitation the Offers to Purchase, the Circular, the Letter of Acceptance and Transmittal and the Notice of Guaranteed Delivery) will be final and binding.

    The deposit of Shares pursuant to the procedures described herein will constitute a binding agreement between the depositing Shareholder and the Offeror upon the terms and subject to the conditions of the Offers to Purchase including the depositing Shareholder's representation and warranty that
(i) such Shareholder has full power and authority to deposit, sell, assign and transfer the Shares (and any Other Securities) being deposited, (ii) such Shareholder owns the Shares (and any Other Securities) which are being deposited within the meaning of applicable securities laws, (iii) the deposit of such Shares (and any Other Securities) complies with applicable securities laws and
(iv) when such Shares (and any Other Securities) are taken up and paid for by the Offeror, the Offeror will acquire good title thereto free and clear of all liens, restrictions, charges, encumbrances, claims and equities, and the depositing Shareholder's agreement to release the Corporation from and against all claims that such Shareholder may have against the Corporation in such Shareholder's capacity as a Shareholder.

9.  RETURN OF DEPOSITED SHARES

    If any deposited Shares are not taken up pursuant to the terms and conditions of the Class A Offer or the Class B Offer for any reason or if certificates are submitted for more Shares than are deposited, certificates for Shares that are not purchased will be returned, at the expense of the Offeror, to the depositing Shareholder by first class registered or insured mail to the address of the depositing Shareholder specified in the Letter of Acceptance and Transmittal or, if no such address is specified, to the address of such Shareholder as shown on the share registers maintained by the Corporation, as promptly as practicable following the Expiry Time or withdrawal and early termination of the applicable Offer.

10. MAIL SERVICE INTERRUPTION

    Notwithstanding the provisions of the Offers to Purchase, the Circular, the Letter of Acceptance and Transmittal or the Notice of Guaranteed Delivery, certificates for Exchangeable Shares and shares of IBM Common Stock and/or cheques issued by the Depositary in satisfaction of the Purchase Price or in respect of fractional share amounts will not be mailed if the Offeror determines that delivery thereof by mail may be delayed. A person entitled to certificates and/or a cheque which is not mailed for the foregoing reason may take delivery thereof at the office of the Depositary or the US Forwarding Agent at which the Shares in respect of which the certificates and/or the cheque is being issued were deposited, upon application to the Depositary or the US Forwarding Agent, until such time as the Offeror has determined that delivery by mail will no longer be delayed. Notwithstanding Section 7 of the Offers to Purchase, certificates and cheques not mailed for the foregoing reason will be conclusively deemed to have been delivered on the first day upon which they are available for delivery to the depositing Shareholder at the appropriate office of the Depositary or the US Forwarding Agent. Notice of any determination regarding mail service delay or interruption made by the Offeror shall be given in accordance with Section 12 of the Offers to Purchase.

11. DIVIDENDS AND DISTRIBUTIONS; LIENS

    If, on or after the date of the Offers, the Corporation should split, combine or otherwise change any of the Shares or its capitalization, or disclose that it has taken or intends to take any such action, then the Offeror may, in its sole discretion, make such adjustments as it deems appropriate to reflect such split, combination or other change in the Purchase Price and the other terms of the Offers (including, without limitation, the type of securities offered to be purchased and the amounts payable therefor).

    Purchased Shares and Other Securities acquired pursuant to the Offers shall be acquired by the Offeror free and clear of all liens, charges, encumbrances, claims and equities and together with all rights and benefits arising therefrom including the right to all dividends, distributions, payments, securities, rights, assets or other interests which may be declared, paid, issued, distributed, made or transferred on or after the date of the Offers on, or in respect of, the Purchased Shares and Other Securities.

    Subject to the foregoing, if the Corporation should declare or pay any cash dividend or stock dividend or declare, make or pay any other distribution or payment on or declare, allot, reserve or issue any securities, rights or other interests with respect to any of the Shares or Other Securities which is or are payable or distributable to the Shareholders of record on a record date which is prior to the date of transfer into the name of the Offeror or its nominees or transferees on the Corporation's share register of such Shares or Other Securities following acceptance thereof for purchase pursuant to the Offer, then without prejudice to the Offeror's rights under Section 5 of the Offers to
Purchase:

    (a) in the case of cash dividends, distributions or payments (collectively, "Cash Distributions") paid to Shareholders:

        (i) who have elected a Share Option, the whole amount of the Cash Distributions shall be received and held by the depositing Shareholders, and

        (ii) who have elected the Cash Option, to the extent that such Cash Distributions do not exceed the Purchase Price, the Purchase Price will be reduced by the amount of any such Cash Distributions and where the Cash Distributions exceed the Purchase Price, the amount of the Cash Distributions in excess of the Purchase Price will be held by the depositing Shareholders, for the account of the Offeror and shall be promptly remitted and transferred by the depositing Shareholder to the Depositary for the account of the Offeror when the Offeror takes up the deposited Shares, and

    (b) in the case of non-cash dividends, distributions, payments, rights or other interests, the whole of any such non-cash dividend, distributions, payment, right or other interest will be received and held by the depositing Shareholders for the account of the Offeror and shall be required to be promptly remitted and transferred by the depositing Shareholders to the Depositary for the account of the Offeror, accompanied by appropriate documentation of transfer when the Offeror takes up the deposited Shares.

    Pending any such remittance, the Offeror will be entitled to all rights and privileges as if it were the owner of any such dividend, distribution, payment, right or other interest and may withhold the entire Purchase Price or deduct from the Purchase Price the amount or value thereof as determined by the Offeror in its sole discretion.

12. NOTICE AND DELIVERY

    Without limiting any other lawful means of giving notices, any notice which the Offeror or the Depositary may give or cause to be given under the Offers will be deemed to have been properly given to Shareholders if it is mailed by prepaid, first class mail to the registered Shareholders at their respective addresses as shown on the share registers maintained by the registrar for the Corporation and will be deemed to have been received on the first Business Day following the date of mailing. These provisions apply notwithstanding any accidental omission to give notice to any one or more Shareholders and notwithstanding any interruption of mail service following mailing. In the event of any interruption of mail service, the Offeror intends to make reasonable efforts to disseminate the notice by other means such as publication. In the event that post offices are not open for the deposit of mail, or there is reason to believe there is or could be a disruption in all or any part of the postal service, any notice which the Offeror or the Depositary may give or cause to be given under the Offers will be deemed to have been properly given and to have been received by Shareholders if it is given to the TSE and Nasdaq for dissemination through their facilities or if it is published in a newspaper or newspapers of general circulation in Toronto, Montreal and New York or if it is given to the Canada News Wire Service.

    Unless post offices are not open for the deposit of mail, the Offers to Purchase, the Circular, the Letter of Acceptance and Transmittal, and the Notice of Guaranteed Delivery will be mailed to registered holders of Shares (and to registered holders of Rights). In addition, the Offeror will use its reasonable efforts to furnish such documents to brokers, banks and similar persons whose names, or the names of whose nominees, appear on the security holder list, or, if applicable, who are listed as participants in a clearing agency's security position listing, for subsequent transmission to beneficial owners of Shares and Rights when such list or listing is received.

    Wherever the Offers to purchase call for documents to be delivered to the Depositary or the US Forwarding Agent, such documents will not be considered delivered unless and until they have been received at one of the offices specified in the Letter of Acceptance and Transmittal or Notice of Guaranteed Delivery, as applicable.

13. MARKET PURCHASES DURING THE OFFER

    The Offeror has no present intention of acquiring beneficial ownership of Shares while the Offers are outstanding other than as described in the Circular. However, the Offeror reserves the right to, and may acquire, or cause an affiliate to acquire, beneficial ownership of Class A Shares by making purchases through the facilities of the TSE, subject to applicable law, at any time prior to the Expiry Time. In no event will the Offeror make any such purchases of Class A Shares until the third Business Day following the date of the Offers. The payment other than pursuant to the Offers of an amount per Share that is greater than the amount offered pursuant to the Offers would be deemed under the SECURITIES ACT (Ontario) to be an amendment to the Offers that increases the consideration offered for the Shares and the Offeror would be required to pay the increased consideration to all Shareholders whose Shares are taken up and paid for pursuant to the Offers. Should this occur, the Offeror shall immediately advise all Shareholders of the increased consideration.

    If the Offeror should acquire beneficial ownership of Class A Shares by making purchases through the facilities of the TSE while the Offers are outstanding, any Class A Shares so purchased shall be counted in any determination as to whether the Minimum Condition has been fulfilled. The aggregate number of Class A Shares beneficially acquired by the Offeror through the facilities of the TSE while the Offers are outstanding shall not exceed 5% of the outstanding Shares.

14. OTHER TERMS OF THE OFFER

    NO BROKER, DEALER OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION ON BEHALF OF THE OFFEROR OTHER THAN AS CONTAINED IN THE OFFERS TO PURCHASE, THE CIRCULAR, THE LETTER OF ACCEPTANCE AND TRANSMITTAL AND THE NOTICE OF GUARANTEED DELIVERY, AND IF ANY SUCH INFORMATION OR REPRESENTATION IS GIVEN OR MADE, IT MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. NO BROKER, INVESTMENT DEALER OR OTHER PERSON SHALL BE DEEMED TO BE THE AGENT OF THE OFFEROR, THE DEPOSITARY OR THE DEALER MANAGERS FOR THE PURPOSES OF THE OFFERS. IN ANY JURISDICTION IN WHICH THE OFFERS ARE REQUIRED TO BE

MADE BY A LICENSED BROKER OR INVESTMENT DEALER, THE OFFERS SHALL BE MADE ON BEHALF OF THE OFFEROR BY BROKERS OR INVESTMENT DEALERS LICENSED UNDER THE LAWS OF SUCH JURISDICTION.

    Although the Offeror has no present intention of entering into any arrangement, commitment or understanding to sell Shares that may be taken up by the Offeror pursuant to the Offers, after the expiry of the bid, it reserves the right to do so. The Offeror also reserves the right to transfer to one or more affiliates of the Offeror, the right to purchase all or any portion of the Shares deposited pursuant to the Offers, but any such transfer will not relieve the Offeror of its obligations under the Offers and will in no way prejudice the rights of persons depositing Shares to receive payment for Shares validly deposited and accepted for payment pursuant to the Offers to Purchase.

    The Offers and all contracts resulting from the acceptance thereof shall be governed by and construed in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein.

    This document does not constitute an offer or a solicitation to any person in any jurisdiction in which such offer or solicitation is unlawful. The Offers are not being made to, nor will deposits be accepted from or on behalf of, holders of Shares residing in any jurisdiction in which the making of the Offers or the acceptance thereof would not be in compliance with the laws of such jurisdiction. The Offeror may, in its sole discretion, take such action as it may deem necessary to make the Offers in any such jurisdiction and extend the Offers to holders of Shares in any such jurisdiction.

    The provisions of the Circular, the Letter of Acceptance and Transmittal, and the Notice of Guaranteed Delivery accompanying the Offers to Purchase, including the instructions and rules contained therein, as applicable, form part of the terms and conditions of the Offers to Purchase.

    The accompanying Circular, together with the Offers to Purchase constitute the take-over bid circular required under the Canadian provincial securities legislation with respect to the Offers.

Dated: March 15, 2000

                                          IBM ACQUISITION INC.

                                          /s/ ARTHUR B. JAMES
                                          --------------------------------------
                                          By: (Signed) ARTHUR B. JAMES
                                          President, Chief Executive Officer
                                          and Director

                                          IBM ACQUISITION II L.L.C.

                                          /s/ PATRICK J. GLENNON
                                          --------------------------------------
                                          By: (Signed) PATRICK J. GLENNON
                                          Vice President and Treasurer

                               OFFERING CIRCULAR

    This Circular is furnished in connection with the Offers to Purchase dated March 15, 2000 by the Offeror comprising an offer to purchase all of the issued and outstanding Class A Shares and a concurrent offer to purchase all of the issued and outstanding Class B Shares of the Corporation, including all Shares issuable upon the exercise of outstanding Rights. The terms and provisions of the Offers to Purchase are incorporated into and form part of this Circular and Shareholders should refer to the Offers to Purchase for details of the respective terms and conditions of the Offers, including details as to payment and withdrawal rights. Defined terms used in the Offers to Purchase are used in this Circular with the same meaning unless the context otherwise requires.

    Except as otherwise indicated, the information concerning the Corporation contained in the Offers to Purchase and this Circular has been taken from or is based upon publicly available documents and records on file with Canadian securities administrators and other public sources. Except as described in the Offers to Purchase or in this Circular, the Offeror has no information that indicates that any material change has occurred in the affairs of the Corporation, other than the Offers, since the date of its last public financial statements, being its quarterly financial statements for the three-month period ended December 31, 1999. Although the Offeror has no knowledge that would indicate that any statements contained herein relating to the Corporation which have been taken from or based on such documents and records are untrue or incomplete, none of IBM, the Offeror, Parentco or IBM Canada, nor any of their respective officers or directors assume any responsibility for the accuracy or completeness of the information relating to the Corporation contained in such documents and records, or for any failure by the Corporation to disclose events which may have occurred which may affect the accuracy of any such information but which are unknown to IBM, the Offeror, Parentco or IBM Canada.

1.  RISK FACTORS

    There are certain risk factors which should be considered by Shareholders in evaluating whether or not to accept the Offers. Some of these risk factors relate directly to the completion of the Offers, a Compulsory Acquisition or a Subsequent Acquisition Transaction while others relate to the business and properties of IBM and its affiliates, independent of any Acquisition Transaction. These risk factors should be considered in conjunction with the other information included herein. See page 10 of this document -- "Risk Factors".

2.  IBM CORPORATE STRUCTURE

    IBM and a number of its subsidiaries are involved in the Offers and certain related transactions. Set forth below is a chart which illustrates the relationship between the participating IBM companies on the date hereof. The chart set forth below relates only to the IBM entities participating in the transactions described herein and is not an exhaustive list of all subsidiaries of IBM.

                                     [LOGO]

3.  IBM CORPORATION

    CORPORATE OVERVIEW

    International Business Machines Corporation is a leading developer, manufacturer and supplier of advanced information processing products, including computers and microelectronic technology, software, networking systems and information technology-related services.

    IBM was incorporated under the laws of the State of New York on June 15, 1911 as the Computing-Tabulating-Recording Co. (C-T-R), a consolidation of the Computing Scale Co. of America, The Tabulating Machine Co., and The International Time Recording Co. of New York. In 1924, C-T-R adopted the name International Business Machines Corporation.

    IBM is in the business of providing customer solutions through the use of advanced information technology. IBM operates primarily in a single industry utilizing several segments that create value by offering a variety of solutions that include, either singularly or in some combination, technologies, systems, products, services, software and financing. IBM employs over 300,000 persons in more than 150 countries worldwide.

    IBM offers its products through its global sales and distribution organization. The sales and distribution organization has both a geographic focus (in the Americas, Europe/Middle East/Africa, and Asia Pacific) and a specialized and global industry focus. In addition, this organization includes a global sales and distribution force devoted exclusively to small and medium size businesses. IBM also offers its products through a variety of third party distributors and resellers, as well as through its on-line channels.

    Through its Global Services segment, IBM provides its customers with services that include business and IT consulting, business transformational services, e-business services and full scope services such as strategic outsourcing.

    IBM's principal office is located at New Orchard Road, Armonk, NY 10504, telephone number 1-914-499-1900.

    DESCRIPTION OF SHARE CAPITAL OF IBM

    IBM's authorized share capital consists of 150,000,000 shares of preferred stock and 4,687,500,000 shares of IBM Common Stock. As of December 31, 1999, IBM's issued capital consisted of 2,546,011 Preferred Shares and 1,876,665,245 shares of IBM Common Stock. The IBM Common Stock is listed on the NYSE, the Chicago Stock Exchange and the Pacific Stock Exchange. As of March 1, 2000, there were 1,793,760,770 shares of IBM Common Stock outstanding. The closing price of the IBM Common Stock on the NYSE on March 14, 2000 was US$109.

    FURTHER INFORMATION ABOUT IBM

    IBM files annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission ("SEC"). You may read and copy any reports, statements or other information that IBM files with the SEC at the SEC's public reference rooms at the following locations:

Public Reference Room          New York                       Chicago Regional Office
450 Fifth Street, N.W.         Regional Office                Citicorp Center
Room 1024                      7 World Trade Center           500 West Madison Street
Washington, D.C.               Suite 1300                     Suite 1400
20549                          New York, NY                   Chicago, IL
                               10048                          60661-2511

    Please call the public reference rooms noted above or the SEC at 1-800-SEC-0330 for further information. These SEC filings are also available to the public from commercial document retrieval services and the Internet World Wide Web site maintained by the SEC at "HTTP://WWW.SEC.GOV". Reports, proxy statements and other information concerning IBM may also be inspected at the offices of the NYSE at 20 Broad Street, New York, New York 10005.

    Copies of these materials can also be obtained by mail at prescribed rates from the Public Reference Room of the SEC, 450 Fifth Street, N.W.,
Washington, D.C. 20549 or by calling the SEC at 1-800-SEC-0330.

    The SEC allows the Offeror to "incorporate by reference" information regarding IBM in this Circular, which means that the Offeror can disclose important information to you by referring you to other documents filed separately with the SEC. The information incorporated by reference is considered part of this Circular, except for any information superseded by information contained directly in this Circular or in later filed documents incorporated by reference in this Circular.


    Incorporated by reference are the following documents, each of which have been filed by IBM with the SEC: IBM's 10-K dated March 13, 2000; IBM's S-8 filed February 15, 2000 (registration statement no. 333-30424); IBM's 8-K filed
April 28, 1999; IBM's 8-K filed January 29, 1999; IBM's 8-A filed January 29, 1999; IBM's 10-Q for the quarter ended September 30, 1998; IBM's 8-K filed January 8, 1998; IBM's 10-K for year ended December 31, 1997; IBM's 8-K filed August 1, 1997; IBM's S-8 filed July 15, 1997; IBM's 10-K for year ended December 31, 1996; IBM's 8-K/A filed December 6, 1996; IBM's 10-K for year ended December 31, 1995; IBM's 8-K filed October 30, 1995; IBM's Proxy Statement dated March 14, 1995; IBM's 10-K for the year ended December 31, 1994; IBM's S-8 filed May 24, 1994 (registration statement no. 33-53777); IBM's S-3 filed May 24, 1993 (registration statement no. 33-49475(1)); IBM's 10-Q dated March 31, 1993; IBM's S-3 filed February 22, 1990; and IBM's S-3 filed October 24, 1989.


    All documents filed by IBM with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof and prior to the termination of any offering of securities made by the Offers to Purchase and Circular shall be deemed to be incorporated by reference into the Offers to Purchase and Circular and to be a part of the Offers to Purchase and Circular from the respective dates of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of the Offers to Purchase and Circular to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement or document so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of the Offers to Purchase and Circular. As used herein, the terms "Offers to Purchase and Circular" and "herein" mean these Offers to Purchase and Circular, including the documents incorporated or deemed incorporated by reference, as the same may be amended, supplemented or otherwise modified from time to time. Statements contained in the Offers to Purchase and Circular as to the contents of any contract or other document referred to herein do not purport to be complete and are qualified in all respects by reference to all of the provisions of such contract or other document.

    If you are a shareholder of IBM, IBM may have sent you some of the documents incorporated by reference, but you can obtain any of them from IBM, the SEC or the SEC's Internet web site as described above. Documents incorporated by reference are available from IBM and IBM Canada without charge, excluding all exhibits, except that if IBM has specifically incorporated by reference an exhibit in this document, the exhibit will also be provided without charge. Shareholders may obtain documents incorporated by reference in this document by requesting them in writing or by telephone from the Offeror at the following address:



IF IN CANADA FROM:                     IF IN THE UNITED STATES FROM:
IBM Canada Limited                     International Business Machines
3600 Steeles Avenue East               Corporation
Markham, Ontario L3R 9Z7               Armonk, NY 10504
Telephone: 1-800-426-4968              Telephone: 1-800-426-4968
Attention: Ms Judy McAdam              Attention: Shareholder Relations

    IN ORDER TO ENSURE TIMELY DELIVERY OF THE DOCUMENTS, ANY REQUEST SHOULD BE MADE BY MARCH 24, 2000.

    You should rely only on the information contained or incorporated by reference in this document. We have not authorized anyone to provide you with information that is different from what is contained in this document. This document is dated March 15, 2000. You should not assume that the information contained in this document is accurate as of any date other than that date. Neither the mailing of this document to Shareholders nor the issuance of IBM Common Stock in connection with the Offers creates any implication to the contrary.

4.  IBM CANADA LIMITED

    IBM Canada is a wholly-owned indirect subsidiary of IBM and was incorporated under the laws of Canada on November 29, 1917. IBM Canada is a leading provider of advanced information technology products and services in Canada. IBM Canada's registered office and principal executive offices are located at 3600 Steeles Avenue East, Markham, Ontario L3R 9Z7, telephone number 1-800-426-4968.

5.  THE OFFERORS

    IBM ACQUISITION INC.

    CORPORATE OVERVIEW

    AcquisitionCo is a wholly-owned indirect subsidiary of IBM. AcquisitionCo was incorporated under the laws of Canada on March 10, 2000 for the purposes of making the Offers and issuing the Exchangeable Shares. To date, AcquisitionCo has not engaged in any activities other than those incidental to its organization and the making of the Offers. AcquisitionCo's registered and principal executive offices are located at 3600 Steeles Avenue East, Markham, Ontario L3R 9Z7, telephone number 1-800-426-4968.

    AUTHORIZED AND ISSUED CAPITAL

    The authorized capital of AcquisitionCo consists of an unlimited number of common shares. On the date hereof, AcquisitionCo's issued capital consists of 100 common shares, all of which are owned by Parentco. Prior to taking up and paying for Shares deposited under the Offers, Articles of Amendment of AcquisitionCo will be filed to create an unlimited number of Exchangeable Shares on the terms described in this Circular. See Section 7 of the Circular -- "Exchangeable Share Terms".

    DIRECTORS AND OFFICERS

    The names, municipalities and principal occupations for the directors and officers of AcquisitionCo are as follows:

NAME AND MUNICIPALITY OF RESIDENCE  POSITION WITH IBM ACQUISITION INC.  PRINCIPAL OCCUPATION
----------------------------------  ----------------------------------  --------------------
Arthur B. James................     President, Chief Executive Officer  Vice President, Law and
  Toronto, Ontario                  and Director                        Corporate Relations and
                                                                        Secretary, IBM Canada Limited

Belinda C. Tang................     Secretary and Director              Treasurer, IBM Canada Limited
  Municipality of York, Ontario

Tom Gray.......................     Chief Financial Officer and         Vice President, Finance, IBM
  Whitchurch-Stouffville, Ontario   Director                            Canada Limited

John A. Kazanjian..............     Director                            Partner, Osler, Hoskin &
  Toronto, Ontario                                                      Harcourt LLP

Frank J. Turner................     Director                            Partner, Osler, Hoskin &
  Toronto, Ontario                                                      Harcourt LLP

    FURTHER INFORMATION


    Further information with respect to AcquisitionCo is set forth in Annex A hereto, which is incorporated into and forms part of this Circular.


    IBM ACQUISITION II L.L.C.

    CORPORATE OVERVIEW

    US BuyCo is a wholly-owned, special purpose subsidiary of IBM. US BuyCo was formed as a limited liability company under the laws of Delaware on March 14, 2000 for the purposes of making the Offers described in this document. US BuyCo has no material assets and no operating history. IBM is the sole member of US BuyCo. US BuyCo's registered and principal executive office is located at New Orchard Road, Armonk, NY 10504, telephone number 1-800-426-4968.

    DIRECTORS AND OFFICERS

    The names, municipalities and principal occupations for the directors and officers of US BuyCo are as follows:

NAME AND MUNICIPALITY OF RESIDENCE  POSITION WITH IBM ACQUISITION II L.L.C.   PRINCIPAL OCCUPATION
----------------------------------  ---------------------------------------   --------------------
Lee A. Dayton..................     President                                 Vice President, Corporate
  Greenwich, Connecticut                                                      Development and Real Estate,
                                                                              IBM

Patrick J. Glennon.............     Vice President and Treasurer              Corporate Development
  Fishkill, New York                                                          Executive, IBM

Donald D. Westfall.............     Manager                                   Associate General Counsel,
  Cross River, New York                                                       IBM

Andrew Bonzani.................     Manager                                   Assistant Secretary and
  Somers, New York                                                            Senior Counsel

    FURTHER INFORMATION


    Further information with respect to US BuyCo is set forth in Annex B hereto, which is incorporated into and forms part of this Circular.


6.  LGS GROUP INC.

    LGS is a corporation existing under the laws of Canada. The Corporation provides a diverse suite of information technology and management consulting services including application development and implementation, business transformation services and technology consulting services. The registered head office of the Corporation is located at 1155 Metcalfe Street, 12(th) Floor, Montreal, Quebec H3B 2V6, telephone number 1-514-392-9193.

    DESCRIPTION OF SHARE CAPITAL OF LGS

    AUTHORIZED AND ISSUED SHARE CAPITAL

    The authorized share capital of the Corporation consists of an unlimited number of first preferred shares, issuable in series ("First Preferred Shares"), an unlimited number of second preferred shares, issuable in series ("Second Preferred Shares"), an unlimited number of Class A Shares, an unlimited number of Class B Shares and an unlimited number of Class C Shares.

    According to information provided by the Corporation, as of March 10, there were outstanding 10,041,573 Class A Shares, 2,852,800 Class B Shares and no Class C shares, First Preferred Shares or Second Preferred Shares. In addition, as of such date the Corporation had outstanding Rights entitling holders to acquire an additional 1,859,429 Class A Shares. The Locked-up Shareholders have represented to IBM Canada that such holders hold, in the aggregate, 2,852,800 Class B Shares, 305,852 Class A Shares and no Rights to acquire Shares.

    MATERIAL ATTRIBUTES OF THE COMMON SHARES

    Each Class B Share may, from time to time, at the holder's option, be converted into one Class A Share. Each Class C Share may, from time to time, at the holder's option, be converted into one Class A Share. The holders of Class A Shares are entitled to one vote per share, the holders of Class B Shares are entitled to ten votes per share and the holders of Class C Shares are entitled to two votes per share. The Corporation is required to give notice of any annual or special meeting of shareholders to all holders of Class A Shares, Class B Shares and Class C Shares. Except as otherwise provided above, each Class A Share, each Class B Share and each Class C Share carry the same rights, are equal in all respects and must be dealt with by the Corporation as if they were shares of a single class. Class A Shares, Class B Shares and Class C Shares rank, as to the payment of dividends and the return of capital in the event of liquidation or dissolution of the Corporation, after the First Preferred Shares and the Second Preferred Shares, respectively.

    RESTRICTIONS ON THE ISSUE OF MULTIPLE VOTING SHARES

    So long as Class A Shares are outstanding, the Corporation may not, unless the holders of Class A Shares have given their consent, issue Class B Shares or Class C Shares unless the Corporation offers to the holders of Class A Shares the right to acquire, at the market price, pro rata to the number of shares they hold, a number of Class A Shares in order to maintain their proportion of voting rights following the issue of the Class B Shares or Class C Shares. The rights of Shareholders described in this paragraph are set out in their entirety in the LGS Articles which may be examined by reviewing the public file maintained by the Director appointed under the CBCA.

    COATTAIL RIGHTS

    The holders of Class A Shares are entitled to certain conversion rights in relation to a public offer being made for Class B Shares in certain circumstances ("Coattail Rights"). Reference should principally be made to
(a) the LGS Articles and (b) to the trust agreement made as of October 14, 1999 between Raymond Lafontaine, the Corporation, Desjardins Trust and Montreal Trust Company of Canada and the trust agreement on substantially identical terms made as of October 14, 1999 between Andre Gauthier, the Corporation, Desjardins Trust and Montreal Trust Company of Canada (collectively, the "Trust Agreements") on file with the TSE.

    The purpose of the Coattail Rights is to ensure that the holders of the Class A Shares receive the same per share consideration as the holders of the Class B Shares in the event of a change of control transaction effected by way of a take-over bid. The Offers meet the objectives of the Coattail Rights as the holders of Class A Shares and Class B Shares will receive the same per share consideration under the Offers.

    The share conversion elements of the Coattail Rights do not apply to an "Exempt Offer". Under the Articles, an Exempt Offer means:

    (i) any offer made by a Majority Holder or an Acceptable Successor to one or more Majority Holders or Acceptable Successors (as each such term is defined in the Articles); and

    (ii) an offer made to all holders of Class B Shares . . . and which is made simultaneously for the same price and on the same terms and conditions to all the holders of Class A Shares whose last address in the Corporation's register is in Canada.

    The Offeror understands that counsel to the Corporation intends to advise the Corporation's transfer agent that the Offers are an Exempt Offer.

    The Trust Agreements provide that Messrs. Lafontaine and Gauthier shall not sell any Class B Shares pursuant to a take-over bid as defined in applicable securities legislation under circumstances in which securities legislation would have required the same offer or a follow up offer to be made to holders of Class A Shares if the sale had been of Class A Shares rather than Class B Shares, but otherwise on the same terms, unless an identical offer (in terms of price per share, percentage of outstanding shares to be taken up exclusive of shares owned immediately prior to the offer by the Offeror or associates or affiliates of the Offeror, and in all other material respects) is made concurrently to purchase the Class A Shares, which offer has no condition attached other than the right to not to take up and pay for shares tendered if no shares are purchased pursuant to the Offer for Class B Shares.

    The Class A Offer is an identical offer (in terms of price per share, percentage of outstanding Shares to be taken-up exclusive of Shares owned immediately prior to the offer by the Offeror or associates or affiliates of the Offeror and in all other material respects), is being made concurrently with the Class B Offer and has no condition attached other than the condition that the Offeror take-up and pay for any Class B Shares tendered to the Class B Offer. As such, the Offeror has been advised by its counsel that the Offers comply with the provisions of the Trust Agreements.

    DIVIDEND RECORD OF LGS

    Based on publicly available information, the Offeror believes that the Corporation has paid no dividends on the Shares during the period commencing on April 1, 1997 and ending on the date thereof.

    FURTHER INFORMATION ABOUT LGS

    LGS files annual and quarterly reports with the SEC. You may read and copy any reports, statements or other information that LGS files with the SEC at the SEC's public reference rooms at the following locations:

Public Reference Room          New York                       Chicago Regional Office
450 Fifth Street, N.W.         Regional Office                Citicorp Center
Room 1024                      7 World Trade Center           500 West Madison Street
Washington, D.C.               Suite 1300                     Suite 1400
20549                          New York, NY                   Chicago, IL
                               10048                          60661-2511

    Please call the public reference rooms noted above or the SEC at 1-800-SEC-0330 for further information. Reports, proxy statements and other information concerning LGS may also be inspected at 1735 K Street, N.W., Washington, D.C. 2006.

    Copies of these materials can also be obtained by mail at prescribed rates from the Public Reference Room of the SEC, 450 Fifth Street, N.W.,
Washington, D.C. 20549 or by calling the SEC at 1-800-SEC-0330.

    The SEC allows the Offeror to "incorporate by reference" information regarding LGS in this Circular, which means that the Offeror can disclose important information to you by referring you to other documents filed separately with the SEC. The information incorporated by reference is considered part of this Circular, except for any information superseded by information contained directly in this Circular or in later filed documents incorporated by reference in this Circular.

    Incorporated by reference are the following documents, each of which have been filed by LGS with the SEC: LGS's 40-K for the fiscal year ended March 31, 1999; LGS's 6-K for the fiscal quarter ended June 30, 1999; LGS's 6-K for the fiscal quarter ended September 30, 1999; and LGS's 6-K for the fiscal quarter ended December 31, 1999.

    All documents filed by LGS with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof and prior to the termination of any offering of securities made by the Offers to Purchase and Circular shall be deemed to be incorporated by reference into the Offers to Purchase and Circular and to be a part of the Offers to Purchase and Circular from the respective dates of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of the Offers to Purchase and Circular to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement or document so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of the Offers to Purchase and Circular. As used herein, the terms "Offers to Purchase and Circular" and "herein" mean these Offers to Purchase and Circular, including the documents incorporated or deemed incorporated by reference, as the same may be amended, supplemented or otherwise modified from time to time. Statements contained in the Offers to Purchase and Circular as to the contents of any contract or other document referred to herein do not purport to be complete and are qualified in all respects by reference to all of the provisions of such contract or other document.

    IN ORDER TO ENSURE TIMELY DELIVERY OF THE DOCUMENTS, ANY REQUEST SHOULD BE MADE BY MARCH 24, 2000.

    You should rely only on the information contained or incorporated by reference in this document. We have not authorized anyone to provide you with information that is different from what is contained in this document. This document is dated March 15, 2000. You should not assume that the information contained in this document is accurate as of any date other than that date. Neither the mailing of this document to Shareholders nor the issuance of IBM Common Stock or Exchangeable Shares in connection with the Offers creates any implication to the contrary.

7.  EXCHANGEABLE SHARE TERMS

    The following is a summary description of the material Exchangeable Share Terms and is qualified in its entirety by the full text of such terms which are available upon request from IBM Canada.

    RANKING

    The Exchangeable Shares are entitled to a preference over the common shares of AcquisitionCo and any other shares ranking junior to the Exchangeable Shares with respect to the payment of dividends and the distribution of assets in the event of the liquidation, dissolution or winding-up of AcquisitionCo.

    DIVIDENDS

    Holders of Exchangeable Shares will be entitled to receive dividends on a per share basis, subject to anti-dilution adjustments, equivalent to any dividends paid from time to time by IBM on a share of IBM Common Stock. Where IBM pays dividends or makes distributions on shares of IBM Common Stock in a form other than cash, holders of Exchangeable Shares will be entitled to receive the same dividend or distribution, or the economic equivalent of such dividend or distribution. The record date and payment date for dividends on the Exchangeable Shares will be the same as that for the corresponding dividends on the shares of IBM Common Stock.

    VOTING RIGHTS

    Except as required by applicable law, the holders of the Exchangeable Shares are not entitled to receive notice of or to attend any meeting of the shareholders of AcquisitionCo or IBM or to vote at any such meeting.

    CERTAIN RESTRICTIONS

    If at any time (i) a dividend or other distribution has been declared on the IBM Common Stock, (ii) no corresponding dividend or other distribution has been declared on the Exchangeable Shares or, if declared, has not been paid, and
(iii) AcquisitionCo does not have available to it sufficient assets and funds to pay such dividend or distribution, then AcquisitionCo will not without obtaining the approval of the holders of the Exchangeable Shares in accordance with the Exchangeable Share Terms:

    (a) pay any dividend on the common shares of AcquisitionCo or any other shares ranking junior to the Exchangeable Shares, other than stock dividends payable in common shares or any such other shares ranking junior to the Exchangeable Shares, as the case may be; or

    (b) redeem, purchase or make any capital distribution in respect of the common shares of AcquisitionCo or any other shares ranking junior to the Exchangeable Shares.

    AcquisitionCo will also not without obtaining the approval of the holders of the Exchangeable Shares in accordance with the Exchangeable Share Terms:

    (a) amend the Exchangeable Share Terms; or

    (b) issue any shares which rank senior to the Exchangeable Shares.

    RETRACTION OF EXCHANGEABLE SHARES BY HOLDERS

    Subject to the Retraction Call Right (as defined below) of IBM and Parentco, a holder of Exchangeable Shares will be entitled at any time to require AcquisitionCo to redeem any or all of the Exchangeable Shares held by such holder for a retraction price per Exchangeable Share to be satisfied by delivery of one share of IBM Common Stock, plus an amount of cash equivalent to the full amount of all declared and unpaid dividends, if any, on the Exchangeable Shares. Holders of the Exchangeable Shares may request redemption by presenting a certificate or certificates to AcquisitionCo or the Transfer Agent representing the number of Exchangeable Shares the holder desires to have redeemed, together with a duly executed Retraction Request and such other documents as may be required to effect the redemption of the Exchangeable Shares. For the purposes of this Circular, a "Retraction Request" consists of a duly executed notice given by a holder of Exchangeable Shares in the form of Schedule A to the Exchangeable Share Terms, or in such other form as may be acceptable to AcquisitionCo, pursuant to which such holder can require AcquisitionCo to redeem such holder's Exchangeable Shares. The redemption will be made ten Business Days after the date on which AcquisitionCo receives the Retraction Request from the holder (the "Retraction Date").

    When a holder requests AcquisitionCo to redeem the Exchangeable Shares, IBM and Parentco will have an overriding right (the "Retraction Call Right") to purchase on the Retraction Date all but not less than all of the Exchangeable Shares that the holder has requested AcquisitionCo to redeem at a purchase price per Exchangeable Share to be satisfied by delivery of one share of IBM Common Stock, plus an amount of cash equivalent to the full amount of all declared and unpaid dividends, if any, on the Exchangeable Shares.

    Upon receipt of a Retraction Request by a holder of Exchangeable Shares, AcquisitionCo will immediately notify IBM and Parentco. IBM or Parentco must then advise AcquisitionCo within five Business Days as to whether the Retraction Call Right will be exercised. If either IBM or Parentco so advises AcquisitionCo within such five Business Day period, AcquisitionCo will notify the holder of Exchangeable Shares as soon as possible thereafter that the Retraction Call Right will be exercised. A holder may revoke his or her Retraction Request any time prior to the close of business on the Business Day preceding the Retraction Date, in which case the holder's Exchangeable Shares will neither be purchased by IBM or Parentco nor be redeemed by AcquisitionCo. If the holder does not revoke his or her Retraction Request, on the Retraction Date the Exchangeable Shares that the holder has requested AcquisitionCo to redeem will be purchased by IBM or Parentco or redeemed by AcquisitionCo, as the case may be, in each case at a purchase price per Exchangeable Share to be satisfied by delivery of one share of IBM Common Stock, plus an amount of cash equivalent to the full amount of all declared and unpaid dividends, if any, on the Exchangeable Shares.

    The Retraction Call Right may be exercised, at the election of IBM, by either IBM or Parentco.

    If, as a result of solvency provisions of applicable law, AcquisitionCo is not permitted to redeem all Exchangeable Shares tendered by a retracting holder, AcquisitionCo will redeem only those Exchangeable Shares tendered by the holder as would not be contrary to such provisions of applicable law. The holder of any Exchangeable Shares not redeemed by AcquisitionCo will be deemed to have required IBM to purchase such unredeemed Exchangeable Shares in exchange for IBM Common Stock on the Retraction Date pursuant to the optional Exchange Right. See "Optional Exchange Right in the case of an AcquisitionCo Insolvency Event".

    REDEMPTION OF EXCHANGEABLE SHARES

    Subject to applicable law and the Redemption Call Right (defined below) of IBM and Parentco, the board of directors of AcquisitionCo may establish a date (the "Optional Redemption Date") on which AcquisitionCo will redeem all but not less than all of the then outstanding Exchangeable Shares for a redemption price per Exchangeable Share to be satisfied by the delivery of one share of IBM Common

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
Stock, plus an amount of cash equivalent to the full amount of all declared and unpaid dividends, if any, on the Exchangeable Shares (the "Redemption Price"). The Optional Redemption Date may be no earlier than the tenth anniversary of the date that the Offeror first takes up and pays for Shares deposited under the Offers unless at any time there are then less than 170,000 Exchangeable Shares outstanding (other than Exchangeable Shares held by IBM and its subsidiaries and subject to adjustment to such number of shares to reflect permitted changes to the Exchangeable Shares), in which event the Optional Redemption Date may be established as any date after such time. AcquisitionCo will, at least 60 days prior to the Optional Redemption Date, provide the registered holders of the Exchangeable Shares with written notice of the proposed redemption of the Exchangeable Shares by AcquisitionCo. On or after the date such notice is provided, upon the holder's presentation and surrender of the certificates representing the Exchangeable Shares and such other documents as may be required at the office of the Transfer Agent or the registered office of AcquisitionCo, AcquisitionCo will deliver the Redemption Price for pick up by the holder at the registered office of AcquisitionCo or the office of the Transfer Agent as specified in the written notice.

    IBM and Parentco will be granted a right (the "Redemption Call Right"), notwithstanding a proposed redemption of the Exchangeable Shares by AcquisitionCo on the Optional Redemption Date pursuant to the Exchangeable Share Provisions, to purchase on the Optional Redemption Date all but not less than all of the Exchangeable Shares then outstanding (other than Exchangeable Shares held by IBM and its subsidiaries) in exchange for the Redemption Price and, upon the exercise of the Redemption Call Right, the holders of all of the then outstanding Exchangeable Shares will be obligated to sell such shares to IBM or Parentco, as applicable. If either IBM or Parentco exercises the Redemption Call Right, AcquisitionCo's right to redeem the Exchangeable Shares on the Optional Redemption Date will terminate. The Redemption Call Right may be exercised, at the election of IBM, by either IBM or Parentco.

    LIQUIDATION OF THE OFFEROR

    In the event of the liquidation, dissolution or winding-up of AcquisitionCo, a holder of Exchangeable Shares will be entitled to receive from AcquisitionCo, subject to the overriding Liquidation Call Right (as defined below), for each Exchangeable Share on the effective date of such event (the "Liquidation Date") an amount to be satisfied by the delivery of one share of IBM Common Stock, plus an amount of cash equivalent to the full amount of all declared and unpaid dividends, if any, on the Exchangeable Share.

    On or after the Liquidation Date, a holder of Exchangeable Shares may surrender certificates representing such Exchangeable Shares, together with such other documents as may be required, at AcquisitionCo's registered office or the office of the Transfer Agent. Upon receipt of the certificates and other documents and subject to the exercise by IBM or Parentco of the Liquidation Call Right described below, AcquisitionCo will deliver the shares of IBM Common Stock and cash (if applicable) for pick up by the holder at AcquisitionCo's registered office or the office of the Transfer Agent, as specified by AcquisitionCo in a notice to such holders.

    In the event of the liquidation, dissolution or winding-up of AcquisitionCo, IBM and Parentco will have the right (a "Liquidation Call Right") to purchase all but not less than all of the Exchangeable Shares then outstanding (other than Exchangeable Shares held by IBM or Parentco) at a purchase price per Exchangeable Share to be satisfied by the delivery of one share of IBM Common Stock, plus an amount of cash equivalent to the full amount of all declared and unpaid dividends, if any, on the Exchangeable Shares and, upon the exercise of the Liquidation Call Right, the holders thereof will be obligated to sell such Exchangeable Shares to IBM or Parentco, as applicable. The Liquidation Call Right may be exercised, at the election of IBM, by either IBM or Parentco.

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
    RESTRICTIONS ON TRANSFER OF EXCHANGEABLE SHARES

    ONTARIO

    As AcquisitionCo does not intend to apply to the OSC to become a reporting issuer in Ontario, the transferability of the Exchangeable Shares in that province will be restricted. In this regard, the Offeror will shortly apply for relief from the OSC to permit transfers of Exchangeable Shares in Ontario to the following persons without complying with the prospectus requirements:

    (a) any relative of the holder thereof;

    (b) any person of the same or opposite sex to whom the holder is married or with whom that holder is living in a conjugal relationship outside marriage;

    (c) any trust or estate in which the holder or any of the foregoing has a beneficial interest in the income or capital thereof or as to which the holder or any of the foregoing serves as a trustee, or in similar capacity;

    (d) any partner of any of the foregoing;

    (e) any corporation controlled by any of the foregoing; or

    (f) any other holder of Exchangeable Shares.

    UNITED STATES

    Notwithstanding the foregoing, the Exchangeable Shares may not be offered or sold within the United States or to, or for the benefit of, US persons and may only be sold outside the United States in compliance with Regulation S under the US Securities Act or pursuant to an available exemption from registration under the US Securities Act. For this purpose, the term "US person" has the meaning ascribed to it in Regulation S under the US Securities Act, which term includes a natural person resident in the United States, a corporation or partnership organized in the United States and any professional fiduciary in the United States acting on a discretionary basis for foreign beneficial persons. The certificates representing the Exchangeable Shares will carry the following legend:

    THE EXCHANGEABLE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER, (1) REPRESENTS THAT IT IS NOT A U.S. PERSON AND IS ACQUIRING THE EXCHANGEABLE SHARES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT AND
(2) AGREES THAT (I) IT WILL NOT, WITHIN ONE YEAR AFTER THE ORIGINAL ISSUANCE OF THE EXCHANGEABLE SHARES, RESELL OR OTHERWISE TRANSFER THE EXCHANGEABLE SHARES EXCEPT (A) TO INTERNATIONAL BUSINESS MACHINES CORPORATION, 3040696 NOVA SCOTIA COMPANY, THE CORPORATION OR ANY OF THE CORPORATION'S SUBSIDIARIES, (B) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT OR (C) PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT, (II) IT WILL NOT ENGAGE IN HEDGING TRANSACTIONS UNLESS IN COMPLIANCE WITH THE SECURITIES ACT AND (III) IT WILL DELIVER TO EACH PERSON TO WHOM THE EXCHANGEABLE SHARES ARE TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. THE TERMS "OFFSHORE TRANSACTION", "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.

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
    EXCHANGE TRUST AGREEMENT AND IBM SUPPORT AGREEMENT

    The following is a summary description of the material provisions of the Exchange Trust Agreement and the IBM Support Agreement. The description of such agreements set forth below is qualified in its entirety by reference to the full text of the form of the Exchange Trust Agreement and the IBM Support Agreement which are available upon request from IBM Canada.

    OPTIONAL EXCHANGE RIGHT IN THE CASE OF AN ACQUISITIONCO INSOLVENCY EVENT

    Upon the occurrence and during the continuance of an AcquisitionCo Insolvency Event, a holder of Exchangeable Shares will be entitled to instruct the Trustee to exercise the optional Exchange Right with respect to any or all of the Exchangeable Shares held by such holder, thereby requiring IBM or, at the election of IBM, Parentco to purchase such Exchangeable Shares from the holder. An "Exchange Right" is the optional exchange right granted to the Trustee for the use and benefit of the holders of the Exchangeable Shares pursuant to the Exchange Trust Agreement to require IBM to exchange, or cause Parentco to exchange, Exchangeable Shares for shares of IBM Common Stock, plus an amount of cash equivalent to all declared and unpaid dividends on such Exchangeable Shares, upon the occurrence of an AcquisitionCo Insolvency Event.

    The purchase price payable by IBM or Parentco for each Exchangeable Share to be purchased under the optional Exchange Right will be satisfied by the delivery of one share of IBM Common Stock plus an additional amount in cash equivalent to the full amount of all declared and unpaid dividends, if any, on the Exchangeable Shares.

    An AcquisitionCo Insolvency Event will occur upon the institution by AcquisitionCo of any proceeding to be adjudicated a bankrupt or insolvent or to be dissolved or wound up, or the consent of AcquisitionCo to the institution of bankruptcy, insolvency, dissolution or winding-up proceedings against it, or the filing of a petition, answer or consent seeking dissolution or winding-up under any bankruptcy, insolvency or analogous laws, including without limitation the COMPANIES CREDITORS' ARRANGEMENT ACT (Canada) and the BANKRUPTCY AND INSOLVENCY ACT (Canada), and the failure by AcquisitionCo to contest in good faith any such proceedings commenced in respect of AcquisitionCo within 15 days of becoming aware thereof, or the consent by AcquisitionCo to the filing of any such petition or to the appointment of a receiver, or the making by AcquisitionCo of a general assignment for the benefit of creditors, or the admission in writing by AcquisitionCo of its inability to pay its debts generally as they become due, or AcquisitionCo not being permitted, pursuant to solvency requirements of applicable law, to redeem any Exchangeable Shares pursuant to the Exchangeable Share Terms.

    If, as a result of the solvency provisions of applicable law, AcquisitionCo is unable to redeem all of a holder's Exchangeable Shares which such holder is entitled to have redeemed in accordance with the Exchangeable Share Terms, the holder will be deemed to have exercised the optional Exchange Right with respect to the unredeemed Exchangeable Shares and IBM or, at the election of IBM, Parentco will be required to purchase such Exchangeable Shares from the holder in the manner set forth above.

    AUTOMATIC EXCHANGE ON LIQUIDATION OF IBM

    In the event of an IBM Liquidation Event (as defined below), IBM or, at the election of IBM, Parentco will be required to purchase each outstanding Exchangeable Share (other than Exchangeable Shares held by IBM or Parentco) and holders of Exchangeable Shares will be required to sell the Exchangeable Shares held by them at that time, by exchanging one share of IBM Common Stock for each such Exchangeable Share, plus an amount of cash equivalent to the full amount of all declared and unpaid dividends, if any, on the Exchangeable Shares.

    Upon a holder's request and surrender of Exchangeable Share certificates, duly endorsed in blank and accompanied by such instruments of transfer as IBM or Parentco may reasonably require, IBM or Parentco

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
will deliver to such holder certificates representing the appropriate number of shares of IBM Common Stock plus an amount of cash equivalent to the full amount of all declared and unpaid dividends, if any, on the Exchangeable Shares.

    An IBM Liquidation Event will occur upon (i) any determination by IBM's board of directors to institute voluntary liquidation, dissolution or winding-up proceedings (not including a reorganization under applicable bankruptcy laws) with respect to IBM or to effect any other distribution of assets of IBM among its shareholders for the purpose of winding-up its affairs or (ii) receipt by IBM of notice of, or IBM otherwise becoming aware of, any threatened or instituted claim, suit, petition or other proceeding with respect to the involuntary liquidation, dissolution or winding-up (not including a reorganization under applicable bankruptcy laws) of IBM or to effect any other distribution of assets of IBM among its shareholders for the purpose of winding-up its affairs.

    IBM SUPPORT OBLIGATION

    Under the IBM Support Agreement, IBM will agree that for so long as any Exchangeable Shares are outstanding, (i) it will take all necessary actions to ensure that, if any dividends are declared on the IBM Common Stock, AcquisitionCo will have sufficient money or other assets or authorized securities available to enable the due declaration and payment of an equivalent dividend on the Exchangeable Shares; (ii) it will take all necessary actions to ensure that if any dividends are paid on the IBM Common Stock, AcquisitionCo will simultaneously pay an equivalent dividend on the Exchangeable Shares;
(iii) it will advise AcquisitionCo of the declaration of any dividend on the IBM Common Stock and ensure that the record date and payment date for dividends on the Exchangeable Shares are the same as that for the IBM Common Stock; (iv) it will take all actions and do all things necessary to ensure that AcquisitionCo is able to pay to the holders of the Exchangeable Shares the equivalent number of shares of IBM Common Stock plus an amount of cash equivalent to the full amount of all declared and unpaid dividends, if any, on the Exchangeable Shares in the event of the occurrence of an AcquisitionCo Insolvency Event, the giving of a Retraction Request by a holder of Exchangeable Shares or a redemption of Exchangeable Shares by AcquisitionCo; (v) it will take all such actions and do all such things as are necessary or desirable to enable and permit Parentco to pay and otherwise perform its obligations arising out of the exercise by it of the Liquidation Call Right, the Retraction Call Right or the Redemption Call Right; (vi) it will not vote or otherwise take any action or omit to take any action causing the liquidation, dissolution or winding-up of AcquisitionCo; and
(vii) as long as it is a "specified financial institution" (as such term is defined in the Canadian Tax Act) or does not deal at arm's length with such a person, it will take all such action and do all such things as are reasonably necessary or desirable to exercise or to cause Parentco to exercise the Retraction Call Right, the Redemption Call Right or the Liquidation Call Right if requested to do so by a holder of Exchangeable Shares.

    The IBM Support Agreement will also provide that, except with the prior approval of AcquisitionCo and the holders of Exchangeable Shares, if IBM distributes additional shares of IBM Common Stock or rights to subscribe therefor or other property or assets to all or substantially all holders of shares of IBM Common Stock, or subdivides, consolidates, reclassifies or otherwise changes the IBM Common Stock, then IBM will take all necessary actions to ensure that the same or equivalent distribution on, or change to the Exchangeable Shares (or in the rights of the holders thereof) is made simultaneously. In the event of any proposed tender offer, share exchange offer, issuer bid, take-over bid or similar transaction affecting the IBM Common Stock, IBM will use reasonable efforts to take all actions necessary or desirable to enable holders of Exchangeable Shares to participate in such transaction to the same extent and on an economically equivalent basis as the holders of IBM Common Stock.

    The IBM Support Agreement and the Exchange Trust Agreement will also provide that, as long as any outstanding Exchangeable Shares are owned by any person or entity other than IBM or any of its subsidiaries, IBM will, unless approval to do otherwise is obtained from the holders of the Exchangeable

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
Shares, remain the direct or indirect beneficial owner of at least 50.1% of all issued and outstanding voting securities of AcquisitionCo.

    With the exception of administrative changes for the purpose of adding covenants for the protection of the holders of the Exchangeable Shares, making certain necessary amendments or curing ambiguities or clerical errors (in each case provided that the board of directors of IBM, AcquisitionCo's board of directors, and the Trustee are of the opinion that such amendments are not prejudicial to the interest of the holders of the Exchangeable Shares), the IBM Support Agreement and the Exchange Trust Agreement may not be amended without the approval of the holders of the Exchangeable Shares.

    DELIVERY OF IBM COMMON STOCK

    IBM will make such filings and seek such regulatory consents and approvals as are necessary so that the IBM Common Stock deliverable upon the exchange of Exchangeable Shares will be delivered in compliance with applicable securities laws in Canada and the United States and may be traded freely on such United States stock markets or quotation systems on which such shares may be listed, quoted or posted for trading from time to time.

    In accordance with the Co-operation Agreement IBM has agreed to make available to US BuyCo, from time to time, a number of shares of IBM Common Stock in order to permit US BuyCo to satisfy its obligations under the Offers.

    AMENDMENT AND APPROVAL

    The rights, privileges, restrictions and conditions attaching to the Exchangeable Shares may be changed only with the approval of the holders thereof. Any such approval or any other approval or consent to be given by the holders of the Exchangeable Shares will be sufficiently given if given in accordance with applicable law and subject to a minimum requirement that such approval or consent be evidenced by a resolution passed by not less than two-thirds of the votes cast thereon (other than shares beneficially owned by IBM and its subsidiaries) at a meeting of the holders of Exchangeable Shares duly called and held at which holders of at least 20% of the then outstanding Exchangeable Shares are present in person or represented by proxy. In the event that no such quorum is present at such meeting within one-half hour after the time appointed therefor, then the meeting will be adjourned to such place and time (not less than 10 days later) as may be determined at the original meeting and the holders of Exchangeable Shares present in person or represented by proxy at the adjourned meeting will constitute a quorum thereat and may transact the business for which the meeting was originally called. At the adjourned meeting, a resolution passed by the affirmative vote of not less than two-thirds of the votes cast thereon will constitute the approval or consent of the holders of the Exchangeable Shares.

8.  BACKGROUND TO AND REASONS FOR THE OFFERS

    BACKGROUND TO THE OFFERS

    LGS is well known to IBM Canada as the founders of LGS were employees of IBM Canada prior to leaving to form their own company. Since that time, IBM Canada and LGS have enjoyed a long-standing business relationship whereby LGS has provided services to IBM Canada in areas which have been complementary to IBM's set of offerings, and IBM Canada and LGS have often combined to serve the needs of mutual customers. In addition, each of LGS and IBM Canada has acted as subcontractor to the other in servicing Canadian customers.

    In the later part of 1999, IBM Canada's interest in LGS increased and IBM Canada personnel were instructed to prepare financial models contemplating the acquisition of LGS. In December of 1999, IBM Canada retained counsel to advise it in connection with a possible acquisition of the Corporation and in early January 2000, financial advisers were engaged. During the middle of January 2000, the working

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
group considered a variety of acquisition models and strategies and on January 31, 2000, John Wetmore and John Bothwell, senior executives of
IBM Canada and Lee Dayton, Vice President, Real Estate and Corporate Development of IBM, first discussed IBM Canada's possible interest in an acquisition of the shares of LGS with Messrs. Raymond Lafontaine and Andre Gauthier, the controlling shareholders of LGS. Between January 31 and February 11, there were a number of preliminary discussions between John Wetmore and the controlling shareholders with respect to a possible transaction involving IBM Canada and the controlling shareholders. On February 11, IBM Canada and the controlling shareholders signed a confidentiality agreement and agreed to meet in person in Montreal on February 13. Between February 13 and February 15, the parties negotiated the terms of the Support Agreement. On February 15, 2000 a Support Agreement was signed by IBM Canada and Messrs. Lafontaine and Gauthier whereby Lafontaine and Gauthier and their respective holding companies agreed to tender their Shares if and when the Offers were made. Pursuant to the terms of the Support Agreement, the obligation to make the Offers was conditional on certain conditions being satisfied, including the condition that the board of directors of IBM and IBM Canada approve the making of the Offers. See below -- "Support Agreement". The entering into of the Support Agreement was publicly announced by IBM Canada on February 15, 2000 and on February 18, 2000, LGS entered into a confidentiality agreement with IBM Canada. On February 29, 2000 the making of the Offers, in the manner described in the Support Agreement, was approved by the board of directors of IBM and the condition for IBM Canada board approval was waived.

    REASONS FOR THE OFFERS

    The acquisition of LGS is consistent with IBM Canada's objective of providing a more comprehensive set of offerings to its customers and acquiring key information technology resources. The acquisition will serve to expand IBM's presence in certain markets, provide services in non-IBM related technologies and accelerate the delivery of application development and maintenance capabilities.

    The Offeror also believes that there are benefits to Shareholders who dispose of their Shares in the Offers. For example:

    (a) Shareholders are being offered a 77.4% premium to market based on the 20-day average closing price of the Shares on the TSE for the period ended February 14, 2000;

    (b) eligible Shareholders who elect the Canadian Share Option may be able to dispose of their Shares and obtain Exchangeable Shares and Ancillary Rights on a tax deferred basis; and

    (c) holders of Exchangeable Shares and holders of shares of IBM Common Stock will participate in the economic growth of IBM, a global, industry-leading company with a large, stable and balanced asset and technology base with good access to the global capital markets.

    SUPPORT AGREEMENT

    On February 15, 2000, the Locked-up Shareholders entered into the Support Agreement with IBM Canada pursuant to which the Locked-up Shareholders agreed to deposit or cause to be deposited under the Offers all of their Shares, representing approximately 3.05% of the outstanding Class A Shares and 100% of the outstanding Class B Shares (2.57% and 100% on a fully-diluted basis).

    Pursuant to the Support Agreement, IBM Canada agreed to cause the Offers to be made by not later than March 15, 2000, provided certain conditions had been met or had been waived. Such conditions included the approval of the Offers by the boards of directors of IBM and IBM Canada, that the representations and warranties of the Locked-up Shareholders were true and correct on the date of the Offers, that the Locked-up Shareholders had on the date of the Offers, performed or complied with in all material respects, all covenants and agreements to be complied with or performed prior to such date, the Offeror having obtained relief from the applicable provincial securities regulatory authorities relating to the collateral benefit and non-identical consideration requirements of applicable securities laws, that no prohibition at law existed and no action, suit or proceeding had been threatened or taken which would prevent the Offeror from making or consummating the Offers or effecting a Compulsory Acquisition or a Subsequent Acquisition Transaction following completion of such Offers and no Material Adverse Effect having occurred.

    The Support Agreement contains customary representations and warranties of the parties relating to their capacity to perform their obligations under such agreement. In particular, the Locked-up Shareholders have warranted that they are the holders of all of the outstanding Class B Shares and that they have the unfettered ability, authorization and capacity, and the exclusive right to dispose of all Shares held by them under the Offers. Moreover the Locked-up Shareholders have covenanted in the Support Agreement that in the event they are requested to do so by IBM Canada, such Shareholders will provide a notice to the LGS transfer agent, in the manner contemplated in the provisions of the LGS Articles relating to the Coattail Rights, that they have not accepted and will not be accepting any offer other than the Offers of the Offeror. In addition, the Support Agreement contains a covenant of the Locked-up Shareholders, in their capacities as Shareholders, to not solicit, invite, respond to, encourage, entertain or be a party to any discussions, inquiries or proposals which could result in a transaction involving the Shares, the Corporation or its assets, nor to provide any information with respect to any such alternative transaction.

    The Support Agreement requires the Locked-up Shareholders to deposit all Shares held by them to the Offers and not to withdraw such Shares notwithstanding certain rights which such Shareholders may have under applicable law or pursuant to the provisions of the Letter of Acceptance and Transmittal. However, the Locked-up Shareholders, when not in default of their obligations under the Support Agreement, can terminate the Support Agreement if the Offeror has not taken up and paid for such Shares by April 30, 2000, provided that if
(i) a regulatory authority shall have commenced a formal investigation, (ii) a Shareholder, regulatory authority or other interested person shall have commenced an action or proceeding, in either case in connection with the Offers, or (iii) the board of directors of LGS shall have recommended rejection of the Offers, then such rights of termination do not commence until June 30, 2000.

    The Offeror is required to assume the obligations of the Locked-up Shareholders under the Trust Agreements. See Section 6 of the Circular -- "LGS Group Inc. -- Description of Share Capital of LGS -- Trust Agreements". The Locked-up Shareholders may however terminate the Support Agreement, provided that they are not then in default of any of their obligations under such agreement, or if the Offers or any amendments thereto do not conform to the description thereof contained in the Support Agreement.

    The Support Agreement also contains the covenant of Raymond Lafontaine and Andre Gauthier to enter into the Retention Agreements in the event that the Offeror takes up and pays for Shares under the Offers. See Section 17 of the Circular -- "Arrangements, Agreements or Understandings -- Retention Agreements".

    Pursuant to the Support Agreement, the parties are required to pay their respective fees and other expenses in connection with the transactions contemplated thereby.

    CO-OPERATION AGREEMENT

    Pursuant to its obligations under the Support Agreement, IBM Canada is required, subject to the satisfaction of certain conditions, to cause an affiliate or a subsidiary to make the Offers on the terms described therein. IBM Canada has determined that it would be desirable for its affiliates, AcquisitionCo and US BuyCo, to make the Offers jointly. On March 14, 2000, IBM, IBM Canada, AcquisitionCo and US BuyCo entered into an agreement (the "Co-operation Agreement") pursuant to which such parties agreed as to how AcquisitionCo and US BuyCo would make the Offers jointly. Among other things, the Co-operation Agreement provides that on the Payment Date, US BuyCo will purchase all Shares deposited to the Offers and not withdrawn in respect of which the depositing Shareholder has elected the US Share Option ("US Option Shares") and will provide to the Depositary certificates representing such number of shares of IBM Common Stock and such amount of US dollars in respect of fractional share amounts as are required to satisfy the Purchase Price in respect of such US Option Shares. IBM has agreed to make available to US BuyCo, from time to time, a number of shares of IBM Common Stock in order to satisfy its obligations under the Offers. Pursuant to the Co-operation Agreement, AcquisitionCo will purchase all Shares deposited to the Offers and not withdrawn, other than the US Option Shares, and will provide to the Depositary certificates representing such number of Exchangeable Shares and such amount of US dollars and Canadian dollars as are required to satisfy the Purchase Price in respect of such Shares.

    IBM, AcquisitionCo and US BuyCo have agreed in the Co-operation Agreement to co-operate in all aspects of making the Offers.

9.  PURPOSE OF THE OFFERS AND PLANS FOR THE CORPORATION

    PURPOSE OF THE OFFERS

    The purpose of the Offers is to enable the Offeror to acquire all of the Shares. If the respective conditions of the Offers are satisfied and the Offeror takes up and pays for the Shares validly deposited under the Offers, the Offeror intends to acquire any Shares not deposited by effecting a Compulsory Acquisition or Subsequent Acquisition Transaction. See Section 10 of the Circular -- "Acquisition of Shares Not Deposited".

    PLANS FOR LGS

    Following the successful completion of the Offers, and if required a Compulsory Acquisition or Subsequent Acquisition Transaction, IBM Canada intends to conduct a review of the Corporation's service offerings and business strategy with a view to determining how best to combine the Corporation's operations with those of IBM Canada in order to maximize synergies and achieve operational efficiency. The corporate organization of IBM Canada, LGS, AcquisitionCo and/or US BuyCo may also be restructured in connection with such integration. In any event, it is expected that certain changes may be effected with respect to the composition of the board of directors of the Corporation to allow nominees of AcquisitionCo to be elected.

    The Offeror believes that the acquisition of the Corporation is consistent with IBM's established acquisition criteria and will further IBM's goal of providing a more comprehensive offering of services to its customers and to expand its client base.

    If permitted by applicable law, subsequent to the completion of the Offers, the Offeror intends to delist the Class A Shares from the TSE and Nasdaq and to cause the Corporation to cease to be a reporting issuer under Canadian and US securities laws.

10. ACQUISITION OF SHARES NOT DEPOSITED

    COMPULSORY ACQUISITION

    If within 120 days after the date hereof, each of the Offers has been accepted by holders of not less than 90% of either the issued and outstanding Class A Shares or Class B Shares (or both), other than the Shares held on the date hereof by or on behalf of the Offeror and its affiliates and associates (as such terms are defined in the CBCA), and such Shares have been taken up and paid for by the Offeror, the Offeror intends to acquire pursuant to the provisions of
Section 206 of the CBCA the remaining Shares of the relevant class on the same terms as the Shares acquired under the Offers (a "Compulsory Acquisition").

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    To exercise such statutory rights and effect a Compulsory Acquisition, the
Offeror must give notice (the "Offeror's Notice") to each holder of Shares who did not accept the relevant Offer (and each person who subsequently acquires any such Shares) (in each case, an "Offeree") and to the Director under the CBCA of such proposed acquisition on or before the earlier of 60 days from the Expiry Time and 180 days from the date of the Offers. Within 20 days of giving the Offeror's Notice, the Offeror must pay or transfer to the Corporation the consideration the Offeror would have had to pay or transfer to the Offerees if they had elected to accept the relevant Offer, to be held in trust for the Offerees. In accordance with Section 206 of the CBCA, within 20 days after receipt of the Offeror's Notice, each Offeree must send the certificates representing the Shares held by such Offeree to the Corporation, and must elect either to transfer such Shares to the Offeror on the terms of the relevant Offer or to demand payment of the fair value of such Shares held by such holder by so notifying the Offeror. If an Offeree has elected to demand payment of the fair value of such Shares, the Offeror may apply to a court having jurisdiction to hear an application to fix the fair value of such Shares of that Offeree. If the Offeror fails to apply to such court within 20 days after it made the payment or transferred the consideration to the Corporation referred to above, the Offeree may then apply to the court within a further period of 20 days to have the court fix the fair value. If there is no such application made by the Offeree within such period, the Offeree will be deemed to have elected to transfer such Shares to the Offeror on the terms of the relevant Offer. Any judicial determination of the fair value of the Shares could be more or less than the amount paid pursuant to the Offers.

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
    THE FOREGOING IS A SUMMARY ONLY. REFERENCE IS MADE TO SECTION 206 OF THE CBCA FOR THE TEXT OF THE RELEVANT STATUTORY PROVISIONS. SECTION 206 OF THE CBCA IS COMPLEX AND MAY REQUIRE STRICT ADHERENCE TO NOTICE AND TIMING PROVISIONS, FAILING WHICH SUCH RIGHTS MAY BE LOST OR ALTERED. SHAREHOLDERS WHO WISH TO BE BETTER INFORMED ABOUT THESE PROVISIONS SHOULD CONSULT THEIR LEGAL ADVISORS.

    SUBSEQUENT ACQUISITION TRANSACTIONS

    If the Offeror takes up and pays for Shares validly deposited under the Offers, and if, for any reason a Compulsory Acquisition is not available or the Offeror elects not to pursue such right, the Offeror intends to pursue other means of acquiring, directly or indirectly, all of the issued and outstanding Shares in accordance with applicable law, including an amalgamation, reclassification, statutory arrangement, consolidation or other transaction (each, a "Subsequent Acquisition Transaction"). In order to effect a Subsequent Acquisition Transaction, the Offeror may seek to cause a special meeting of Shareholders of the Corporation to be called to consider any proposed amalgamation, statutory arrangement or other transaction involving the Corporation and AcquisitionCo or one or more affiliates of AcquisitionCo for the purposes of enabling AcquisitionCo to acquire all of the Shares not acquired under the Offers. If the Minimum Condition is satisfied, the Offeror will have acquired sufficient Shares to carry out the acquisition of all of the remaining Shares. In connection with a Subsequent Acquisition Transaction, Shareholders may have the right to dissent under the CBCA and to be paid the fair value for their Shares, with such fair value to be determined by a court.

    Each of the methods of acquiring the remaining outstanding Shares described above, other than a Compulsory Acquisition, would be a "going private transaction" within the meaning of the regulations under the SECURITIES ACT (Ontario) (the "Regulation"), Policy 9.1 and Policy Q-27 if such method would result in the interest of a holder of Shares (the "affected securities") being terminated without the consent of the holder and without the substitution therefor of an interest of equivalent value in a participating security of the Corporation, a successor to the business of the Corporation or person who controls the Corporation or, in the case of Policy 9.1 and Policy Q-27, a person who controls a successor to the business of the Corporation. The transaction could also be a "related party transaction" for purposes of Policy 9.1 and Policy Q-27.

    Policy 9.1 and Policy Q-27 provide that, unless exempted, a corporation proposing to carry out a Subsequent Acquisition Transaction is required to prepare a valuation of the affected securities (and any non-cash consideration being offered therefor) and provide to the holders of the affected securities a summary of such valuation. An exemption from the valuation requirement is generally available when the price offered to security holders was arrived at within the 12 months immediately preceding the date of the Subsequent Acquisition Transaction through an arm's length negotiation with a selling security holder of a sizeable block of securities where the selling security holder had full knowledge and access to information concerning the offeree issuer such that the underlying value of the offeree issuer was a material factor considered by the selling security holder in arriving at the price. The Purchase Price was arrived at as the result of such negotiations between IBM Canada and the Locked-up Shareholders. The Offeror is not aware of any non-financial factors or factors peculiar to the Locked-up Shareholders which were considered to be relevant by the Locked-up Shareholders in assessing the amount agreed upon in the Support Agreement as the price to be offered pursuant to the Offers. The Offeror intends to rely on any exemption then available or to seek waivers pursuant to Policy 9.1 and Policy Q-27 from the valuation requirement in Policy 9.1 and Policy Q-27 in connection with any Subsequent Acquisition Transaction.

    Policy 9.1 and Policy Q-27 require that, in addition to any other required securityholder approval, in order to complete a Subsequent Acquisition Transaction, the approval of a simple or two-thirds majority (depending on the nature of the transaction) of the votes cast by "minority" shareholders of the affected securities must be obtained. In relation to the Offers and any Subsequent Acquisition Transaction, Policy 9.1 and Policy Q-27 provide that the Offeror may treat Shares acquired pursuant to the Offers as "minority" Shares and vote them in favour of such a Subsequent Acquisition Transaction if the intent to

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effect a Subsequent Acquisition Transaction was disclosed at the time of the
Offers, if a summary of a valuation was provided or no valuation was required in respect of the Offers and if the consideration per security in the Subsequent Acquisition Transaction is at least equal in value to the consideration paid under the Offers. Where the consideration offered in the Subsequent Acquisition Transaction is payable in whole or in part other than in cash, the approval of a two-thirds majority of the votes cast by "minority" holders of the affected securities must be obtained. The Offeror intends that the value of consideration offered under any Subsequent Acquisition Transaction proposed subsequent to the Offers would be at least equal to the consideration offered under the Offers.

    In the context of the Offers and any Subsequent Acquisition Transaction or related party transaction, holders of Class A Shares and Class B Shares will be entitled to vote separately in respect of any vote by "minority" Shareholders, unless the Offeror is granted an exemption from this requirement. In relation to the Offers and any Subsequent Acquisition Transaction, the "minority" Shareholders would be, absent discretionary relief from the OSC and the QSC, the Offeror with respect to Shares acquired pursuant to the Offers, other than Shares deposited by the Locked-up Shareholders, and with respect to all other Shares, all Shareholders, other than the Offeror, its directors and senior officers, any associate or affiliate of the Offeror or its directors or senior officers, any person or company acting jointly or in concert with the Offeror or any of its directors or senior officers in connection with the Offers or the Subsequent Acquisition Transaction, and any person who is a "related party" of the Offeror as defined by Policy 9.1 and Policy Q-27.

    In the event that a Subsequent Acquisition Transaction is required, the Offeror intends, to the extent then necessary, to apply to the applicable securities regulatory authorities for relief from the minority approval requirement or for an order permitting the Offeror to vote the Shares deposited to the Offers by the Locked-up Shareholders in connection with any such minority approval requirement.

    In the event a Subsequent Acquisition Transaction were to be consummated, under the CBCA holders of Shares may have the right to dissent and demand payment of the fair value of such Shares. This right, if the statutory procedures are complied with, would lead to a judicial determination of the fair value required to be paid to such dissenting holders for their Shares. The fair value of Shares so determined could be more or less than the value of the consideration offered per Share pursuant to the Subsequent Acquisition Transaction or the Offer. Any such determination of the fair value of the Shares could be based upon considerations other than, or in addition to, the market price of the Shares.

    It is anticipated that on May 1, 2000, proposed Rule 61-501 under the SECURITIES ACT (Ontario) ("Rule 61-501") will come into force which will replace Policy 9.1. Rule 61-501 is different than Policy 9.1 in certain material respects. For example, the definition of "going private transaction" has been narrowed in Rule 61-501 from that contained in Policy 9.1 to apply only to transactions where the related parties would not be treated identically to other security holders. In the event that Rule 61-501 is in effect when the Offeror proposes a Subsequent Acquisition Transaction, and provided that the Locked-up Shareholders are treated identically to the other Shareholders, then such Subsequent Acquisition Transaction may not be a going private transaction for the purposes of Rule 61-501 with the result that in Ontario such transaction could be effected without attracting the minority approval and valuations requirements which would have been applicable had Policy 9.1 been in effect at such time. Since there is no certainty that Policy Q-27 will be amended in a similar and timely manner, relief from the valuation and minority approval requirements would still be required.

    In September 1994 the Director appointed under the CBCA released a policy on "going private transactions" stating, among other things, that the Director is of the opinion that "going-private transactions" are permitted under the CBCA provided that the transaction is not oppressive or unfairly prejudicial to or unfairly disregards the interests of a person whose interest in a participating security is being terminated without his or her consent. In determining whether a "going-private transaction" is fair,

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
the policy states that compliance with the requirements set forth in Policy 9.1 or Policy Q-27 will usually be viewed by the Director as sufficient.

    Certain judicial decisions may be considered relevant to any proposed Subsequent Acquisition Transaction. Prior to the adoption of Policy 9.1 and Policy Q-27, Canadian courts, in a few instances, granted preliminary injunctions to prohibit transactions involving a "going private transaction". The current trend both in legislation and in the Canadian jurisprudence is toward permitting "going private transactions" to proceed, subject to compliance with procedures designed to ensure substantive fairness to minority shareholders. The Offeror intends to comply with all applicable requirements, or obtain relief from such requirements, in respect of any Subsequent Acquisition Transaction.

    Shareholders should consult their legal advisors for a determination of their legal rights with respect to a "going private transaction".

11. COMPARISON OF SHAREHOLDER RIGHTS

    In the event that the acquisition contemplated by the Offers is consummated, Shareholders who tender Shares under the Offers pursuant to one of the Share Options will have their Shares exchanged for Exchangeable Shares or shares of IBM Common Stock. A holder of Exchangeable Shares will have the right to exchange such shares for that number of shares of IBM Common Stock that is equal to the number of such Exchangeable Shares. IBM is a corporation organized under the laws of the state of New York. While the rights and privileges of shareholders of a Canadian corporation are, in many instances, comparable to those of stockholders of a New York corporation, there are certain differences. These differences arise from differences between Canadian and New York law, between the CBCA and the New York Business Corporation Law, as amended (the "NYBCL") and between the articles and by-laws of the Corporation and the Certificate of Incorporation and By-laws of IBM. For a description of the rights of holders of IBM Common Stock, see Annex A. The following description summarizes the major differences which may affect the rights of Shareholders and the Offeror does not purport this to be a complete statement of all such differences or a complete statement of the specific provisions referred to in this summary.

    The identification of specific differences is not intended to indicate that other equally or more significant differences do not exist. Shareholders should read carefully the relevant provisions of the CBCA and the NYBCL, LGS's Articles, LGS's By-laws, IBM's Certificate of Incorporation and IBM's By-laws.

    CAPITALIZATION

    The IBM board of directors is authorized to issue preferred stock, to divide the shares of preferred stock into series, to determine the number of shares in such series, and to fix the voting powers, if any, and the designations, powers, preferences and rights of the shares of any series and any qualifications, limitations or restrictions thereon with certain limitations.

    VOTING RIGHTS

    Each holder of IBM common stock is entitled to one vote per share and may not cumulate votes for the election of directors.

    VOTE REQUIRED FOR EXTRAORDINARY TRANSACTIONS

    Under the CBCA, certain extraordinary corporate actions, such as certain amalgamations, continuances and sales, leases or exchanges of all or substantially all the property of a corporation other than in the ordinary course of business, and other extraordinary corporate actions such as liquidations, dissolutions and (if ordered by a court) arrangements, are required to be approved by special resolution. A

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
special resolution is a resolution passed at a meeting by a majority of not less than two thirds of the votes cast by the shareholders who voted in respect of that resolution or signed by all the shareholders entitled to vote on that resolution. Under the CBCA, each share of the corporation carries the right to vote in respect of certain extraordinary corporate actions whether or not it otherwise carries the right to vote. In certain cases, a special resolution to approve an extraordinary corporate action is also required to be approved separately by the holders of a class or series of shares.

    Under New York law, a merger or consolidation of a corporation such as IBM generally requires, in addition to the adoption of a plan of merger by the board of directors, the adoption of the agreement by the affirmative vote of two-thirds of the outstanding stock of such corporation entitled to vote on the transaction, and, in certain situations, the affirmative vote by the holders of a majority of all outstanding shares of certain classes or series of stock. Approval of stockholders generally is not required for the issuance of common stock under New York law but the NYSE Listing Rules require stockholder approval if the issuance equals 20% or more of the common or voting stock of the corporation outstanding immediately prior to the issuance. Where the corporation owns at least 90% of the outstanding stock of each class of stock of another corporation, stockholder approval is not required under New York law from either corporation to merge the subsidiary corporation into the parent provided that such merger is permitted by the jurisdiction of incorporation of each constituent corporation.

    AMENDMENT TO GOVERNING DOCUMENTS

    Under the CBCA, any amendment to a corporation's articles of incorporation generally requires approval by special resolution, which is a resolution passed by a majority of not less than two-thirds of the votes cast by shareholders who voted in respect of that resolution or signed by all the shareholders entitled to vote on that resolution. The CBCA provides that unless the articles, bylaws or a unanimous shareholder agreement (as defined in the CBCA) otherwise provide, the board of directors may, by resolution, make, amend or repeal any bylaws that regulate the business or affairs of a corporation. Where the board of directors make, amend or repeal a bylaw, they are required under the CBCA to submit the bylaw, amendment or repeal to the shareholders at the next meeting of shareholders, and the shareholders may confirm, reject or amend the bylaw, amendment or repeal by an ordinary resolution, which is a resolution passed by a majority of the votes cast by the shareholders who voted in respect of that resolution.

    New York law provides that, in addition to approval of a proposed amendment by a corporation's board of directors, the vote of holders of a majority in voting power of the outstanding shares entitled to vote is generally required to amend a corporation's certificate of incorporation, unless a greater proportion is otherwise specified in the corporation's certificate of incorporation.
New York law further provides that the holders of shares of a class shall be entitled to vote and to vote as a class on a proposed amendment to the certificate of incorporation if the amendment would exclude or limit their right to vote in any matter, subordinate their right by authorizing shares that have superior rights, increase or decrease the number of authorized shares of such class, change the par value of the shares of such class, or alter or change the relative rights, preferences or limitations of the shares of such class so as to affect them adversely.

    The IBM By-laws provide that the provisions of IBM's By-laws may be amended or repealed or new by-laws may be adopted by the IBM stockholders at any annual or special meeting if notice for such meeting mentions the proposed amendment, repeal or the adoption of new by-laws as one of the purposes of the meeting. The IBM By-laws may also be amended or repealed or new By-laws may be adopted by the majority vote of IBM's board of directors at any meeting where proper notice is given.

    VOTE REQUIRED FOR ORDINARY TRANSACTIONS; QUORUM

    Under the CBCA, matters which do not require approval by special resolution by the CBCA, the articles, the bylaws or a unanimous shareholder agreement and which are questions proposed for the consideration of the shareholders generally must be approved by a majority of the votes cast by the

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shareholders who voted in respect of that resolution. The CBCA provides that unless the bylaws of a corporation otherwise provide, a quorum of shareholders is present at a meeting irrespective of the number of persons actually present at the meeting, if the holders of a majority of shares entitled to vote at a meeting of shareholders are present in person or represented by proxy.

    Under New York law, a corporation's certificate of incorporation and by-laws may specify the number of shares necessary to constitute a quorum at any meeting of shareholders; provided, however, that a quorum may not consist of less than one-third of the shares entitled to vote at the meeting. The IBM By-laws provide that the presence in person or by proxy of the holders of a majority of the total voting power of IBM then outstanding and entitled to vote at any meeting will constitute a quorum for the transaction of business at that meeting.

    Under New York law and the IBM By-laws, matters requiring stockholder approval generally must be approved by the vote of the holders of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote on the matter.

    DISSENTERS' AND APPRAISAL RIGHTS

    The CBCA provides that shareholders of a CBCA corporation entitled to vote on certain matters are entitled to exercise dissent rights and to be paid the fair value of their shares in connection therewith. The CBCA does not distinguish for this purpose between listed and unlisted shares. Such matters include (i) any amalgamation with another corporation (other than with certain affiliated corporations), (ii) an amendment to the corporation's articles to add, change or remove any provisions restricting the issue, transfer or ownership of shares, (iii) an amendment to the corporation's articles to add, change or remove any restriction upon the business or businesses that the corporation may carry on, (iv) a continuance under the laws of another jurisdiction, (v) a sale, lease or exchange of all or substantially all the property of the corporation other than in the ordinary course of business,
(vi) a court order permitting a shareholder to dissent in connection with an application to the court for an order approving an arrangement (as defined in the CBCA) proposed by the corporation, or (vii) certain amendments to the articles of a corporation which require a separate class or series vote, provided that a shareholder is not entitled to dissent if an amendment to the articles is effected by a court order approving a reorganization (as defined in the CBCA) or by a court order made in connection with an action for an oppression remedy. Under the CBCA, a shareholder may, in addition to exercising dissent rights, seek an oppression remedy for any act or omission of a corporation which is oppressive, unfairly prejudicial to or that unfairly disregards a shareholder's interest.

    New York law provides that a stockholder of a corporation who has not voted for, or consented in writing to, a merger or consolidation of, sale of all or substantially all the assets of, or share exchange involving that corporation has the right to receive payment of the fair value of his shares except that the right to receive payment of the fair value of his shares shall not be available:

    (a) to a stockholder of the parent corporation in a merger of the parent and its 90 percent owned subsidiary;

    (b) to a stockholder of the surviving corporation in a merger except when such merger effects changes in the preferential, preemptive or voting rights of the shares held by such stockholder; or

    (c) to a stockholder for the shares of any class or series of stock, which shares or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of the meeting of stockholders to vote upon the plan of merger or consolidation, were listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc.

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
    Other stockholders are entitled to the fair value of their shares when they are:

    (a) stockholders of the subsidiary corporation in a merger or a share exchange described in paragraph (a) above who files with the corporation a written notice of election to dissent; or

    (b) stockholders, not entitled to vote with respect to a plan of merger or consolidation to which the corporation is a party, whose shares will be cancelled or exchanged in the merger or consolidation for cash or other consideration other than shares of the surviving or consolidated corporation or another corporation.

    OPPRESSION REMEDY

    The CBCA provides an oppression remedy that enables the court to make any order, both interim and final, to rectify the matters complained of if the court is satisfied upon application by a complainant (as defined below) that in respect of a corporation or any of its affiliates: (i) any act or omission of the corporation or of its affiliates effects a result, (ii) the business or affairs of the corporation or any of its affiliates are or have been carried on or conducted in a manner, or (iii) the powers of the directors of the corporation or any of its affiliates are or have been exercised in a manner, that is oppressive or unfairly prejudicial to or that unfairly disregards the interests of any security holder, creditor, director or officer of the corporation. A complainant includes (a) a present or former registered holder or beneficial owner of securities of a corporation or any of its affiliates; (b) a present or former officer or director of the corporation or any of its affiliates; (c) the Director appointed under Section 260 of the CBCA, and
(d) any other person who in the discretion of the court is a proper person to make such application.

    Because of the breadth of the conduct which can be complained of and the scope of the court's remedial powers, the oppression remedy is very flexible and is sometimes relied upon to safeguard the interests of shareholders and other complainants with a substantial interest in the corporation. Under the CBCA, it is not necessary to prove that the directors of a corporation acted in bad faith in order to seek an oppression remedy. Furthermore, the court may order the corporation to pay the interim costs of a complainant seeking an oppression remedy, including legal fees and disbursements, but the complainant may be held accountable for such interim costs on final disposition of the complaint (as in the case of a derivative action).

    New York law does not provide for an oppression remedy.

    DERIVATIVE ACTIONS

    Under the CBCA, a complainant may apply to the court (as defined in the CBCA) for leave to bring an action in the name of and on behalf of a corporation or any subsidiary, or to intervene in an existing action to which any such body corporate is a party, for the purpose of prosecuting, defending or discontinuing the action on behalf of the body corporate. Under the CBCA, no action may be brought and no intervention in an action may be made unless the court is satisfied that (i) the complainant has given reasonable notice to the directors of the corporation or its subsidiary of the complainant's intention to apply to the court if the directors of the corporation or its subsidiary do not bring, diligently prosecute or defend or discontinue the action, (ii) the complainant is acting in good faith, and (iii) it appears to be in the interests of the corporation or its subsidiary that the action be brought, prosecuted, defended or discontinued.

    Under the CBCA, the court in a derivative action may make any order it thinks fit. Additionally, under the CBCA, a court may order a corporation or its subsidiary to pay the complainant's interim costs, including reasonable legal fees. Although the complainant may be held accountable for the interim costs on final disposition of the complaint, it is not required to give security for costs in a derivative action.

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    Under New York law, stockholders may bring an action in the right of a corporation, so long as the stockholder was a stockholder of the corporation at the time of the conduct in question or he or she obtained the stock thereafter by operation of law.

    SHAREHOLDER CONSENT IN LIEU OF MEETING

    Under the CBCA, shareholder action without a meeting may only be taken by written resolution signed by all shareholders who would be entitled to vote thereon at a meeting.

    Under New York law, unless otherwise provided in the certificate of incorporation, any action required to be taken or which may be taken at an annual or special meeting of stockholders may be taken without a meeting if a consent in writing is signed by the holders of all the outstanding stock entitled to vote on the action.

    DIRECTORS

    IBM's Certificate of Incorporation provides that the total number of directors must be at least 9 and no more than 25, as provided in IBM's By-laws. The By-laws currently provide for 12 directors.

    DIRECTOR QUALIFICATIONS

    A majority of the directors of a Canadian corporation generally must be resident Canadians. The CBCA also requires that a corporation any of the issued securities of which are or were part of a distribution to the public and remain outstanding and are held by more than one person shall have no fewer than three directors, at least two of whom must not be officers or employees of the corporation or any of its affiliates.

    New York law does not have any residency requirements. The IBM Certificate requires that directors of IBM be IBM stockholders.

    FIDUCIARY DUTIES OF DIRECTORS

    Directors of corporations governed by the CBCA have fiduciary obligations to the corporation. Pursuant to these fiduciary obligations, the directors must act in accordance with duties of loyalty and due care. The duty of loyalty requires directors of a Canadian corporation to act honestly and in good faith with a view to the best interests of the corporation, and the duty of care requires that the directors exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances.

    Directors of corporations organized under New York law have fiduciary obligations to the corporation and to its stockholders. Pursuant to these fiduciary obligations, the directors must act in good faith and with the degree of care which an ordinarily prudent person in a like position would use under similar circumstances.

    INDEMNIFICATION OF OFFICERS AND DIRECTORS

    Under the CBCA, a corporation may indemnify a director or officer, a former director or officer or a person who acts or acted at the corporation's request as a director or officer of a body corporate of which the corporation is or was a shareholder or creditor, and his or her heirs and legal representatives (an "Indemnifiable Person"), against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him or her in respect of any civil, criminal or administrative action or proceeding to which he or she is made a party by reason of being or having been a director or officer of such corporation or such body corporate, if (i) such person acted honestly and in good faith with a view to the best interests of the corporation and (ii) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, such person had reasonable grounds for believing that his or her conduct was lawful. An Indemnifiable Person is entitled to such

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indemnity from the corporation if such person was substantially successful on the merits of his or her defence of the action or proceeding and fulfilled the conditions set out in (i) and (ii) above. A corporation may, with the approval of a court, also indemnify an Indemnifiable Person in respect of an action by or on behalf of the corporation or body corporate to procure a judgment in its favour, to which such person is made a party by reason of being or having been a director or an officer of the corporation or body corporate, if he or she fulfills the conditions set out in (i) and (ii) above. The Offeror has provided for indemnification of directors and officers to the fullest extent authorized by the CBCA.

    New York law permits indemnification against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with actions, suits, or proceedings in which an officer, director, employee or agent is a party by reason of the fact that he is or was such a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another entity or enterprise, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, in respect of any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. However, in connection with actions by or in the right of the corporation, such indemnification is not permitted if such action has been settled or if such person has been adjudged liable to the corporation, unless the court in which the action or suit was brought determines that, under all of the circumstances, such person is nonetheless fairly and reasonably entitled to indemnity for such expenses as the court deems proper. Under the IBM By-laws, IBM will indemnify directors and officers to the fullest extent permitted by law.

    New York law also permits a corporation to purchase and maintain insurance on behalf of its directors, officers, employees and agents against any liability which may be asserted against, or incurred by, such persons in their capacities as such whether or not the corporation would have the power to indemnify such persons against such liabilities. IBM has purchased such insurance. New York law further provides that the statutory provisions regarding indemnification are not exclusive of any right which may exist under any by-law, agreement, vote of stockholders or independent directors, or otherwise.

    DIRECTOR LIABILITY

    The CBCA does not permit the articles of a corporation to provide limitations on a director's liability.

    New York law provides that the charter of a corporation may include a provision which limits or eliminates the liability of directors to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided such liability does not arise from certain prescribed conduct, including acts or omissions not in good faith or which involve intentional misconduct, breach of the duty of loyalty, a knowing violation of law or gain of a financial profit or other advantage to which such director was not legally entitled. The IBM Certificate contains a provision, as permitted by New York law, eliminating the personal monetary liability of directors for breach of duties as a director to the fullest extent permitted under New York law.

    ANTI-TAKE-OVER PROVISIONS AND INTERESTED STOCKHOLDER TRANSACTIONS

    Policy 9.1 and Policy Q-27 contain requirements in connection with related party transactions. A related party transaction means, generally, any transaction by which an issuer, directly or indirectly, acquires or transfers an asset or acquires or issues treasury securities or assumes or transfers a liability from or to, as the case may be, a related party by any means in any one or any combination of transactions. "Related party" is defined in Policy 9.1 and Policy Q-27 and includes directors, senior officers and holders of at least 10% of the voting securities of the issuer.

    Policy 9.1 and Policy Q-27 require more detailed disclosure in the proxy material sent to security holders in connection with a related party transaction, and, subject to certain exceptions, the preparation of a formal valuation of the subject matter of the related party transaction and any non-cash consideration offered therefor and the inclusion of a summary of the valuation in the proxy material. Policy 9.1 and Policy Q-27 also require, subject to certain exceptions, that the minority shareholders of the issuer separately approve the transaction, by either a simple majority or by two-thirds of the votes cast, depending on the circumstances.

    In the case of IBM, with certain exceptions described below, New York law prohibits a "business combination" between the corporation and an "interested stockholder" within five years following the time that the stockholder became an "interested stockholder." An "interested stockholder" is generally one who, directly or indirectly, beneficially owns 20% or more of the voting shares outstanding. A "business combination" includes a merger, consolidation, sale or other disposition of assets having an aggregate value in excess of 10% of the consolidated assets of the corporation, and certain other transactions that would increase the interested stockholder's proportionate share ownership in the corporation. This provision does not apply where:

    (a) the business combination or the transaction which resulted in the stockholder becoming an interested stockholder is approved by the corporation's board of directors prior to the time the stockholder became an interested stockholder;

    (b) no earlier than five years after the time that the interested stockholder became such, the business combination is approved by a majority of the shares not owned by the interested stockholder or its affiliates; or

    (c) certain fair price requirements are met.

    TRANSACTIONS WITH INTERESTED DIRECTORS OR OFFICERS

    Under the CBCA, material contracts or transactions in which a director or officer has an interest are not invalid because of such interest provided that the director or officer who is party to a material contract or transaction discloses his or her interest in writing to the corporation or requests to have entered in the minutes of meetings of directors the nature and extent of his or her interest in accordance with the provisions of the CBCA, the contract was approved by the directors or shareholders and it was reasonable and fair to the corporation at the time it was approved.

    Under the CBCA, where a material contract or transaction or a proposed material contract or transaction that, in the ordinary course of the corporation's business, would not require approval by the directors or shareholders is proposed, the interested director or officer is required to disclose in writing to the corporation or request to have entered in the minutes of meetings of directors the nature and extent of his or her interest forthwith after the director or officer becomes aware of the contract or transaction or proposed contract or transaction.

    Under the CBCA, where a director or officer of a corporation fails to disclose his or her interest in a material contract or transaction in accordance with the provisions of the CBCA, the corporation or a shareholder of the corporation may apply to the court for an order setting aside the contract or transaction.

    New York law provides that a contract or transaction ("transaction") between a New York corporation and one or more of its directors or officers (an "interested person"), or an entity in which such person is an officer or director or has a financial interest, is not void or voidable solely because of such interest, or solely because such interested person is present at or participates in a board or committee meeting approving the transaction or solely because such interested person's votes are counted for such purposes if:

    (a) the material facts of the relationship or interest and the transaction are disclosed in good faith or are known to the board or committee and the board or committee authorizes the transaction by a majority of the disinterested directors or, if a majority of disinterested directors is not sufficient to constitute an act of the board, by unanimous vote of the disinterested directors;

    (b) the material facts of the relationship or interest and the transaction are disclosed in good faith or are known to, and the transaction is approved by, the stockholders; or

    (c) the transaction is fair as to the corporation at the time it is authorized, approved or ratified.

    EXAMINATION OF CORPORATE RECORDS

    Under the CBCA, shareholders and creditors of a corporation, their agents and legal representatives may examine the articles and by-laws of the corporation and all amendments thereto, any unanimous shareholders agreement, minutes of meetings and resolutions of shareholders, notices of directors and change in directors and a securities register during the usual business hours of the corporation, and may take extracts free of charge. Where the corporation is a public company, any other person may examine such records on payment of a reasonable fee.

    Under New York law, stockholders of record have the right for any proper purpose to inspect, upon written demand, the corporation's stock ledger, list of stockholders, and its other books and records, and to make copies or extracts of the same. A proper purpose means a purpose reasonably related to a person's interest as a stockholder and the corporation may deny a stockholder access if the stockholder will not provide an affidavit of proper purpose and certain other matters.

    REMOVAL OF DIRECTORS; FILLING VACANCIES ON THE BOARD OF DIRECTORS

    The shareholders of a CBCA corporation such as AcquisitionCo or LGS may, by resolution passed by a majority of the votes cast thereon at a meeting of shareholders called for that purpose, remove any director or directors before the expiration of such director's term of office and may fill the vacancy created by the removal of a director at the meeting at which the director is removed. Unless the articles of a corporation provide that a vacancy may only be filled by the shareholders, generally, under the CBCA, if a vacancy should occur in the board of directors, the remaining directors, if constituting a quorum, may appoint a person to fill the vacancy, except a vacancy resulting from an increase in the number or minimum number of directors or from a failure to elect the number or minimum number of directors required by the articles. In the absence of a quorum, the remaining directors shall call a meeting of shareholders to fill the vacancy. A director appointed or elected to fill a vacancy holds office for the unexpired term of his predecessor.

    Under New York law, unless the Certificate or By-laws otherwise provides, the stockholders of the corporation may remove a director only for cause, by the affirmative vote of the holders of a majority of the shares then entitled to vote at an election of directors. Neither the IBM Certificate or By-laws provide for removal without cause. As permitted by New York law, the IBM By-laws provide that any vacancy on the IBM board may be filled by the IBM board.

    SPECIAL MEETING OF STOCKHOLDERS

    The CBCA provides that the board of directors or the holders of not less than 5% of the issued shares of the corporation, that carry the right to vote at a meeting sought to be held, may requisition the directors to call a meeting of shareholders for the purposes stated in the requisition.

    As permitted by New York law, the IBM By-laws provide that a special meeting may be called at any time by the Chairman of the IBM board of directors or by the board of directors itself.

12. SOURCE OF FUNDS FOR PAYMENT

    The Offeror estimates that if it acquires all of the outstanding Shares under the Offers, including the Shares issuable upon the exercise of all existing Rights, the total amount of funds required to purchase such Shares will be approximately C$280,440,684 (assuming all Shareholders elect the Cash Option) and IBM has agreed to provide such funds or cause such funds to be provided.

13. BENEFICIAL OWNERSHIP OF AND TRADING IN SHARES OF LGS

    To the best of the Offeror's knowledge, neither the Offeror nor any director or senior officer of the Offeror and to the knowledge of the directors and officers of the Offeror, after reasonable enquiry, no associate of a director or senior officer of the Offeror, no person acting jointly or in concert with the Offeror or no person or company who beneficially owns, directly or indirectly, more than 10% of any class of equity securities of the Offeror, beneficially owns or exercises control or direction over any securities of the Corporation.

    To the best of the Offeror's knowledge, no securities of the Corporation have been traded during the six month period preceding the date of the Offers by the Offeror or any director or senior officer of the Offeror nor, to the knowledge of the directors and officers of the Offeror after reasonable inquiry, by associates of the directors or senior officers of the Offeror, any person acting jointly or in concert with the Offeror or any person or company who beneficially owns, directly or indirectly, more than 10% of any class of equity securities of the Offeror.

14. PRICE RANGES AND VOLUME OF TRADING OF SHARES

    The Class A Shares are listed and posted for trading on the TSE and Nasdaq. The following tables set forth for the periods indicated, the reported high and low closing prices and the volume of trading of the Class A Shares on the TSE and Nasdaq.

                                 CLASS A SHARES


                                                   THE TORONTO STOCK EXCHANGE         THE NASDAQ STOCK MARKET
                                                              (C$)                             (US$)
                                                 -------------------------------   ------------------------------
                                                   HIGH       LOW       VOLUME       HIGH       LOW       VOLUME
                                                 --------   --------   ---------   --------   --------   --------
1999
January........................................   15.25      11.15       618,381    10.00       7.31      96,000
February.......................................   14.75      13.25       317,272     9.75       8.75      49,800
March..........................................   14.00      11.25       593,997     8.81       7.03      38,200
April..........................................   12.45      10.85       998,351     8.25       7.13      28,100
May............................................   14.55      12.00       435,338    10.25       8.25      78,100
June...........................................   14.45      13.10       237,501     9.66       9.13      23,700
July...........................................   13.50      12.00       276,042     9.13       7.88      59,300
August.........................................   13.30      10.10       636,447     8.75       6.70      26,000
September......................................   10.40       9.80       301,166     7.25       6.69      48,100
October........................................    9.60       8.00       292,997     6.69       5.38      38,400
November.......................................   10.10       7.05       602,545     6.56       4.88     250,500
December.......................................   12.25       8.15     1,097,739     8.50       5.25     235,700

2000
January........................................   11.70       8.60       830,618     8.00       6.25      37,500
February.......................................   18.60       8.20     7,774,231    12.88       6.13     253,900
March..........................................   18.91      18.25     3,576,500    13.00      12.00     106,988



    On February 14, 2000, the day prior to the date that IBM Canada announced that it had entered into the Support Agreement with the Locked-up Shareholders, the closing price of the Class A Shares on the TSE and Nasdaq was, respectively, C$16.05 and US$11 7/16. The closing price of the Class A Shares on the TSE and on Nasdaq on April 4, 2000 was respectively C$18.09 and US$13.06. The last trade of Class A Shares on Nasdaq was completed on March 13, 2000.

15. EFFECT OF THE OFFERS ON MARKETS FOR SHARES AND STOCK EXCHANGE LISTINGS

    The purchase of Shares by the Offeror pursuant to the Offers will reduce the number of Shares that might otherwise trade publicly, as well as the number of Shareholders, and, depending on the number of holders depositing and the number of Shares purchased under the Offers, could adversely affect the liquidity and market value of the remaining Shares held by the public.

    The rules and regulations of the TSE and Nasdaq establish certain criteria which, if not met, could lead to the delisting of the Shares from such exchanges. Among such criteria are the number of shareholders, the number of shares publicly held and the aggregate market value of the shares publicly held. Depending on the number of Shares purchased pursuant to the Offers, it is possible that the Shares would fail to meet the criteria for continued listing on the TSE and Nasdaq. It is the intention of the Offeror to apply to delist the Shares from such exchanges as soon as practicable after completion of the Offers if all the issued and outstanding Shares are deposited, or after effecting a Compulsory Acquisition or a Subsequent Acquisition Transaction, if any.

16. COMMITMENTS TO ACQUIRE SECURITIES

    Other than as disclosed in Section 8 of the Circular -- "Background to and Reasons for the Offers -- Support Agreement", no securities of the Corporation are covered by any commitments made by AcquisitionCo, US BuyCo or their respective directors or senior officers, nor to the knowledge of AcquisitionCo and US BuyCo, after reasonable inquiry, by any associate of a director or senior officer of AcquisitionCo and US BuyCo, any person acting jointly or in concert with AcquisitionCo and US BuyCo or by any person or company who beneficially owns, directly or indirectly, more than 10% of any class of equity securities of AcquisitionCo or US BuyCo.

17. ARRANGEMENTS, AGREEMENTS OR UNDERSTANDINGS

    Other than as set forth below and other than as described at Section 8 of the Circular -- "Background to and Reasons for the Offers -- Support Agreement", there are no arrangements or agreements made or proposed to be made between the Offeror and any of the directors or senior officers of the Corporation and no payments or other benefits are proposed to be made or given by way of compensation for loss of office or as to such directors or officers remaining in or retiring from office and there are no contracts, arrangements or understandings, formal or informal, between the Offeror and any securityholder of the Corporation with respect to the Offers or between the Offeror and any person or company with respect to any securities of the Corporation in relation to the Offers.

    RETENTION AGREEMENTS

    Messrs. Lafontaine and Gauthier (each a "Principal" and collectively the "Principals") have covenanted in the Support Agreement to enter into Retention Agreements with IBM Canada on terms described in a schedule to such agreement.

    The Retention Agreements to be entered into between IBM Canada and the Principals will have the following material features:

    - A covenant of the Principal: (i) prohibiting the Principal from engaging in any line of business conducted by LGS at the date of the Retention Agreement in either North America or Europe for a period of one year commencing on the date on which the Principal ceases to be employed by LGS (or a successor of LGS or an affiliate of IBM) or for a period of 18 months from the date of termination of employment in the event that the Principal ceases to be employed by LGS (or a successor of LGS or an affiliate of IBM) within one year from the date of the Retention Agreement; (ii) prohibiting the Principal from soliciting any employees or customers of LGS (or any successor thereof) for a period of one year commencing on the date on which the Principal ceases to be employed by LGS (or a successor of LGS or an affiliate of IBM); and (iii) to devote substantially all of the Principal's time to his or her employment with LGS (including any successor of LGS or an affiliate of IBM) and to work exclusively for such entity and with a view to its best interests, except for reasonable social, political or charitable activities or existing undertakings;

    - A Principal will be entitled to receive payments over a period of 24 months provided: (i) the Principal remains in the employ of LGS (or a successor of LGS or an affiliate of IBM); and (ii) the Principal attains certain mutually agreed upon business objectives. The aggregate amount of the payments which a Principal can obtain under the applicable Retention Agreement may vary but will be up to approximately 2 times his or her 1999 compensation, inclusive of salary and bonus;

    - The Principals will be entitled to benefits and perquisites comparable to those provided to IBM Canada's employees in similar circumstances and with comparable levels of responsibility;

    - The Principals will each receive a grant of 20,000 options each of which is exercisable into one share of IBM Common Stock. The options will be issued by reference to the average of the daily high and low trade price of the shares of IBM Common Stock on the NYSE on the date of grant. The options vest as to 50% on the second anniversary of grant, as to 25% on the third anniversary of grant and as to 25% on the fourth anniversary of grant. The options are non-transferable and if unvested, terminate automatically upon termination of the Principal's employment with LGS (or any successor of LGS or an affiliate of IBM) for any reason. Vested options terminate 90 days after termination of employment for any reason. The options are being granted as partial consideration for the non-competition, non-solicitation and employment covenants of the Principal contained in the Retention Agreements. Accordingly, such options will be revoked or otherwise cancelled or rescinded if there is a breach of such covenants; and

    - The Principals shall release LGS (and any successor of LGS or an affiliate of IBM) from any obligations relating to any other termination, retention, golden parachute or golden handshake agreements (other than any other right that may exist pursuant to law).

    IBM Canada intends to enter into retention agreements on similar terms with certain other senior executives and key employees of the Corporation.

18. REGULATORY MATTERS

    COMPETITION ACT (CANADA)

    The merger provisions of the Competition Act permit the Commissioner of Competition appointed under the Competition Act (the "Commissioner") to apply to the Competition Tribunal (the "Tribunal") to seek relief in respect of merger transactions (including acquisitions of Shares by the Offeror pursuant to the Offers) which are likely to prevent or lessen competition substantially. The relief that may be ordered by the Tribunal includes, in the case of a proposed merger transaction, prohibiting completion of the transaction and, in the case of a completed merger, the dissolution of the merger or the divestiture of the assets or shares. Proceedings under the merger provisions of the Competition Act may be instituted for a period of three years after a merger transaction has been substantially completed.

    The Competition Act also requires the parties to certain proposed merger transactions which exceed specified size thresholds to provide the Commissioner with prior notice of and information relating to the transaction and the parties thereto, and to await the expiration of a prescribed "waiting period" prior to completing the transaction. The waiting period may be 14 or 42 days from the time a complete pre-merger notification is provided to the Commissioner, depending on whether a "short-form" or a more detailed "long-form" filing is provided to the Commissioner.

    AcquisitionCo filed a request for an advance ruling certificate on February 29, 2000 and both parties filed a short-form pre-merger notification with the Commissioner pursuant to the provisions of the

Competition Act. The notification was certified complete on March 9, 2000 and the applicable 14-day waiting period under the Competition Act expires on March 23, 2000.

    HART-SCOTT-RODINO ANTITRUST IMPROVEMENTS ACT OF 1976 (UNITED STATES)

    Based on the public disclosure documents that the Corporation has filed with the OSC, the Offeror will not have to make any filings or notifications under the HART-SCOTT-RODINO ANTITRUST IMPROVEMENTS ACT OF 1976 (United States).

    SECURITIES REGULATORY MATTERS

    Upon the filing of this Circular with the Canadian securities regulatory authorities, AcquisitionCo will become a reporting issuer (or its equivalent) in certain of the Canadian provinces. The Offeror will shortly apply to obtain relief from statutory financial and other reporting requirements imposed by Canadian provincial securities legislation, including relief exempting insiders of the Offeror from the requirements to file insider reports with respect to trades of the Offeror's securities. In the event such relief is granted, the Offeror will file with the Canadian securities regulatory authorities copies of certain of the reports filed by IBM with the SEC and holders of Exchangeable Shares will receive certain materials that are sent by IBM to holders of IBM Common Stock.

    In addition, the shares of IBM Common Stock issuable on exercise of the Exchangeable Shares will not be freely tradeable in certain provinces of Canada. However, the Offeror will apply to the applicable securities regulatory authorities for a ruling that the shares of IBM Common Stock issuable on the exchange of Exchangeable Shares will be able to be traded through the facilities of the NYSE in accordance with the NYSE's rules. The Exchangeable Shares will not be listed on any stock exchange in Canada.

    In connection with the Offers, on February 22, 2000, IBM Canada and IBM, in their own right and on behalf of the Offeror, applied to the Canadian securities regulatory authorities for an order exempting the Offers from the identical consideration requirements and collateral benefit prohibitions of such laws. On March 1, 2000, IBM and IBM Canada, in their own right and on behalf of the Offeror, applied for further relief to permit the Offeror to satisfy its disclosure obligations with respect to IBM by providing the information set forth at Annex A and to exempt the Offeror from the requirement to reconcile the IBM financial statements contained in Annex A to Canadian GAAP. A similar application was filed with the SEC for relief from the identical consideration requirements of US Federal Securities laws.

19. CANADIAN FEDERAL INCOME TAX CONSIDERATIONS

    In the opinion of Osler, Hoskin & Harcourt LLP, Canadian counsel to the Offeror, the following summary fairly describes the principal Canadian federal income tax considerations generally applicable to Shareholders who dispose of their Shares pursuant to the Offers or pursuant to certain transactions described in "Acquisition of Shares Not Deposited" and at all relevant times, for purposes of the Canadian Tax Act, hold Shares, any Exchangeable Shares and any IBM Common Stock as capital property, deal at arm's length and are not affiliated with the Corporation and the Offeror. This summary does not apply to a Shareholder with respect to whom IBM is or will be a foreign affiliate within the meaning of the Canadian Tax Act.

    Shares, Exchangeable Shares and IBM Common Stock will generally be considered to be capital property to a Shareholder unless any such Shares, Exchangeable Shares and IBM Common Stock are held in the course of carrying on a business of buying and selling shares or such shares were acquired in a transaction considered to be an adventure in the nature of trade. Canadian resident Shareholders whose Shares or Exchangeable Shares in respect of which no election under subsection 85(1) or subsection 85(2) of Canadian Tax Act is made might not otherwise qualify as capital property, may be entitled to obtain such qualification by making the irrevocable election provided by subsection 39(4) of the Canadian Tax Act following a disposition of such Shares or Exchangeable Shares. Shareholders who do not hold Shares, Exchangeable Shares or IBM Common Stock as capital property should consult their own tax advisors regarding their particular circumstances. Certain "financial institutions", as defined in the Canadian Tax Act (including certain financial institutions, registered securities dealers and corporations controlled by one or more of the foregoing) will be precluded from holding Shares, Exchangeable Shares and IBM Common Stock as capital property for purposes of the Canadian Tax Act pursuant to certain rules in the Canadian Tax Act relating to securities held by financial institutions. This summary does not address these rules and Shareholders that are "financial institutions" should consult their own tax advisors with respect to the tax consequences to them of the application of these rules.

    This summary is based on the current provisions of the Canadian Tax Act, the regulations thereunder (the "Regulations") in force as of the date hereof, and counsel's understanding of the current published administrative and assessing practice of the CCRA in effect as of the date hereof. This summary takes into account specific proposals to amend the Canadian Tax Act and the Regulations publicly announced by or on behalf of the Minister of Finance (Canada) prior to the date hereof (the "Tax Proposals"). There is no certainty that the Tax Proposals will be enacted in the form proposed, if at all. This summary is not exhaustive of all possible Canada federal income tax considerations and, except for the Tax Proposals, does not otherwise take into account or anticipate any changes in law or administrative practice whether by legislative, governmental or judicial action, nor does it take into account provincial or foreign tax considerations which may differ significantly from the certain Canadian federal income tax considerations discussed herein. No advance income tax ruling has been sought or obtained from the CCRA to confirm the tax consequences of any of the transactions described herein.

    THIS SUMMARY IS OF A GENERAL NATURE ONLY AND IS NOT INTENDED TO BE, NOR SHOULD IT BE CONSTRUED TO BE, LEGAL, BUSINESS OR TAX ADVICE TO ANY PARTICULAR SHAREHOLDER, AND NO REPRESENTATION WITH RESPECT TO THE INCOME TAX CONSEQUENCES TO ANY PARTICULAR SHAREHOLDER IS MADE. ACCORDINGLY, SHAREHOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THEIR PARTICULAR CIRCUMSTANCES.

    IF THE OFFEROR EFFECTS A SUBSEQUENT ACQUISITION TRANSACTION, THE TAX CONSEQUENCES TO A SHAREHOLDER MAY DIFFER SIGNIFICANTLY FROM THOSE DESCRIBED BELOW. SHAREHOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES OF A SUBSEQUENT ACQUISITION TRANSACTION.

    For purposes of the Canadian Tax Act, all amounts relating to the acquisition, holding or disposition of IBM Common Stock including dividends, adjusted cost base and proceeds of disposition must be expressed in Canadian dollars and therefore must generally be converted into Canadian dollars based on the prevailing United States dollar exchange rate at the time such amounts arise.

    SHAREHOLDERS RESIDENT IN CANADA

    The following portion of the summary is generally applicable to a Shareholder who for purposes of the Canadian Tax Act and any relevant tax treaty or convention is resident or is deemed to be resident in Canada (a "Canadian Shareholder") at all relevant times.

    CASH OPTION

    A Canadian Shareholder who elects the Cash Option and transfers Shares to AcquisitionCo in return for cash (including on a Compulsory Acquisition) will realize a capital gain (or capital loss) to the extent that the amount of cash received for the Canadian Shareholder's Shares, net of any reasonable costs of disposition, exceeds (or is less than) the adjusted cost base of the Shares to the Canadian Shareholder.

    The general tax treatment of capital gains and losses is discussed below under the heading "Capital Gains and Losses".

    SHARE OPTION

    A Canadian Shareholder who elects the Share Option and exchanges Shares for Exchangeable Shares and Ancillary Rights (including on a Compulsory Acquisition) will generally be considered to have:

    (a) disposed of such Shares for proceeds of disposition equal to the aggregate fair market value at the date of such exchange of the Exchangeable Shares and the Ancillary Rights received on the exchange plus the amount of any cash received in lieu of fractional shares, less the fair market value at the date of such exchange of the Redemption Call Right, the Retraction Call Right and the Liquidation Call Right (collectively, the "Call Rights"); and

    (b) granted the Call Rights to IBM and Parentco for consideration equal to the fair market value at the date of such exchange of the Call Rights.

    Canadian Shareholders who elect the Share Option and who are not tax-exempt for purposes of Part I of the Canadian Tax Act ("Eligible Shareholders") or, in the case of a Shareholder which is a partnership, where one or more members of the partnership would be an Eligible Shareholder if such member(s) held such shares directly, will be entitled to make a joint election with AcquisitionCo under subsection 85(1) or subsection 85(2), as applicable, of the Canadian Tax Act which may result in the deferral of capital gains otherwise arising under
(a) above. See commentary under the heading "Canadian Federal Income Tax Considerations -- Shareholders Resident in Canada -- Tax Elections" below.

    To the extent that a subsection 85(1) or 85(2) election is not made in respect of the exchange of Shares for Exchangeable Shares and Ancillary Rights, Canadian Shareholders will realize a capital gain (or a capital loss) equal to the amount by which the proceeds of disposition described in (a) above received by the holder, net of any reasonable costs of disposition, exceed (or are less than) the adjusted cost base of the Shares exchanged. In these circumstances, the aggregate cost of the Exchangeable Shares and the Ancillary Rights acquired by the holder on the disposition of the Shares to AcquisitionCo will be an amount equal to their aggregate fair market values. Such aggregate cost must be allocated between the Exchangeable Shares and the Ancillary Rights on a reasonable basis based on their respective fair market values for purposes of determining any gain or loss on a subsequent disposition thereof (see below under the heading "Redemption or Exchange of Exchangeable Shares").

    Whether or not a subsection 85(1) or 85(2) election is made, for the purposes of determining the tax implications of both the disposition described in (a) above and any subsequent disposition, a Canadian Shareholder who elects the Share Option will be required to determine the fair market value of the Ancillary Rights on a reasonable basis. The implications of making a subsection 85(1) or 85(2) election are discussed below under the heading "Tax Elections".

    The Offeror is of the view, and has advised counsel, that any Ancillary Rights granted will have only nominal fair market value. Counsel expresses no opinion as to the appropriateness or accuracy of this valuation. The Offeror's view as to the valuation of the Ancillary Rights is not binding on the CCRA. It is possible that the CCRA could take the position that the Ancillary Rights have a fair market value in excess of a nominal amount.

    For purposes of determining the tax implications of (a) and (b) above, Shareholders will be required to determine the fair market value of the Call Rights granted to IBM and Parentco. The Offeror is of the view, and has advised counsel, that the Call Rights granted will have only nominal fair market value. Counsel expresses no opinion as to the appropriateness or accuracy of this valuation. The Offeror's view as to the valuation of the Call Rights is not binding on the CCRA. Provided that the Offeror's view as to the valuation of the Call Rights is correct, the granting of the Call Rights to IBM and Parentco will not result in any material adverse income tax consequences to holders. However, should the CCRA challenge this valuation, and ultimately succeed in establishing that the Call Rights have a fair market value in excess of a nominal amount, holders will realize a capital gain in an amount equal to the fair market value of the Call

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Rights (although the proceeds of disposition of the Shares for purposes of
(a) above will be correspondingly reduced).

    The general tax treatment of capital gains and losses is discussed below under the heading "Capital Gains and Losses".

    CAPITAL GAINS AND LOSSES

    Under the current provisions of the Canadian Tax Act, a Shareholder's taxable capital gain (or allowable capital loss) from the disposition of Shares, Exchangeable Shares and Ancillary Rights or IBM Common Stock will be equal to three-quarters of the amount of the Shareholder's capital gain (or capital loss) in respect of such disposition. Pursuant to the Tax Proposals, subject to certain transitional rules which apply in certain limited circumstances, a Shareholder's taxable capital gain (or allowable capital loss) from the disposition of Shares, Exchangeable Shares or IBM Common Stock on or after February 28, 2000 will be two-thirds of the amount of the Shareholder's capital gain (or capital loss) in respect of such disposition. A Shareholder must include any such taxable capital gain in income for the taxation year of disposition, and may, subject to the detailed provisions of the Canadian Tax Act and the Tax Proposals, deduct any such allowable capital loss from taxable capital gains in the year in which such allowable capital loss is realized. Subject to the detailed rules contained in the Canadian Tax Act and the Tax Proposals, any remaining allowable capital loss may generally be applied to reduce net taxable capital gains realized by the holder in the three preceding taxation years or in any subsequent taxation year.

    If the Shareholder is a corporation, the amount of any capital loss arising from a disposition or deemed disposition of a Share or an Exchangeable Share may be reduced by the amount of dividends received or deemed to have been received by it on the Share or the Exchangeable Share, as the case may be, to the extent and under circumstances prescribed by the Canadian Tax Act. Similar rules may apply where a corporation is a member of a partnership or a beneficiary of a trust that owns shares or where a trust or partnership of which a corporation is a beneficiary or a member is a member of a partnership or a beneficiary of a trust that owns such shares.

    Capital gains realized by certain individuals may be subject to alternative minimum tax under the Canadian Tax Act, depending on the individual's circumstances.

    Shareholders who are "Canadian-controlled private corporations" (as defined in the Canadian Tax Act) may be liable to pay an additional 6 2/3% refundable tax in respect of taxable capital gains realized.

    TAX ELECTIONS

    AcquisitionCo will make a joint election under subsection 85(1) or subsection 85(2), as applicable, of the Canadian Tax Act, with any Shareholder who is an Eligible Shareholder or, in the case of a partnership, where one or more members of the partnership is an Eligible Shareholder, as a result of which the Shareholder may be entitled to obtain a full or partial tax-deferred rollover on the disposition of the Shareholder's Shares to AcquisitionCo in exchange for Exchangeable Shares and Ancillary Rights. The joint election allows the Shareholder to elect an amount which will be treated for purposes of the Canadian Tax Act as the Shareholder's proceeds of disposition in respect of such Shares. The elected amount will be determined by each Shareholder who makes such a joint election, subject to the limitations under the Canadian Tax Act described generally below. The elected amount cannot be (i) less than the greater of the adjusted cost base to such Shareholder of such Shares and the aggregate of the fair market value of the Ancillary Rights received on the exchange and the amount of any cash received in lieu of fractional shares (collectively, the "Non-share Consideration"), or (ii) more than the aggregate fair market value of such Shares. The cost of the Exchangeable Shares acquired on such exchange will be the difference between the amount elected and the aggregate fair market value of the Non-share Consideration received by the Shareholder on the exchange. A capital gain (or capital loss) will be realized by a Shareholder to the extent that the proceeds of disposition (i.e., the elected amount) of the Shares, net of any reasonable costs

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associated with the disposition, exceed (or are less than) the adjusted cost base to the Shareholder of such Shares. A Shareholder will be required to include in income capital gains or capital losses in the manner and subject to the rules described above under the heading "Capital Gains and Losses". The cost of the Ancillary Rights received will equal the fair market value thereof at the date the Shares are exchanged. The comments above under the heading "Canadian Federal Income Tax Considerations -- Shareholders Resident in Canada -- Share Option" apply equally in respect of determining the fair market value of the Ancillary Rights for purposes of arriving at the appropriate elected amount.

    Shareholders who wish to make an election under subsection 85(1) or subsection 85(2) of the Canadian Tax Act (a "Tax Election") must duly complete and forward to AcquisitionCo by registered mail a package of documents described below (a "Tax Election Filing Package") in the manner and within the time set out below. A Shareholder interested in obtaining a Tax Election Filing Package should so indicate on the Letter of Transmittal. The Tax Election Filing Package will include copies of the relevant election forms and a letter authorizing AcquisitionCo to file the Tax Election on behalf of the Shareholder. Alternatively, the Tax Election forms may be obtained directly from the CCRA.

    Certain provincial or territorial jurisdictions may require that a separate joint election be filed for provincial or territorial income tax purposes. AcquisitionCo will also make a provincial or territorial joint election with an Eligible Shareholder under provisions of any relevant provincial or territorial income tax legislation with similar effect to subsection 85(1) or subsection 85(2) of the Canadian Tax Act. ELIGIBLE SHAREHOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS TO DETERMINE WHETHER SEPARATE ELECTION FORMS MUST BE FILED WITH ANY PROVINCIAL OR TERRITORIAL TAXING AUTHORITY. It will be the responsibility of each Eligible Shareholder who wishes to make such an election to obtain the necessary provincial or territorial election forms and to submit such forms to AcquisitionCo.

    A duly completed Tax Election Filing Package together with any required supporting schedules must be signed by a Shareholder and received by AcquisitionCo within 90 days of the date on which the Shareholder exchanges his or her Shares for Exchangeable Shares. AcquisitionCo will execute any properly completed Tax Election contained in a Tax Election Filing Package and, if so directed by a Shareholder, will forward such Tax Election by mail within 30 days after the receipt thereof by AcquisitionCo to the CCRA with a copy to the Shareholder. Alternatively, Shareholders may direct AcquisitionCo to return the signed election forms directly to them. In order for the CCRA to accept a Tax Election without a late filing penalty being paid by the Shareholder, the Tax Election, duly completed and executed by both the Shareholder and AcquisitionCo, must be received by the CCRA on or before the day that is the earlier of June 30, 2001 and the date on or before which the holder is required to file an income tax return for the taxation year in which the Shares are acquired by AcquisitionCo (i.e., April 30, 2001 in the case of holders who are individuals).

    AcquisitionCo will not be responsible or liable for taxes, interest, penalties, damages or expenses resulting from the failure by anyone to properly complete any Tax Election, nor will AcquisitionCo be responsible or liable for taxes, interest, penalties, damages or expenses resulting from the failure by anyone to properly file a Tax Election in the prescribed form and manner and within the time prescribed in the Canadian Tax Act (except with respect to any failure by AcquisitionCo to file a properly completed Tax Election Filing Package within 30 days of its being received by AcquisitionCo).

    SHAREHOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS TO DETERMINE THE TAX CONSEQUENCES TO THEM OF THE RECOGNITION OF A CAPITAL GAIN AS A RESULT OF THE TRANSFER OF SHARES TO ACQUISITIONCO. A HOLDER WHO DOES NOT MAKE A VALID ELECTION UNDER SUBSECTION 85(1) OR SUBSECTION 85(2), AS APPLICABLE, OF THE CANADIAN TAX ACT MAY REALIZE A TAXABLE CAPITAL GAIN.

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    DIVIDENDS ON EXCHANGEABLE SHARES

    A Canadian Shareholder who is an individual will be required to include in income dividends received or deemed to be received on the Exchangeable Shares, subject to the gross-up and dividend tax credit rules normally applicable to taxable dividends received from taxable Canadian corporations.

    AcquisitionCo has informed counsel that it is of the view that a person with whom AcquisitionCo does not deal at arm's length is a "specified financial institution" at the current time. Accordingly, dividends received or deemed to be received by a Shareholder that is a corporation will not be deductible in computing taxable income but will be fully includable in taxable income under
Part I of the Canadian Tax Act. A Shareholder that is a "Canadian-controlled private corporation" (as defined in the Canadian Tax Act) may be liable to pay an additional refundable tax of 6 2/3% on dividends or deemed dividends that are not deductible in computing taxable income.

    The Exchangeable Shares will be "taxable preferred shares" and "short-term preferred shares" for purposes of the Canadian Tax Act. Accordingly, AcquisitionCo, a taxable Canadian corporation related to AcquisitionCo (a "Related Corporation") or AcquisitionCo and a Related Corporation, if an agreement in a prescribed form is filed, will be subject to a 66 2/3% tax under
Part VI.1 of the Canadian Tax Act on dividends paid or deemed to be paid on the Exchangeable Shares and the corporation that is liable to pay such tax will be entitled to deduct 9/4 of the tax payable in computing its taxable income under
Part I of the Canadian Tax Act.

    IF U.S. WITHHOLDING TAX ARISES WITH RESPECT TO DIVIDENDS PAID ON THE EXCHANGEABLE SHARES AS SET OUT IN SECTION 20 OF THE CIRCULAR -- "UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS -- NON-US HOLDERS -- DIVIDENDS ON EXCHANGEABLE SHARES", IT IS UNLIKELY THAT A CANADIAN RESIDENT HOLDER OF EXCHANGEABLE SHARES WILL BE ENTITLED TO A FOREIGN TAX CREDIT IN CANADA WITH RESPECT TO ANY SUCH US WITHHOLDING TAX.

    REDEMPTION OR EXCHANGE OF EXCHANGEABLE SHARES

    A Canadian Shareholder will be considered under the Canadian Tax Act to have disposed of Exchangeable Shares on (i) a redemption (including pursuant to a Retraction Request or in the event of the liquidation, dissolution or winding up of AcquisitionCo) of such Exchangeable Shares by AcquisitionCo, or (ii) an acquisition of such Exchangeable Shares by IBM or Parentco pursuant to the Call Rights or the Ancillary Rights. The Canadian federal income tax consequences of such a disposition are significantly different for the Shareholder depending on whether the event that give rise to the disposition is a redemption by AcquisitionCo or an acquisition by IBM or Parentco.

    On the redemption (including pursuant to a Retraction Request or in the event of the liquidation, dissolution or winding up of AcquisitionCo) of an Exchangeable Share by AcquisitionCo, the holder of an Exchangeable Share will be deemed to have received a taxable dividend equal to the amount, if any, by which the redemption proceeds (the fair market value at that time of the IBM Common Stock received by the holder from the Offeror on the redemption plus the amount of any accrued and unpaid dividends on the Exchangeable Share) exceeds the paid-up capital (for purposes of the Canadian Tax Act) at that time of the Exchangeable Share so redeemed. The amount of any such deemed dividend will be subject to the tax treatment described above under the heading "Dividends on the Exchangeable Shares". On the redemption, the holder of an Exchangeable Share will also be considered to have disposed of the Exchangeable Share for proceeds of disposition equal to the redemption proceeds less the amount of such deemed dividend. A holder will in general realize a capital loss (or a capital gain) equal to the amount by which the adjusted cost base to the holder of the Exchangeable Share exceeds (or is less than) such proceeds of disposition. The general tax treatment of capital gains and capital losses is discussed above under the heading "Capital Gains and Capital Losses". In the case of a holder that is a corporation, in some circumstances the amount of any such deemed dividend may be treated as proceeds of disposition and not as a dividend.

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    On the exchange of an Exchangeable Share by the holder thereof with IBM or
Parentco for IBM Common Stock, such holder will be considered to have disposed of the Exchangeable Share for proceeds of disposition equal to the fair market value at that time of the IBM Common Stock received on such exchange plus the amount of any accrued and unpaid dividends on the Exchangeable Share. Such holder will in general realize a capital gain (or a capital loss) equal to the amount by which the proceeds of disposition of the Exchangeable Share, net of any reasonable costs of disposition, exceed (or are less than) the adjusted cost base to the holder of the Exchangeable Share. The general tax treatment of capital gains and capital losses is discussed above under the heading "Capital Gains and Losses".

    ACQUISITION AND DISPOSITION OF IBM COMMON STOCK

    The cost of the IBM Common Stock received on the redemption of an Exchangeable Share by AcquisitionCo will be equal to the fair market value of the IBM Common Stock received on the redemption. The cost of IBM Common Stock received on the exchange of an Exchangeable Share with IBM or Parentco will be equal to the fair market value of the IBM Common Stock received on the exchange. In either case, the cost of any such IBM Common Stock will be averaged with the adjusted cost base of any other IBM Common Stock held by the holder immediately before that time for the purposes of determining the holder's adjusted cost base of the holder's IBM Common Stock.

    A disposition or deemed disposition of IBM Common Stock by a holder thereof will generally result in a capital gain (or capital loss) to the extent that the proceeds of disposition, net of any reasonable costs of disposition, exceed (or are less than) the adjusted cost base to the holder of the IBM Common Stock immediately before the disposition. The treatment of capital gains and losses is discussed above under "Capital Gains and Losses".

    DIVIDENDS ON IBM COMMON STOCK

    Dividends on IBM Common Stock will be required to be included in the recipient's income for the purposes of the Canadian Tax Act. Such dividends received by a Canadian Shareholder who is an individual will not be subject to the gross-up and dividend tax credit rules generally applicable to taxable dividends received from taxable Canadian corporations. A Shareholder that is a corporation will include such dividends in computing its income and generally will not be entitled to deduct the amount of such dividends in computing its taxable income. A Shareholder that is a "Canadian-controlled private corporation" (as defined in the Canadian Tax Act) may be liable to pay an additional refundable tax of 6 2/3% on such dividends. United States non-resident withholding tax on such dividends generally will be eligible for foreign tax credit or deduction treatment where applicable under the Canadian Tax Act. See the commentary below under the heading "United States Federal Income Tax Considerations -- Non-US Holders -- Dividends on IBM Common Stock".

    DISSENTING SHAREHOLDERS

    A dissenting Canadian Shareholder who receives payment of fair value of the Shares as contemplated by Section 206(3)(a)(ii) of the CBCA will be considered to have disposed of the shares for proceeds of disposition equal to the amount received by the Shareholder less the amount of any interest awarded by a court and thus may realize a capital gain or loss. The general tax treatment of capital gains and capital losses is discussed above under the heading "Capital Gains and Capital Losses". Additional income tax considerations may be relevant to dissenting Shareholders who fail to perfect or withdraw their claims pursuant to their dissent right.

    Interest awarded to a dissenting Shareholder by a court will included in the dissenting Shareholder's income for purposes of the Canadian Tax Act.

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    SHAREHOLDERS NOT RESIDENT IN CANADA

    The following portion of the summary is generally applicable to Shareholders who for purposes of the Canadian Tax Act and any relevant tax treaty or convention, at all relevant times, are not and have not been resident or deemed to be resident in Canada, who do not use or hold and are not deemed to use or hold their Shares in carrying on a business in Canada (a "Non-Resident Shareholder"). This summary does not apply to a non-resident insurer that carries on business in Canada and elsewhere.

    Generally, the Shares will not be taxable Canadian property to a Non-Resident Shareholder provided that such shares are listed on a prescribed stock exchange (which currently includes the TSE and Nasdaq) and none of the Non-Resident Shareholder, persons with whom the Non-Resident Shareholder does not deal at arm's length or the Non-Resident Shareholder together with such persons owned (or had under option) at any time during the immediately preceding five year period, 25% or more of the issued shares of any class or series of capital stock of the Corporation, as the case may be. In certain circumstances, Shares held by a Non-Resident Shareholder may be deemed to be "taxable Canadian property" where such Shares were acquired as part of a tax-deferred reorganization.

    A Non-Resident Shareholder will not be subject to tax under the Canadian Tax Act on the transfer of Shares to the Offeror pursuant to the Cash Option or the US Share Option provided that such Shares are not "taxable Canadian property" to the Non-Resident Shareholder at the time of the transfer.

    A dissenting Non-Resident Shareholder who receives payment of fair value of the Shares as contemplated by Section 206(3)(a)(ii) of the CBCA will be subject to the same income tax considerations as those above with respect to dissenting Canadian Shareholders, except that the dissenting Non-Resident Shareholder will not be subject to tax under the Canadian Tax Act in respect of capital gains realized on the disposition of Shares provided that the Shares are not "taxable Canadian property" to the Shareholder. Additional income tax considerations may be relevant to dissenting Non-Resident Shareholders who fail to perfect or withdraw their claims pursuant to their rights of dissent. An award of interest to a dissenting Non-Resident Shareholder will be subject to a non-resident withholding tax under the Canadian Tax Act at a rate of 25%. Such rate may be reduced under the provisions of an applicable income tax treaty or convention.

    The tax consequences to Non-Resident Shareholders who deposit Class B Shares pursuant to the Class B Offer will differ from those described above. Such Non-Resident Shareholders should consult their own tax advisors with respect to the tax consequences of depositing Class B Shares pursuant to the Class B Offer.

20. UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

    This section summarizes the material United States federal income tax consequences to US Holders and Non-US holders (as defined below) that dispose of their Shares pursuant to the Offers or pursuant to certain transactions described in "Acquisition of Shares Not Deposited". The summary represents the views of Cravath, Swaine & Moore, the Offeror's United States tax counsel, and is based on the US Code, administrative pronouncements, judicial decisions, and Treasury Department regulations, changes to any of which subsequent to the date hereof could be applied retroactively and may affect the consequences described below. In addition, this summary assumes, but Cravath, Swaine & Moore has not independently verified, that the Corporation is not and has not been a "passive foreign investment company" for United States federal income tax purposes.

    The summary discusses only Shares held as capital assets within the meaning of Section 1221 of the Code. It does not discuss all of the tax consequences that may be relevant to a holder in light of his particular circumstances or to holders subject to special rules, such as insurance companies, tax-exempt organizations, dealers in securities or foreign currencies, employees that acquired Shares pursuant to the exercise of options, as compensation or under employee benefit plans, persons who hold their Shares

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through partnerships or other flow-through entities, or holders whose functional currency is not the US dollar. Furthermore, the summary does not consider the potential effects of any state, local or foreign tax laws. Holders should consult their tax advisors with regard to the application of the United States federal income tax laws to their particular situations as well as any tax consequences arising under the laws of any state, local, or foreign taxing jurisdiction.

    As used herein, the term "US Holder" means an owner of a Share that is for United States federal income tax purposes (i) a citizen or resident of the United States (including certain non-resident alien individuals who have a "tax home" in the United States), (ii) a corporation or other entity taxable as a corporation created or organized in or under the laws of the United States or any political subdivision thereof, or (iii) an estate or trust the income of which is subject to United States federal income taxation regardless of its sources. A "Non-US Holder" is any holder that is not a US Holder.

US HOLDERS

    RECEIPT OF CASH OR IBM COMMON STOCK

    The receipt of cash or IBM Common Stock by US Holders pursuant to the Offers or the transactions described in "Acquisition of Shares Not Deposited" will constitute a taxable transaction for United States federal income tax purposes. As a result, a US Holder will recognize gain or loss for federal income tax purposes in an amount equal to the difference between the amount of cash or the fair market value of IBM Common Stock received by such Shareholder and such Shareholder's adjusted tax basis in the Shares. Gain or loss will be calculated separately for each block of Shares sold by the US Holder. Any gain or loss recognized by a US Holder will constitute capital gain or loss, and will constitute long-term capital gain or loss if the US Holder held the Shares for more than 12 months as of the date of disposition. For noncorporate Shareholders, long-term capital gain is subject to federal income tax at a maximum rate of 20%. There are limits on the deductibility of capital losses.

    BACKUP WITHHOLDING AND INFORMATION REPORTING

    Each US Holder should complete and sign the Substitute W-9 included as part of the Letter of Transmittal. If a US Holder fails to do so, such holder may be subject to a penalty imposed by the IRS, and gross cash proceeds payable to such US Holder may be subject to backup withholding at a rate of 31%.

    Backup withholding is not an additional tax. Rather, the amount of backup withholding can be credited against the federal income tax liability of the US Holder.

NON-US HOLDERS

    RECEIPT OF CASH OR IBM COMMON STOCK OR EXCHANGEABLE SHARES

    A Non-US Holder will generally not be subject to United States federal income tax with respect to gain recognized on the receipt of cash or IBM Common Stock or Exchangeable Shares pursuant to the Offers or the transactions described in "Acquisition of Shares Not Deposited" unless (i) such gain is effectively connected with the conduct of a United States trade or business by such Non-US Holder or (ii) in the case of an individual Non-US Holder, such holder is present in the United States for 183 days or more during the taxable year of disposition and certain other conditions are met.

    DIVIDENDS ON EXCHANGEABLE SHARES

    No statutory, judicial or administrative authority exists that directly addresses the tax treatment of Non-US Holders that elect to receive Exchangeable Shares. Exchangeable Shares might be considered equity of IBM for United States federal income tax purposes. If so, dividends distributed on the Exchangeable Shares would constitute income from United States sources and would be subject to United States withholding tax at a rate of 30% or such lower rate as may be specified by an applicable income tax

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treaty between the United States and the country of residence of the Non-US
Holder. Under the US-Canada income tax treaty, a maximum rate of 15% applies to dividends from United States sources distributed to Canadian residents.

    Because of the risk that dividend withholding would apply to the Exchangeable Shares, IBM or its paying agent will withhold 30% of any dividends paid on the Exchangeable Shares to a Non-US Holder, unless such holder is eligible for a reduced treaty rate. Dividends paid before January 1, 2001 to an address in a foreign country are presumed to be paid to a resident of such country for purposes of determining the applicability of a reduced treaty rate. To receive a reduced rate of withholding for dividends paid after December 31, 2000, a Non-US Holder must furnish to IBM or its paying agent a duly completed Form W-8BEN (or substitute form) certifying to its qualification for such a reduced rate. A Non-US Holder will be able to apply to the IRS for a refund of withholding tax on the theory that no withholding tax was due. IBM can give no assurance that any such refund claim will be successful.

    Dividends paid to a Non-US Holder that are effectively connected with the conduct of a United States trade or business by such holder are exempt from United States withholding tax, provided that the Non-US Holder furnishes to IBM or its paying agent a duly completed Form 4224 (for dividends paid before January 1, 2001) or Form W-8ECI (or substitute form). Any such effectively connected dividends will, however, be subject to United States federal income tax on a net income basis at the same graduated rates applicable to US Holders and may, if received by a foreign corporation, be subject to an additional "branch profits tax" at a rate of 30% or such lower rate as may be specified by an applicable income tax treaty.

    DIVIDENDS ON IBM COMMON STOCK

    Dividends distributed on IBM Common Stock to Non-US Holders will be subject to withholding tax at a rate of 30% or such lower rate as may be specified by an applicable income tax treaty. Non-US Holders must comply with the requirements described above under "Dividends on Exchangeable Shares" in order to receive the benefit or a reduced treaty rate.

    Dividends paid to a Non-US Holder that are effectively connected with the conduct of a United States trade or business by such holder are exempt from United States withholding tax, provided that the Non-US Holder furnishes to IBM or its paying agent a duly completed Form 4224 (for dividends paid before January 1, 2001) or Form W-8ECI (or substitute form), as described above.

    SALE OR EXCHANGE OF EXCHANGEABLE SHARES OR IBM COMMON STOCK

    A Non-US Holder will generally not be subject to United States federal income tax with respect to a gain recognized on a sale or other disposition of Exchangeable Shares or IBM Common Stock, including an exchange of Exchangeable Shares for IBM Common Stock, unless (i) such gain is effectively connected with the conduct of United States trade or business by such Non-US Holder or (ii) in the case of an individual Non-US Holder, such holder is present in the United States for 183 days or more during the taxable year of disposition and certain other conditions are met.

    BACKUP WITHHOLDING AND INFORMATION REPORTING

    United States backup withholding generally will not apply to dividends paid on the Exchangeable Shares or IBM Common Stock before January 1, 2001, to a Non-US Holder at an address outside the United States, or to dividends paid on the Exchangeable Shares or IBM Common Stock after December 31, 2000 if the Non-US Holder certifies that it is a Non-US Holder on a Form W-8BEN or otherwise establishes an exemption. IBM must report annually to the IRS and to each Non-US Holder the amount of dividends paid to such holder and the amounts of tax withheld, if any.

    Upon the sale or other disposition of Exchangeable Shares or IBM Common Stock by a Non-US Holder, information reporting and/or backup withholding may apply if the sale or disposition is made

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through a broker with certain connections to the United States unless the
Non-US Holder establishes an exemption.

21. PREVIOUS DISTRIBUTIONS, SALES AND PURCHASES

    Based on publicly available information, the Offeror believes that the only distributions of Shares or Rights (but not including distributions of options granted under the share option plan adopted for officers, directors and certain employees of the Corporation) effected during the previous four completed fiscal years of the Corporation (other than pursuant to the exercise of options granted under the stock option plan) were as follows:

    - On May 28, 1998, the Corporation completed a special warrant issue for total cash consideration of C$39,100,000, which were subsequently converted into 2,300,000 Class A Shares.

    - During the year ended March 31, 1998, the Corporation issued 530,000 Class A Shares upon the conversion of 30,000 Class C Shares and 500,000 Class B Shares.

    - In December 1998, the Corporation acquired all of the outstanding shares of CallPro Canada Inc., a company involved in E-commerce solutions, for total consideration of C$11,698,000. The purchase price was paid in part by the issuance of 350,000 Class A Shares for consideration of C$3,850,000 and 350,000 warrants, for consideration of C$647,500, each warrant entitling its holder to purchase one Class A Share at a price of C$13.18 per share exercisable until December 21, 2003.

    - In January of 1998, the Corporation acquired all of the outstanding shares of Artefact Informatique Inc., a company specialising in providing services in the health care field, for total consideration of C$460,000. The purchase price was paid by the issuance of 24,338 Class A Shares, issued for consideration of C$377,500, and C$82,500 in cash.

    - During the year ended March 31, 1997, the Corporation issued 1,051,640 Class A Shares upon the conversion of 251,640 Class C Shares and 800,000 Class B Shares.

    - In November 1997, the Corporation completed a private placement and issued 408,163 Class A Shares and 408,163 warrants for total cash consideration of C$5,000,000. Each warrant entitles its holder to purchase one Class A Share at a price of C$14.40 per share exercisable until October 31, 2002.

    - In September 1997, the Corporation issued 100,000 warrants, each warrant entitling its holder to purchase one Class A Share at a price of C$9.00 per share. The rights represented by these warrants vest monthly over three years and may be exercised until September 4, 2002.

    - During the year ended March 31, 1996, the Corporation issued 306,280 Class A Shares upon the conversion of 306,280 Class C Shares.

    - The Corporation authorized a normal course issuer bid to purchase for cancellation, from April 1, 1999 to March 31, 2000, a maximum of 946,445 Class A Shares, which represents less than 10% of the outstanding Class A Shares as at March 31, 1999.

22. MATERIAL CHANGE AND OTHER INFORMATION

    Based on the Offeror's review of the Corporation's operations in the context of its due diligence review, the Offeror believes that the Corporation's financial performance will be negatively impacted by the loss of Y2K related business. Other than as set forth above and except for these Offers and except as otherwise disclosed publicly by LGS, the Offeror is not aware of any information which indicates that any material change has occurred in the affairs of the Corporation since December 31, 1999, the date of the last available published financial statements of the Corporation.

23. ELIGIBILITY FOR INVESTMENT IN CANADA

    In the opinion of Osler, Hoskin & Harcourt LLP, Canadian counsel to IBM and the Offeror, subject to compliance with the prudent investment standards and the general investment provisions and restrictions of the following statutes (and, where applicable, the regulations thereunder) and, in certain cases, subject to the satisfaction of additional requirements relating to investment or lending policies, procedures or goals and, in certain circumstances, the filing of such polices, procedures and goals, the Exchangeable Shares are not, at the date hereof, precluded as investments under or by the following statutes:

    INSURANCE COMPANIES ACT (Canada)

    PENSION BENEFITS STANDARDS ACT, 1985 (Canada)

    TRUST AND LOAN COMPANIES ACT (Canada)

    LOAN AND TRUST CORPORATIONS ACT (Ontario)

    PENSION BENEFITS ACT (Ontario)

    TRUSTEE ACT (Ontario)

    The Exchangeable Shares will not be listed on any prescribed stock exchange in Canada or outside Canada and the Offeror will not elect to be a public corporation for purposes of the Canadian Tax Act. IBM has advised the Offeror that it will maintain the listing of the IBM Common Stock on the NYSE or another prescribed exchange.

    QUALIFIED INVESTMENTS

    In the opinion of Osler, Hoskin & Harcourt, LLP, Canadian counsel to the Offeror, the Exchangeable Shares and Ancillary Rights will not be qualified investments under the Canadian Tax Act for trusts governed by registered retirement savings plans (RRSPs"), registered retirement income funds ("RRIFs"), deferred profit sharing plans ("DPSPs") or registered education savings plans ("RESPs"). An annuitant of a trust governed by an RRSP or RRIF will be required to include in income and a trust governed by a DPSP will be liable for tax on an amount equal to the fair market value of a non-qualified investment at the time it is acquired, subject to possible deduction or refund at the time of disposition. A trust governed by an RRSP or RRIF is liable for tax in respect of income from non-qualified investments, including on the full amount of any capital gain realized on the disposition thereof. Part XI.1 tax is imposed on a trust governed by an RESP at a rate of 1% per month of the fair market value, at the time of acquisition, of non-qualified investments held at the end of any month and, in addition, holding a non-qualified investment may have other adverse consequences to a trust governed by an RESP.

    Provided that the IBM Common Stock is listed on a prescribed stock exchange (which currently includes the NYSE), the IBM Common Stock will be a qualified investment for trusts governed by RRSPs, RRIFs, DPSPs or RESPs.

    FOREIGN PROPERTY

    The Exchangeable Shares will be foreign property under the Canadian Tax Act for trusts governed by registered pension plans, RRSPs, RRIFs or DPSPs and certain other persons to whom Part XI of the Canadian Tax Act is applicable. The Ancillary Rights will also be foreign property under the Canadian Tax Act; however, the Offeror is of the view that the fair market value of such rights is nominal. Part XI tax is generally imposed on trusts governed by registered pension plans, RRSPs, RRIFs or DPSPs where the cost amount of foreign property held by the trust at the end of a month exceeds 20%, and, pursuant to the Tax Proposals, 25% for the year 2000 and 30% after the year 2000 of the cost amount of all property held by the trust at the end of a month. Part XI tax is imposed at a rate of 1% per month of the cost amount of such excess foreign property. However, since the Exchangeable Shares and Ancillary Rights are not a qualified investment for trusts governed by RRSPs, RRIFs or DPSPs, the cost amount of the Exchangeable Shares and Ancillary Rights will not be included in determining the amount of excess foreign property subject to Part XI tax for such deferred income plans. For other persons to whom Part XI tax is applicable, since the Exchangeable Shares are acquired by a Shareholder in exchange for Shares in the course of a transaction in which control of the Corporation is acquired by the Offeror, the cost amount of the

Exchangeable Shares will only become relevant in determining the amount of excess foreign property subject to Part XI tax for such persons at the end of a month which is more than 24 months after the Exchangeable Shares are issued to such persons.

    The IBM Common Stock will be foreign property under the Canadian Tax Act.

    SHAREHOLDERS WHO ARE REGISTERED PENSION PLANS OR WHO HOLD THEIR SHARES THROUGH A RRSP, RRIF, DPSP OR RESP SHOULD CONSULT THEIR OWN TAX ADVISORS FOR ADVICE HAVING REGARD TO THEIR PARTICULAR CIRCUMSTANCE.

24. DEPOSITARY ARRANGEMENTS

    The Offeror has engaged CIBC Mellon Trust Company to act as the Depositary for the receipt of certificates in respect of the Shares, Letters of Acceptance and Transmittal and Notices of Guaranteed Delivery deposited under the Offers and for the payment for Shares purchased by the Offeror pursuant to the Offers. The Depositary will receive reasonable and customary compensation from the Offeror for its services in connection with the Offers, will be reimbursed for certain out-of-pocket expenses and will be indemnified against certain liabilities, including liabilities under applicable securities laws and expenses in connection therewith.

25. US FORWARDING AGENT AND US INFORMATION AGENT

    The Offeror has retained ChaseMellon Consulting Services L.L.C. to act as the US Information Agent and ChaseMellon Shareholder Services L.L.C. to act as US Forwarding Agent in connection with the Offers. The US Information Agent may contact Shareholders by mail, telephone, telex, telegraph or personal interview and may request brokers, dealers and other nominee shareholders to forward materials relating to the Offers to the beneficial owners of Shares. The
US Information Agent may also set-up a dedicated 1-800 line in order to answer questions in connection with the Offers. The US Forwarding Agent has been retained to accept the deposit of hand-delivered certificates representing the Shares and related Letters of Acceptance and Transmittal deposited under the Offers by Shareholders resident in the United States, and to distribute to such US Shareholders the consideration paid by the Offeror for Shares purchased by the Offeror pursuant to the Offers. The US Information Agent and the US Forwarding Agent will receive reasonable and customary compensation for their respective services, will be reimbursed for certain reasonable out-of-pocket expenses and will be indemnified against certain liabilities in connection therewith, including certain liabilities under the federal securities laws. Neither the US Information Agent nor the US Forwarding Agent has been retained to make solicitations or recommendations in their respective roles as US Information Agent or US Forwarding Agent.

26. DEALER MANAGERS AND SOLICITING DEALER GROUP

    The Offeror has engaged the services of CIBC World Markets Inc. to act as Dealer Manager in Canada and to solicit acceptances of the Offers in Canada. CIBC World Markets Inc. has undertaken to form the Soliciting Dealer Group comprised of members of the Investment Dealers Association of Canada and members of the stock exchanges in Canada to solicit acceptances of the Offers. CIBC World Markets Corp. will solicit acceptances of the Offers in the United States. Each member of the Soliciting Dealer Group, and CIBC World Markets Inc., is referred to herein as a "Soliciting Dealer". The Offeror has agreed to pay to each Soliciting Dealer whose name appears in the appropriate space in the Letter of Acceptance and Transmittal accompanying a deposit of Shares a fee of C$.15 for each such Share deposited and taken up and paid for by the Offeror under the Offers. The aggregate amount payable to a Soliciting Dealer with respect to any single depositing holder of Shares will be not less than C$85.00 nor more than C$1,500.00 provided that no fees will be payable in respect of any Letter of Acceptance and Transmittal representing less than 200 Shares. Where Shares deposited and registered in a single name are beneficially owned by more than one person, the minimum and maximum amounts will be applied separately in respect of each such beneficial owner. The Offeror may require each Soliciting Dealer to furnish evidence of such beneficial ownership satisfactory to the Offeror at the time of the deposit.

    The Dealer Managers will also be reimbursed by the Offeror for their reasonable out-of-pocket expenses in connection with the Offers and will be indemnified against certain liabilities.

    No fee or commission will be payable by any holder of Shares who transmits its Shares directly to the Depositary including, in the case of US Shareholders, through the facilities of the US Forwarding Agent, or who makes use of the facilities of a Soliciting Dealer to accept the Offers. Except as set forth above, the Offeror will not pay any fees or commissions to any broker, dealer or other person for soliciting tenders of Shares pursuant to the Offers. Brokers, dealers, commercial banks and trust companies and other nominees will, upon request, be reimbursed by the Offeror for customary clerical and mailing expenses incurred by them in forwarding materials to their customers.

    In Canada, questions and requests for assistance concerning the Offers should be made directly to a Dealer Manager or the Depositary. In the United States, questions and requests for assistance concerning the Offers should be made directly to the US Information Agent.

27. LEGAL MATTERS


    The validity of the Exchangeable Shares offered hereby by the Offeror will be passed upon for the Offeror and IBM and the opinions contained under the headings "Canadian Federal Income Tax Considerations" and "Eligibility for Investment in Canada" have been provided, by Osler, Hoskin & Harcourt LLP, Canadian counsel to IBM and the Offeror. The validity of the shares of IBM Common Stock and the Ancillary Rights offered by IBM will be passed upon for IBM by Mr. Andrew Bonzani, Assistant Secretary and Senior Counsel. Mr. Bonzani beneficially owns shares of IBM Common Stock and has options to purchase shares of IBM Common Stock.


28. EXPERTS

    The financial statements for IBM as of December 31, 1999 and 1998 and for each of the three years in the period ended December 31, 1999 included in this Offers to Purchase and Circular have been so included in the reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

    The audited consolidated financial statements of AcquisitionCo, US BuyCo and LGS included and/or incorporated by reference in these Offers to Purchase and Circular have been audited by PricewaterhouseCoopers LLP, Chartered Accountants, as indicated in their reports with respect thereto and are included herein in reliance upon the authority of said firm as experts in giving such reports.

29. DIRECTORS' APPROVAL

    The contents of the Offers to Purchase and this Circular have been approved, and the sending thereof to the holders of the Shares has been authorized by the board of directors of IBM and AcquisitionCo.

30. OFFEREES' STATUTORY RIGHTS

    Securities legislation in certain of the Provinces and Territories of Canada provides holders of Shares with, in addition to any other rights they may have at law, rights for rescission or to damages, or both, if there is a misrepresentation in a circular or notice that is required to be delivered to such holders of Shares. However, such rights must be exercised within prescribed time limits. Holders of Shares should refer to the applicable provisions of the securities legislation of their Province or Territory for the particulars of those rights or consult with a lawyer.

                    CONSENT OF OSLER, HOSKIN & HARCOURT LLP

To: The Directors of IBM Acquisition Inc.

    We hereby consent to the reference to our opinion contained at Section 19 of the Circular -- "Canadian Federal Income Tax Considerations" and our opinion contained at Section 23 of the Circular -- "Eligibility for Investment in Canada" accompanying the Offers to Purchase dated March 15, 2000 made by IBM Acquisition Inc. and IBM Acquisition II L.L.C. to the holders of Class A Subordinate Voting Shares and Class B Multiple Voting Shares of LGS Group Inc.

Toronto, Ontario                           (Signed) OSLER, HOSKIN & HARCOURT LLP

March 15, 2000

                        CONSENT OF CHARTERED ACCOUNTANTS

Dear Sirs:

RE: LGS GROUP INC.

    We hereby consent to the incorporation by reference in the Offers to Purchase and Circular dated March 15, 2000 and in the Registration Statement on Form S-4 of International Business Machines Corp., dated March 15, 2000, of our report as auditors dated June 4, 1999 relating to the consolidated financial statements of LGS Group Inc. as at March 31, 1999 and 1998 included in the Annual Report of LGS Group Inc. for the year ended March 31, 1999, which forms part of such Offers to Purchase and Circular and Registration Statement.

Montreal, Canada                             (Signed) PRICEWATERHOUSECOOPERS LLP

March 15, 2000                                             Chartered Accountants

                        CONSENT OF CHARTERED ACCOUNTANTS

Ontario Securities Commission

British Columbia Securities Commission

Alberta Securities Commission

Saskatchewan Securities Commission

The Manitoba Securities Commission

Commission des valeurs mobilieres du Quebec

Office of the Administrator of Securities, New Brunswick

Nova Scotia Securities Commission

Registrar of Securities, Prince Edward Island

Securities Commission of Newfoundland

Registrar of Securities, Government of Northwest Territories

Registrar of Securities, Government of The Yukon Territory

Nunavut Legal Registries

Dear Sirs:

Re: IBM Acquisition Inc.

    We refer to the Offers to Purchase and Circular dated March 15, 2000 by IBM Acquisition Inc. and IBM Acquisition II L.L.C. to the holders of Class A Shares and Class B Shares of LGS Group Inc.

    We consent to the use in the above mentioned Offers to Purchase and Circular of our auditors' report dated March 15, 2000 to the shareholder of IBM Acquisition Inc. on the balance sheet of IBM Acquisition Inc. as at March 10, 2000 included at Annex B of the Circular.

Toronto, Ontario                             (Signed) PRICEWATERHOUSECOOPERS LLP

March 15, 2000                                             Chartered Accountants

                       CONSENT OF INDEPENDENT ACCOUNTANTS

    We hereby consent to the use in the Offers to Purchase and Circular and in the Registration Statement on Form S-4 of International Business Machines Corporation of our report dated January 19, 2000 relating to the financial statements and financial statement schedule of International Business Machines Corporation, which appear in such Offers to Purchase and Circular and Registration Statement. We also consent to the references to us under the headings "Experts" in such Offers to Purchase and Circular and Registration Statement.

PRICEWATERHOUSECOOPERS LLP
New York, New York
March 15, 2000

                       CONSENT OF INDEPENDENT ACCOUNTANTS

    We hereby consent to the use in the Offers to Purchase and Circular and in the Registration Statement on Form S-4 of International Business Machines Corporation of our report dated March 14, 2000 relating to the financial statements of IBM Acquisition II L.L.C., which appears in such Offers to Purchase and Circular and Registration Statement.

PRICEWATERHOUSECOOPERS LLP
New York, New York
March 15, 2000

                            APPROVAL AND CERTIFICATE

March 15, 2000

    The foregoing contains no untrue statement of a material fact and does not omit to state a material fact that is required to be stated or that is necessary to make a statement not misleading in the light of the circumstances in which it was made. In addition, the foregoing does not contain any misrepresentation likely to affect the value or the market price of the Shares which are the subject of the Offers.

                                    IBM ACQUISITION INC.

             By: ARTHUR B. JAMES                                By: TOM GRAY
    President, Chief Executive Officer and          Chief Financial Officer and Director
                   Director

                             On behalf of the Board of Directors

             By: BELINDA C. TANG                            By: FRANK J. TURNER
            Secretary and Director                                Director

                                  IBM ACQUISITION II L.L.C.

              By: LEE A. DAYTON                            By: PATRICK J. GLENNON
                  President                             Vice President and Treasurer

                                   On behalf of the Member

            By: DONALD D. WESTFALL                           By: ANDREW BONZANI
                   Manager                                        Manager

                                    ANNEX A
                      INFORMATION CONCERNING ACQUISITIONCO


                                     INDEX


                                                                PAGE
                                                              --------
Auditors' report............................................     A-2
IBM Acquisition Inc. Balance Sheet as of March 10, 2000.....     A-3
IBM Acquisition Inc. Notes to Balance Sheet.................     A-4

                                AUDITORS' REPORT

To the Shareholder of IBM Acquisition Inc.:

    We have audited the balance sheet of IBM Acquisition Inc. as at March 10, 2000. This balance sheet is the responsibility of the Company's management. Our responsibility is to express an opinion on this balance sheet based on our audit.

    We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

    In our opinion, the balance sheet presents fairly, in all material respects, the financial position of IBM Acquisition Inc. as at March 10, 2000 in accordance with generally accepted accounting principles.

Toronto, Ontario                             (Signed) PRICEWATERHOUSECOOPERS LLP

March 15, 2000                                             Chartered Accountants

                              IBM ACQUISITION INC.

                                 BALANCE SHEET

                              AS AT MARCH 10, 2000
                             (IN CANADIAN DOLLARS)


ASSETS
  Cash......................................................   $  100
                                                               ======

SHAREHOLDER'S EQUITY
Common shares, no par value, authorized -- unlimited, issued
  and outstanding -- 100 shares.............................   $  100
                                                               ======

       The accompanying notes are an integral part of this balance sheet.


         (Signed) JOHN A. KAZANJIAN                      (Signed) FRANK J. TURNER
                  Director                                       Director

                              IBM ACQUISITION INC.

                             NOTES TO BALANCE SHEET

                              AS AT MARCH 10, 2000

NOTE 1 -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    NATURE OF BUSINESS:

    IBM Acquisition Inc. was incorporated on March 10, 2000 for the purpose of making offers to purchase the outstanding Class A Shares and outstanding
Class B Shares of LGS Group Inc., whose primary activities are conducted in Canada.

    IBM Acquisition Inc. is a wholly-owned subsidiary of 3040696 Nova Scotia Company and has no material assets or liabilities and no operating history.

    BASIS OF REPORTING:

    The balance sheet of IBM Acquisition Inc. is prepared in accordance with generally accepted accounting principles in Canada.

    The presentation of a statement of income, a statement of changes in shareholder's equity and a statement of cash flows is not included as there was no activity in the period presented, except for the issuance of common shares to 3040696 Nova Scotia Company.

NOTE 2 -- POTENTIAL CORPORATE RESTRUCTURING

    Following the successful completion of the offers noted above, the corporate organization of IBM Canada Limited, LGS Group Inc., IBM Acquisition Inc. and/or IBM Acquisition II L.L.C. may be restructured in connection with the integration of the operations of IBM Canada Limited and LGS Group Inc.

                                    ANNEX B
                        INFORMATION CONCERNING US BUYCO


                                     INDEX


                                                              PAGE(S)
                                                              --------
Report of Independent Accountants...........................    B-2
IBM Acquisition II L.L.C. Balance Sheet as of March 14,
  2000......................................................    B-3
IBM Acquisition II L.L.C. Notes to Balance Sheet............    B-4

                       REPORT OF INDEPENDENT ACCOUNTANTS

To The Member of IBM Acquisition II L.L.C.

    In our opinion, the accompanying balance sheet presents fairly, in all material respects, the financial position of IBM Acquisition II L.L.C. at March 14, 2000 in conformity with accounting principles generally accepted in the United States. This balance sheet is the responsibility of the Company's management; our responsibility is to express an opinion on this balance sheet based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.

PRICEWATERHOUSECOOPERS LLP
New York, New York
March 14, 2000

                           IBM ACQUISITION II L.L.C.

                             NOTES TO BALANCE SHEET

                              AS OF MARCH 14, 2000
                                (IN US DOLLARS)


ASSETS
  Promissory Note Receivable from International Business
    Machines Corporation....................................    $100

MEMBER'S EQUITY                                                 $100

       The accompanying notes are an integral part of this balance sheet.

       By: (Signed) DONALD D. WESTFALL                  By: (Signed) ANDREW BONZANI
                   Manager                                        Manager

                           IBM ACQUISITION II L.L.C.

                             NOTES TO BALANCE SHEET

                              AS OF MARCH 14, 2000
                                (IN US DOLLARS)

NOTE 1--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    NATURE OF BUSINESS:

    IBM Acquisition II L.L.C. was formed on March 14, 2000 for the purpose of making offers to purchase all of the outstanding Class A Subordinate Voting Shares and all of the outstanding Class B Multiple Voting Shares of LGS Group Inc., a Canadian corporation.

    IBM Acquisition II L.L.C. is a wholly-owned subsidiary of International Business Machines Corporation and has no material assets or liabilities and no operating history.

    BASIS OF REPORTING:

    The balance sheet of IBM Acquisition II L.L.C. is prepared in accordance with accounting principles generally accepted in the United States.

    The presentation of a statement of income, a statement of changes in member's equity and a statement of cash flows is not included as there was no activity in the period presented, except for the receipt of a promissory note from International Business Machines Corporation.

NOTE 2-- PROMISSORY NOTE RECEIVABLE FROM INTERNATIONAL BUSINESS MACHINES CORPORATION

    IBM Acquisition II L.L.C. holds a non-interest bearing promissory note in the amount of $100 payable on demand from International Business Machines Corporation relating to the initial capitalization of IBM Acquisition II L.L.C.

NOTE 3--POTENTIAL CORPORATE RESTRUCTURING

    Following the successful completion of the offers noted above, the organization of IBM Acquisition II L.L.C. may be restructured.

                        THE DEPOSITARY FOR THE OFFERS IS

                           CIBC MELLON TRUST COMPANY

                             FOR DELIVERY BY MAIL:

                           CIBC MELLON TRUST COMPANY

                                 P.O. Box 1036
                         Adelaide Street Postal Station
                                Toronto, Ontario
                                    M5C 2K4
                          Attention: Special Projects
                           Telephone: 1-416-643-5500
                           Toll Free: 1-800-387-0825
                        E-Mail: inquiries@cibcmellon.ca

                        FOR DELIVERY BY HAND OR COURIER:

                           CIBC Mellon Trust Company
                                 199 Bay Street
                              Commerce Court West
                                Securities Level
                                Toronto, Ontario
                                    M5L 1G9
                           Attention: Courier Window

                   MONTREAL                                      VANCOUVER
            2001 University Street                              16(th) Floor
                 16(th) Floor                            1066 West Hastings Street
                 Montreal, PQ                                  Vancouver, BC
                   H3A 2A6                                        V6E 3X1

      OFFICE OF THE US INFORMATION AGENT             OFFICE OF THE US INFORMATION AGENT
             UNTIL MARCH 31, 2000                         EFFECTIVE APRIL 1, 2000

    ChaseMellon Consulting Services L.L.C.         ChaseMellon Consulting Services L.L.C.
    450 West 33(rd) Street, 14(th) Floor                44 Wall Street, 7(th) Floor
              New York, NY 10001                            New York, NY 10005
          Toll Free: 1-877-698-6869                      Toll Free: 1-877-698-6869

                              OFFICE OF THE US FORWARDING AGENT

                           ChaseMellon Shareholder Services L.L.C.
                                 120 Broadway, 13(th) Floor
                                     New York, NY 10271

                                  THE DEALER MANAGERS ARE:

                 IN CANADA:                                IN THE UNITED STATES:
           CIBC World Markets Inc.                       CIBC World Markets Corp.
        600 de Maisonneuve Blvd. West                      425 Lexington Avenue
                31(st) Floor                                    6(th) Floor
              Montreal, Quebec                              New York, NY 10017
                   H3A 3J2                               Telephone: 1-212-856-3680
          Telephone: 1-514-847-6506

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    OUR BY-LAWS (ARTICLE VI, SECTION 6) PROVIDE THE FOLLOWING:

    "The Corporation shall, to the fullest extent permitted by applicable law as in effect at any time, indemnify any person made, or threatened to be made, a party to an action or proceeding whether civil or criminal (including an action or proceeding by or in the right of the Corporation or any other corporation of any type or kind, domestic or foreign, or any partnership, joint venture, trust, employee benefit plan or other enterprise, for which any director or officer of the Corporation served in any capacity at the request of the Corporation), by reason of the fact that such person or such person's testator or intestate was a director or officer of the Corporation, or served such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity, against judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys' fees actually and necessarily incurred as a result of such action or proceeding, or any appeal therein. Such indemnification shall be a contract right and shall include the right to be paid advances of any expenses incurred by such person in connection with such action, suit or proceeding, consistent with the provisions of applicable law in effect at any time. Indemnification shall be deemed to be "permitted' within the meaning of the first sentence hereof if it is not expressly prohibited by applicable law as in effect at the time."

    Our Certificate of Incorporation (Article ELEVEN) provides the following:

    "Pursuant to Section 402(b) of the Business Corporation Law of the State of New York, the liability of the Corporation's directors to the Corporation or its stockholders for damages for breach of duty as a director shall be eliminated to the fullest extent permitted by the Business Corporation Law of the State of New York, as it exists on the date hereof or as it may hereafter be amended. No amendment to or repeal of this Article shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal."

    With certain limitations, Sections 721 through 726 of the New York Business Corporation Law permit a corporation to indemnify a director or officer made a party to an action (i) by a corporation or in its right in order to procure a judgment in its favor unless he shall have breached his duties, or (ii) other than an action by or in the right of the corporation in order to procure a judgment in its favor, if such director or officer acted in good faith and in a manner he reasonably believed to be in or, in certain cases not opposed to such corporation's interest and additionally, in criminal actions, had no reasonable cause to believe his conduct was unlawful.

    In addition, we maintain directors' and officers' liability insurance policies.

UNDERTAKINGS.

    The undersigned registrant hereby undertakes:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement (other than as provided in the proviso and instructions to Item 512(a) of Regulation S-K) (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

    (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (4) If the registrant is a foreign private issuer, to file a post-effective amendment to the registration statement to include any financial statements required by Rule 3-19 of this chapter at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, PROVIDED, that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Rule 3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

    (5) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to
Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (6) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such officer, director or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether or not such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


    (7) To respond to requests for information that is incorporated by reference into the prospectus within one business day of receipt of such request, and to send the documents by first class mail or equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.


    (8) To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Armonk, State of New York, on April 4, 2000.


                                                       INTERNATIONAL BUSINESS MACHINES CORPORATION

                                                       By:              /s/ ANDREW BONZANI
                                                            -----------------------------------------
                                                              Assistant Secretary and Senior Counsel

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


                      SIGNATURE                                   TITLE                    DATE
                      ---------                                   -----                    ----
                                                       Chairman of the Board and
                          *                              Chief Executive Officer
     -------------------------------------------         (Principal Executive         April 4, 2000
               Louis V. Gerstner, Jr.                    Officer)

                                                       Senior Vice President and
                          *                              Chief Financial Officer
     -------------------------------------------         (Principal Financial         April 4, 2000
                    John R. Joyce                        Officer)

                          *                            Vice President and
     -------------------------------------------         Controller (Principal        April 4, 2000
                   Mark Loughridge                       Accounting Officer)

                          *
     -------------------------------------------       Director                       April 4, 2000
                  Cathleen P. Black

                          *
     -------------------------------------------       Director                       April 4, 2000
                 Kenneth I. Chenault

                          *
     -------------------------------------------       Director                       April 4, 2000
                 Nannerl O. Keohane

                          *
     -------------------------------------------       Director                       April 4, 2000
                  Charles F. Knight

                      SIGNATURE                                   TITLE                    DATE
                      ---------                                   -----                    ----
                          *
     -------------------------------------------       Director                       April 4, 2000
                   Minoru Makihara

                          *
     -------------------------------------------       Director                       April 4, 2000
                    Lucio A. Noto

                          *
     -------------------------------------------       Director                       April 4, 2000
                  John B. Slaughter

                          *
     -------------------------------------------       Director                       April 4, 2000
                    Alex Trotman

                          *
     -------------------------------------------       Director                       April 4, 2000
               Lodewijk C. van Wachem

     -------------------------------------------       Director
                   Charles M. Vest


*By:                   /s/ ANDREW BONZANI
             --------------------------------------
                         Andrew Bonzani
                        ATTORNEY-IN-FACT

                               INDEX TO EXHIBITS


      EXHIBITS
---------------------
         5.1            Opinion regarding the legality of the securities being
                          issued

         8.1*           Opinion of Osler, Hoskin & Harcourt LLP regarding certain
                          tax matters (included in the document under the heading
                          "Canadian Federal Income Tax Considerations")

        10.1*           Support Agreement dated as of February 15, 2000, among IBM
                          Canada Limited,
                          Mr. Raymond Lafontaine, Mr. Andre Gauthier, 115523 Canada
                          Inc. and 15525 Canada Inc.

        10.2*           Co-Operation Agreement dated as of March 14, 2000 among
                          International Business Machines Corporation, IBM Canada
                          Limited, IBM Acquisition II L.L.C. and IBM Acquisition
                          Inc.

        10.3            Support Agreement dated as of April 4, 2000 among
                          International Business Machines Corporation, 3040696 Nova
                          Scotia Company and IBM Acquisition Inc.

        10.4            Exchange Trust Agreement dated as of April 4, 2000 among
                          International Business Machines Corporation, 3040696 Nova
                          Scotia Company, IBM Acquisition Inc. and CIBC Mellon Trust
                          Company

        23.1*           Consent of Osler, Hoskin & Harcourt LLP (included as page 71 of the document)

        23.2            Consents of PricewaterhouseCoopers LLP

        24.1*           Powers of Attorney


------------


*   Previously filed.